EXECUTION VERSION STOCK AND ASSET PURCHASE AGREEMENT by and between PELOTON INTERACTIVE, INC. and AMER SPORTS CORPORATION Dated as of December 21, 2020

-i- TABLE OF CONTENTS Page ARTICLE I DEFINITIONS; INTERPRETATION ........................................................................1 Section 1.1 Defined Terms .............................................................................................1 Section 1.2 Other Definitions .......................................................................................13 ARTICLE II THE SALE ...............................................................................................................15 Section 2.1 Sale and Purchase ......................................................................................15 Section 2.2 Closing Purchase Price ..............................................................................16 Section 2.3 Closing .......................................................................................................16 Section 2.4 Closing Statement ......................................................................................17 Section 2.5 Post-Closing Statements ............................................................................18 Section 2.6 Reconciliation of Initial Closing Statement ...............................................18 Section 2.7 Post-Closing Adjustment ...........................................................................20 Section 2.8 Withholding ...............................................................................................20 ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS ...........................................................................................................................21 Section 3.1 Organization and Qualification ..................................................................21 Section 3.2 Authority Relative to this Agreement ........................................................21 Section 3.3 No Conflicts ...............................................................................................22 Section 3.4 Ownership of Shares; Title ........................................................................22 Section 3.5 No Additional Representation or Warranties .............................................22 ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATED TO THE TRANSFERRED ENTITIES.............................................................................................22 Section 4.1 Organization of the Transferred Entities ....................................................23 Section 4.2 Due Authorization ......................................................................................23 Section 4.3 No Conflict.................................................................................................23

| | | |
|---|---|---|
| Section 4.4 | Governmental Consents | 23 |
| Section 4.5 | Capitalization of the Transferred Entities | 24 |
| Section 4.6 | Financial Statements | 24 |
| Section 4.7 | Undisclosed Liabilities | 25 |
| Section 4.8 | Litigation and Proceedings | 26 |
| Section 4.9 | Legal Compliance | 27 |
| Section 4.10 | Contracts; No Defaults | 28 |
| Section 4.11 | Benefit Plans | 31 |
| Section 4.12 | Employees; Labor Matters | 33 |
| Section 4.13 | Taxes | 34 |
| Section 4.14 | Sufficiency of Assets | 36 |
| Section 4.15 | Insurance | 37 |
| Section 4.16 | Licenses, Permits and Authorizations | 37 |
| Section 4.17 | Real Property | 37 |
| Section 4.18 | Intellectual Property | 38 |
| Section 4.19 | Privacy and Data Security | 41 |
| Section 4.20 | Environmental Matters | 44 |
| Section 4.21 | Absence of Changes | 44 |
| Section 4.22 | Interested-Party Matters | 45 |
| Section 4.23 | Intercompany Arrangements | 45 |
| Section 4.24 | Significant Customers and Suppliers | 45 |
| Section 4.25 | Business Products | 46 |
| Section 4.26 | Brokers' Fees | 46 |
| Section 4.27 | Export Control Laws | 46 |
| Section 4.28 | No Additional Representation or Warranties | 47 |

-ii-

-iii- ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING PURCHASER ....................................................................................................................47 Section 5.1 Organization and Qualification ..................................................................47 Section 5.2 Authority Relative to this Agreement ........................................................47 Section 5.3 Consents and Approvals; No Violations ....................................................47 Section 5.4 Litigation ....................................................................................................48 Section 5.5 Brokers .......................................................................................................48 Section 5.6 Financing....................................................................................................48 Section 5.7 Solvency .....................................................................................................48 Section 5.8 Investment Decision...................................................................................48 Section 5.9 Independent Investigation ..........................................................................49 Section 5.10 No Other Representations or Warranties; No Reliance .............................49 ARTICLE VI COVENANTS OF THE PARTIES ........................................................................50 Section 6.1 Access to Books and Records ....................................................................50 Section 6.2 Confidentiality ...........................................................................................51 Section 6.3 Required Actions .......................................................................................52 Section 6.4 Conduct of Business ..................................................................................54 Section 6.5 Consents .....................................................................................................57 Section 6.6 Intellectual Property Assignment ...............................................................57 Section 6.7 Public Announcements ..............................................................................58 Section 6.8 Intercompany Accounts; Cash ...................................................................58 Section 6.9 Termination of Intercompany Arrangements.............................................58 Section 6.10 Guarantees; Commitments .........................................................................58 Section 6.11 Insurance; Director and Officers Indemnification and Insurance ..............59 Section 6.12 Litigation Support ......................................................................................62 Section 6.13 Misallocated Assets and Misdirected Payments ........................................63

-iv- Section 6.14 Parent Names .............................................................................................64 Section 6.15 Non-Solicitation .........................................................................................64 Section 6.16 Resignations ...............................................................................................65 Section 6.17 Pre-Closing Restructuring ..........................................................................65 Section 6.18 Release of Liens; Other Actions ................................................................65 Section 6.19 Transition Services Agreement ..................................................................65 Section 6.20 R&W Insurance Policy ..............................................................................65 ARTICLE VII EMPLOYEE MATTERS COVENANTS .............................................................66 Section 7.1 Business Employee List .............................................................................66 Section 7.2 Continuation of Employment .....................................................................66 Section 7.3 Wrong Pocket Employees ..........................................................................66 Section 7.4 Terms and Conditions of Employment ......................................................67 Section 7.5 Service Credit.............................................................................................67 Section 7.6 Health Coverages .......................................................................................67 Section 7.7 Accrued Vacation, Sick Leave and Personal Time ....................................67 Section 7.8 Collective Bargaining Agreements ............................................................68 Section 7.9 Precor Cash Plan ........................................................................................68 Section 7.10 Seller Benefit Plans; Transferred Entity Benefit Plans ..............................68 Section 7.11 No Third-Party Beneficiaries .....................................................................68 ARTICLE VIII TAX MATTERS ..................................................................................................69 Section 8.1 Purchase Price Allocation ..........................................................................69 Section 8.2 Cooperation and Exchange of Information ................................................70 Section 8.3 Preparation and Filing of Returns ..............................................................71 Section 8.4 Straddle Period ...........................................................................................71 Section 8.5 Closing of Tax Period ................................................................................71

-v- Section 8.6 Tax Treatment of Payments .......................................................................72 Section 8.7 Post-Closing Tax Covenant .......................................................................72 Section 8.8 Transfer Taxes ...........................................................................................72 Section 8.9 Refunds ......................................................................................................72 Section 8.10 338(h)(10) Election and Tax Adjustment. .................................................73 ARTICLE IX CONDITIONS TO OBLIGATIONS TO CLOSE ..................................................74 Section 9.1 Conditions to Obligation of Each Party to Close .......................................74 Section 9.2 Conditions to Purchaser’s Obligation to Close ..........................................75 Section 9.3 Conditions to Parent’s Obligation to Close ...............................................75 ARTICLE X TERMINATION ......................................................................................................76 Section 10.1 Termination ................................................................................................76 Section 10.2 Notice of Termination ................................................................................77 Section 10.3 Effect of Termination .................................................................................77 Section 10.4 Extension; Waiver ......................................................................................77 ARTICLE XI GENERAL PROVISIONS .....................................................................................77 Section 11.1 Interpretation; Absence of Presumption ....................................................77 Section 11.2 Headings; Definitions ................................................................................79 Section 11.3 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial ................79 Section 11.4 Entire Agreement .......................................................................................80 Section 11.5 No Third-Party Beneficiaries .....................................................................80 Section 11.6 Expenses ....................................................................................................80 Section 11.7 Notices .......................................................................................................80 Section 11.8 Successors and Assigns..............................................................................81 Section 11.9 Amendments and Waivers .........................................................................81 Section 11.10 Severability ................................................................................................81

-vi- Section 11.11 Specific Performance .................................................................................82 Section 11.12 No Admission ............................................................................................82 Section 11.13 No Survival of Representations and Warranties ........................................82 Section 11.14 Legal Representation .................................................................................83 Section 11.15 No Recourse Against Non-Parties .............................................................83 Section 11.16 Counterparts ...............................................................................................84 EXHIBITS Exhibit A Specific Policies Exhibit B Working Capital Schedule Exhibit C Form of Transition Services Agreement Exhibit D Form of Intellectual Property Assignment Exhibit E Form of Business Transfer Agreement SCHEDULES Schedule I The Sellers Schedule II Transferred Companies

STOCK AND ASSET PURCHASE AGREEMENT This STOCK AND ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of December 21, 2020, is by and between Amer Sports Corporation, a corporation incorporated under the laws of Finland (“Parent”), and Peloton Interactive, Inc., a Delaware corporation (“Purchaser”). RECITALS WHEREAS, Parent holds, directly and indirectly, through certain of its Subsidiaries (each such Subsidiary listed on Schedule I, a “Seller,” and, collectively, the “Sellers”), the Equity Interests of the entities listed on Schedule II hereto (each of the companies listed on Schedule II, a “Transferred Company,” and, collectively, the “Transferred Companies” and together with each of the companies listed on Schedule II under the heading “Transferred Subsidiaries,” each a “Transferred Entity” and collectively the “Transferred Entities”); WHEREAS, the Sellers desire to sell, transfer and assign, and Purchaser, through itself and one or more of its direct or indirect Subsidiaries, desires to purchase and assume, and all of the Sellers’ right, title and interest in and to the Equity Interests of the Transferred Companies (the “Shares”) for the consideration set forth in Section 2.2, subject to the terms and conditions of this Agreement; WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Purchaser’s willingness to enter into this Agreement, each Key Employee shall have accepted and delivered to Purchaser an executed copy of an offer letter to be entered into with Purchaser, together with Purchaser’s form of proprietary information and invention assignment agreement; and WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement. NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: ARTICLE I DEFINITIONS; INTERPRETATION Section 1.1 Defined Terms. For the purposes of this Agreement, the following terms shall have the following meanings: “Accounting Principles” means (i) the specific policies set forth on Exhibit A (“Specific Policies”), (ii) to the extent not addressed in clause (i), the accounting principles, methods, policies, practices, procedures, classifications, categorizations and definitions actually applied in preparing the Business Financial Statements and (iii) to the extent not addressed in clauses (i) or (ii), IFRS.

-2- For the avoidance of doubt, clause (i) shall take precedence over clauses (ii) and (iii), and clause (ii) shall take precedence over clause (iii). “Action” means any judicial or administrative claim, action, suit, arbitration, litigation or proceeding by or before any Governmental Entity. “Affiliate” means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls, is controlled by or is under common control with such Person; provided that, from and after the Closing, (a) none of the Transferred Entities shall be considered an Affiliate of the Sellers or any of the Sellers’ Affiliates and (b) none of the Sellers nor any of the Sellers’ Affiliates shall be considered an Affiliate of any Transferred Entity. “AML Laws” mean all applicable Laws, Orders, executive orders, ordinances, directives, regulations, statutes, case law or treaties concerning or related to terrorism financing or money laundering, including the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., as amended by the USA PATRIOT Act, and its implementing regulations, the Money Laundering Control Act, 18 U.S.C. §§ 1956 and 1957, and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any relevant Governmental Entity. “Ancillary Agreements” means any agreement or other executed document necessary for the completion of the Transactions, including the Transition Services Agreement, Intellectual Property Assignment and each Business Transfer Agreement. “Antitrust Laws” means the HSR Act, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the Federal Trade Commission Act of 1914 and any other United States federal or state or foreign statutes, rules, regulations, Orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition. “Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), and each employment agreement, individual consulting or independent contractor agreement, cash or equity-based bonus incentive or commission arrangement, termination or unemployment arrangement, change in control, severance or retention arrangement, vacation or paid time off plan, policy or agreement, deferred compensation, pension or retirement plan, or accrued leave, health or welfare plan, policy or agreement or other similar plan, policy, agreement or arrangement (whether written or unwritten, insured or self-insured) that is sponsored, maintained or contributed to or required to be contributed to by any of the Transferred Entities or by a member of the Parent Group for the benefit of any Transferred Entity Employee or their beneficiaries (excluding any plan, program, or arrangement sponsored by a Governmental Entity). “Business” means the business of manufacturing, distributing, providing, servicing and selling of cardiovascular and strength-building exercise machines, fitness equipment, fitness structures, and associated fitness accessories, technical and digital services, which includes Precor-, Queenax-, Icarian- and Cardio Theater-branded products, Preva-branded services, and products under other third-party brands set forth on Section 1.1(a) of the Parent Disclosure

-3- Schedule pursuant to Third Party Intellectual Property Rights, in each case, as conducted and as proposed to be conducted as of the Closing by the Transferred Entities. “Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York or Helsinki, Finland are required or authorized by Law to be closed. “Business Employee” means each (i) employee of the Transferred Entities and (ii) each employee of Parent, the Sellers, any of their Affiliates (other than the Transferred Entities), in each case, that is primarily dedicated to the Business; provided, that, notwithstanding the foregoing, in no event shall any of the individuals set forth on Section 1.1(b) of the Parent Disclosure Schedule be a “Business Employee”. “Business Intellectual Property” means any and all Owned Intellectual Property and any and all Third Party Intellectual Property Rights used in or necessary for the operation of the Business. “Business Material Adverse Effect” means any effect, change, event, state of fact, development, circumstance or condition which when considered individually or in the aggregate with all other effects, changes, events, state of facts, developments, circumstances or conditions has materially and adversely affected the business, condition (financial or otherwise) or results of operations of the Transferred Entities, taken as a whole; provided, however, that none of the following (or the results thereof) shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, or may be, a Business Material Adverse Effect: (i) the effect of any change in the United States or foreign economies or securities, financial, banking or credit markets (including changes in interest or exchange rates) or geopolitical conditions in general; (ii) the effect of any change that generally affects any industry in which any of the Transferred Entities operates; (iii) the effect of any change arising in connection with natural disasters or acts of nature, hostilities, acts of war, sabotage, riots or terrorism or military actions or any escalation or worsening of any such hostilities, acts of war, sabotage, riots or terrorism or military actions; (iv) the effect of any epidemic, pandemic or disease outbreak (including the COVID-19 Pandemic) or any COVID-19 Measures, curfews or other restrictions that relate to, or arise out of, any epidemic, pandemic or disease outbreak (including the COVID-19 Pandemic) or material worsening of such conditions threatened or existing as of the date of this Agreement; (v) the failure of the Transferred Entities to meet any of their internal projections (provided that any underlying reason for such failure shall be taken into account in determining whether a Business Material Adverse Effect has occurred); (vi) any effect resulting from the announcement of this Agreement (including by reason of the identity of Purchaser), compliance with the terms of this Agreement or the consummation of the Transactions; (vii) the effect of any changes or proposed changes in IFRS or applicable Laws, or standards, interpretations or enforcement thereof; (viii) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Entity affecting a national or federal government as a whole; or (ix) any actual or potential break-up of any existing political or economic union of or within any country or countries or any actual or potential exit by any country or countries from, or suspension or termination of its or their membership in, any such political or economic union; provided, however, that with respect to the foregoing clauses (i) through (iii) and (vii) through (ix), any such effect shall not be disregarded

-4- in determining whether a “Business Material Adverse Effect” has occurred if (and then only to the extent) it disproportionately impacts the Transferred Entities and their respective businesses in comparison to other participants in the industries and geographic regions in which the Transferred Entities operate. “Business Products” means all products and services that are manufactured, distributed, provided, sold or offered for sale in connection with the operation of the Business by or on behalf of the Sellers and/or the Transferred Entities. “Business Registered IP Rights” means any United States, international and foreign (a) Patents, (b) Marks, (c) domain names, (d) Copyrights, and (e) any other intellectual property rights, in each case of (a) through (e), that are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity and that are included in the Owned Intellectual Property. “Business Source Code” means any source code included in the Business Products or otherwise in the Owned Intellectual Property. “Calculation Time” means immediately prior to the Closing. “Cash” means, as of any time of determination, without duplication, (i) the aggregate amount of all cash and cash equivalents of the Transferred Entities (including freely marketable securities, short-term investments and other liquid investments), plus (ii) all deposits in transit or amounts held for deposit that have not yet cleared, other wire transfers and drafts deposited or received and available for deposit, minus (iii) outstanding checks, transfers and drafts. “Closing Cash Amount” means the amount of Cash as of the Calculation Time. “Closing Indebtedness Amount” means the amount of Indebtedness as of the Calculation Time. “Closing Transaction Expense Amount” means the amount of Transaction Expenses, to the extent unpaid as of the Calculation Time. “Closing Working Capital Amount” means the amount of Working Capital as of the Calculation Time. “Code” means the U.S. Internal Revenue Code of 1986. “Collective Bargaining Agreement” means any collective bargaining agreement or other Contract with a labor union, works council or labor organization that covers any Business Employee in connection with their employment with Parent, the Sellers, the Transferred Entities or any of their Affiliates. “Confidentiality Agreement” means the confidentiality agreement, dated as of August 27, 2020, by and between Parent and Purchaser.

-5- “Contract” means any legally binding lease, contract, license, arrangement, option, instrument, purchase order or other agreement, other than a Permit or Benefit Plan. “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise (and the terms “controlled by,” “controls,” “controlling” and “under common control with” shall have correlative meanings). “Controlled Group Liability” means any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, and (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, , other than such liabilities that arise solely out of, or relate solely to, plans directly sponsored by Parent, the Sellers and their respective Affiliates. “COVID-19” means the novel coronavirus disease 2019 caused by SARS-CoV-2. “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or response to the COVID-19 Pandemic, including the CARES Act and Families First Act. “COVID-19 Pandemic” means the COVID-19 pandemic, including any future resurgence or evolutions or mutations thereof and/or any related or associated disease outbreaks, epidemics and/or pandemics. “Environmental, Health and Safety Laws” means all Laws in effect on or prior to the Closing Date concerning worker/occupational health and safety or pollution or protection of the environment, including all those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control or other action or failure to act involving cleanup of any Hazardous Materials. For the avoidance of doubt, Environmental, Health and Safety Laws shall not cover the COVID-19 Pandemic. “Equity Interest” means, with respect to any Person, (a) any capital stock, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person and (b) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation which would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including any interest, the value of which is in any way based on, linked to or derived from any interest described in (a), including stock appreciation, phantom stock, profit participation or other similar rights). “ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated, and rulings issued thereunder.

-6- “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. “Fraud” means an actual and intentional fraud committed by a party to this Agreement with respect to any statement made in this Agreement or an Ancillary Agreement, as applicable, with specific intent to deceive and mislead another party hereto and to induce such party to enter into this Agreement; provided, that such party had actual knowledge (as opposed to any claim based on constructive knowledge, negligent or reckless misrepresentation or similar theory) of the falsity of any statement made in this Agreement or an Ancillary Agreement, as applicable, with a specific intention to induce another party to act or refrain from acting in reliance upon it and causing that party to rely thereon and causing such party to suffer actual damages by reason of such reliance. “Government Official” means (a) any official, employee, agent or Representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (b) any political party, political party official or candidate for political office, (c) any official, employee, agent or Representative of, or any Person acting in an official capacity for or on behalf of, a company, business, enterprise or other entity owned, in whole or in part, or controlled by any Governmental Entity or (d) any official, employee, agent or Representative of, or any Person acting in an official capacity for or on behalf of, a public international organization. “Governmental Entity” means any foreign, domestic, supranational, federal, territorial, state or local governmental entity, quasi-governmental entity, court, tribunal, judicial or arbitral body, commission, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency, or any political or other subdivision, department or branch of any of the foregoing. “Governmental Plan” means any plan, program, or arrangement sponsored by a Governmental Entity and to which a Transferred Entity is required to make contributions. “Hazardous Material” means any substance, material or waste that is defined, listed or classified under Environmental, Health and Safety Law as a “contaminant”, “pollutant”, “toxic substance”, “toxic material”, “hazardous waste” or “hazardous substance” or words of similar meaning and regulatory effect thereunder. For the avoidance of doubt, Hazardous Material shall not include the COVID-19 Pandemic. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder. “IFRS” means International Financial Reporting Standards, International Accounting Standards and interpretations of those standards issued by the International Accounting Standards Board and the International Financial Reporting Interpretations Committee and their predecessor bodies as applied in Finland. “Indebtedness” means, without duplication, all obligations of the Transferred Entities (including all principal, accrued or unpaid interest, unpaid fees or expenses, prepayment and

-7- redemption premiums or penalties and breakage costs and other monetary obligations, in each case, to the extent actually payable in connection with the Closing) in respect of: (a) any indebtedness for money borrowed from Persons other than the Transferred Entities, (b) any obligations of any Transferred Entity in respect of letters of credit, surety bonds, performance bonds or bank guarantees, in each case to the extent funds have been drawn and are payable thereunder, (c) all obligations under finance leases by any Transferred Entity as lessee that are required to be classified as a finance lease in accordance with IFRS 16, but excluding any obligations associated with leases classified as operating leases in the Business Financial Statements, (d) any unfunded, underfunded, exit or penalty or other liabilities of any Transferred Entity pursuant to any severance, retirement, gratuity, termination indemnity, pension or deferred compensation plan or arrangement, (e) the deferred or unpaid purchase price under conditional sale of property, assets, securities, services or other similar agreements, including any and all Tax- related contingent purchase price payments, sellers notes, earn-outs or other contingent purchase price obligations, calculated as the maximum amount payable under or pursuant to such obligation, (f) any employment Taxes deferred pursuant to Section 2302 of the CARES Act or IRS Notice 2020-65 and (g) all guaranties, endorsements, and assumptions of the Transferred Entities in respect of, or to purchase or to otherwise acquire, any of the obligations of the kind described in any of the clauses (a) through (f) appertaining to third parties; provided that Indebtedness shall not include (1) any intercompany accounts between Transferred Entities, (2) any intercompany accounts between a Transferred Entity and any member of the Parent Group, to the extent settled or eliminated as of the Closing (but shall include any such amounts to the extent not so settled or eliminated), (3) any Liabilities included in the calculation of Working Capital or Transaction Expenses and (4) any Lease Recourse Liabilities and the Guarantees listed on Section 6.10(a) of the Parent Disclosure Schedule. “Intellectual Property” means any intellectual property rights arising out of the following: (i) patents and patent applications and all reissues, divisionals, re-examinations, renewals, extensions, revisions, continuations and continuations-in-part thereof (collectively, “Patents”); (ii) trademarks, service marks, trade names, brands, corporate names, logos, slogans and other indicia of source or origin, including all registrations, applications for registration and renewals thereof, and all goodwill associated with any of the foregoing (collectively, “Marks”); (iii) copyrights, mask works, and other works of authorship, moral rights, and registrations and applications for registration thereof (collectively, “Copyrights”); (iv) domain names; (v) trade secrets and other confidential or proprietary information, including confidential or proprietary know-how, processes, techniques, technologies, methods, algorithms, industrial models, research and development information, drawings, specifications, designs, molds, plans, proposals, technical data, financial and marketing plans, pricing and cost information and customer and supplier lists and information; and (vi) rights in computer software, data, and databases. “Intellectual Property Assignment” means the Intellectual Property Assignment to be entered into at the Closing, substantially in the form of Exhibit D hereto. “International Transferred Entity Benefit Plan” means a Transferred Entity Benefit Plan that covers Transferred Entity Employees located primarily outside the United States. “IRS” means the U.S. Internal Revenue Service.

-8- “Key Employees” means the Business Employees listed on Schedule 1.1(K-1). “Knowledge of Purchaser” means the actual (and not deemed, imputed or constructive) knowledge, without inquiry or investigation, of the Persons listed on Section 1.1(K) of the Purchaser Disclosure Schedule, none of whom, for the sake of clarity and the avoidance of doubt, shall have any personal liability or obligations regarding such knowledge. “Knowledge of Sellers” means the knowledge, without inquiry or investigation, of each of the Persons listed on Schedule 1.1(K-2), none of whom, for the sake of clarity and the avoidance of doubt, shall have any personal liability or obligations regarding such knowledge. “Law” means any federal, state, local, foreign or supranational law, statute, regulation, ordinance, rule, Order or decree by any Governmental Entity. “Liability” means all indebtedness, obligations and other liabilities, whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due, including any fines, penalties, losses, costs, interest, charges, expenses, damages, assessments, deficiencies, judgments, awards or settlements. “Liens” means all liens, mortgages, pledges, deeds of trusts, charges, security interests, easements, covenants, restrictions on transfer (other than restrictions on transfer arising under applicable securities Laws) or other similar encumbrances, adverse claims or interests of any kind. “Order” means any judgment, writ, injunction, stipulation, award, determination, decision, rule, preliminary or permanent injunction, temporary restraining order, decree, or other order. “Ordinary Course of Business” means the ordinary course of operations of the Business. “Organizational Documents” means, with respect to a Person, the certificate of incorporation, bylaws or equivalent governing documents, as applicable, of such Person. “Owned Intellectual Property” means any and all Intellectual Property that is owned, or purported to be owned, by the Transferred Entities, which includes the Transferred Intellectual Property. “Parent Group” means Parent and the Sellers and their respective Affiliates (other than any Transferred Entity). “Permits” means all licenses, permits, franchises, approvals, certificates, permissions, clearances, qualifications, registrations, authorizations, consents or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law. “Permitted Liens” means (a) statutory Liens of landlords and mechanics’, carriers’, workmen’s, repairmen’s, warehousemen’s, materialmen’s or other like Liens arising or incurred in the Ordinary Course of Business, (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business, (c) Liens for Taxes that are not yet due and payable or that are being contested in good

-9- faith by appropriate Actions and for which there are adequate reserves on the Business Financial Statements, (d) leases, subleases and similar agreements with respect to the Business Leased Real Property, (e) easements, covenants, rights-of-way, restrictions of record and other similar charges not materially interfering with the Business as a whole, (f) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance or other types of social security, (g) Liens not created by Parent or any of its Subsidiaries that affect the underlying fee interest of any Business Leased Real Property, (h) non-exclusive licenses granted in respect of Intellectual Property in the Ordinary Course of Business, and (i) purchase money security interests, equipment leases or similar financing arrangements. “Person” means an individual, partnership (general or limited), corporation, limited liability company, joint venture, association or other form of business organization (whether or not regarded as a legal entity under applicable Law), trust or other entity or organization, including a Governmental Entity or works council. “Personal Information” means, (a) any definition provided by Seller for any similar term (e.g., “personally identifiable information” or “PII”) in any Seller Privacy Policies, and (b) all information regarding or reasonably capable of being associated with an individual person or device, including (i) information relating to an identified or identifiable individual, including name, identification number (including customer rewards number), physical address, telephone number, email address, financial account number or government-issued identifier (including Social Security number and driver’s license number), medical, health or insurance information, economic data, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, and any other data used or intended to be used to identify, contact or precisely locate an individual (e.g., geolocation data), (ii) any data regarding an individual’s activities online or on a mobile device or other application and (iii) internet protocol addresses, unique device identifiers or other persistent identifiers. “Personal Information” may relate to any individual, including a current, prospective or former customer or employee of any Person. Personal Information includes information in any form, including paper, electronic and other forms. “PI Databases” means the sale, transfer, assignment, conveyance, and delivery to Purchaser of (a) Personal Information or (b) any data or information in electronic or other database containing (in whole or in part) Personal Information, in each case, collected and maintained by or for the Sellers as of the Closing Date. “Post-Closing Tax Period” means any taxable period beginning after the Closing Date, and, in the case of any Straddle Period, the portion of such period beginning after the Closing Date. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, for any Straddle Period, the portion through the end of the Closing Date. “Privacy Laws” means all applicable Laws applicable to Personal Information, including but not limited to the General Data Protection Regulation (EU) 2016/679, the California Consumer Protection Act, Gramm Leach Bliley, Children’s On-Line Privacy Protection Act, biometric laws, PCI rules, NIST Privacy Framework, and Laws relating to direct marketing and advertising, profiling and tracking, e-mail, messaging and/or telemarketing.

-10- “Process” or “Processing” means, with respect to data, any operation or set of operations such as collection, recording, organization, structuring, storage, adaptation, enhancement, enrichment or alteration, retrieval, consultation, analysis, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction. “Purchaser Material Adverse Effect” means any event, change, development or effect that is or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the consummation by Purchaser of the Sale. “Release” means, with respect to Hazardous Materials, any spill, emission, leaking, pumping, pouring, injection, escaping, disposal, discharge, dumping or leaching into the environment. “Representatives” of a Person means any Affiliate of such Person and its and their respective officers, directors, employees, agents, financial advisors, attorneys, accountants and other advisors and representatives. “Retained Businesses” means the businesses of the Parent Group and its Affiliates (other than the Business). “Retained Intellectual Property” means all Intellectual Property of the Parent Group that is not Business Intellectual Property. “Sanctioned Person” means any Person: (a) listed on any Sanctions Laws-related list of designated or blocked persons, including the OFAC list of “Specially Designated Nationals and Blocked Persons”; (b) resident in or organized under the Laws of a country or territory that is the subject of comprehensive restrictive Sanctions Laws from time to time (which includes, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); (c) that is the subject or target of any Sanctions; (d) with which any party is prohibited from dealing or otherwise engaging in any transaction by any Sanctions; or (e) majority-owned by any of the foregoing. “Sanctions” means all applicable U.S. and non-U.S. Laws relating to economic sanctions, financial sanctions, sectoral sanctions, trade sanctions, trade embargoes, anti-terrorism Laws and other sanctions Laws, regulations or embargoes, including, without limitation, the Laws administered or enforced by the United States (including by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing executive order), the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or any other relevant Governmental Entity. “Seller Benefit Plan” means each Benefit Plan that is not a Transferred Entity Benefit Plan. “Seller Data” means all data collected, generated, or received in connection with the operation of the Business, including Seller-Licensed Data, Seller-Owned Data and Personal Information. “Seller Data Agreement” means any Contract involving Seller Data to which Sellers are a party or is bound by.

-11- “Seller Material Adverse Effect” means any event, change, development or effect that is or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the consummation by the Sellers of the Transactions. “Seller Privacy Policies” means, collectively, any and all (a) of the data protection, data usage, data privacy and security policies of Sellers, whether applicable internally, or published on Seller websites or otherwise made available by Sellers to any Person and (b) industry self- regulatory obligations. “Seller-Licensed Data” means all data that is Processed by Sellers which is owned, held, collected, or purported to be owned, held or collected by a third party. “Seller-Owned Data” means each element of data collected, generated, or received and that Sellers own, hold or control or purport to own, hold or control. Seller-Owned Data includes all data provided to Sellers by distributors. “Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date. “Subsidiary” means, with respect to any Person, any corporation, entity or other organization, whether incorporated or unincorporated, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, or (b) such first Person is a general partner or managing member. “Target Working Capital” means $60,000,000. “Tax” means any tax of any kind, including any federal, state, local or foreign income, profits, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security (or similar), production, franchise, gross receipts, payroll, sales, employment, use, property, net proceeds, turnover, user, fuel, excess profits, interest equalization, unitary, unclaimed property, escheat, environmental, disability, registration, estimated, employees’ income withholding, excise, value added, estimated, stamp, alternative or add-on minimum or withholding tax and all other taxes of any kind whatsoever, whether disputed or not, together with all interest penalties, assessment or additions to tax imposed with respect to such amounts. “Tax Proceeding” means any audit, examination, contest, litigation or other proceeding with or against any taxing authority. “Tax Return” means any return, declaration, report, claim for refund or information return or statement filed or required to be filed with any taxing authority relating to Taxes, including any schedule or attachment thereto and any amendment thereof. “Third Party Intellectual Property Rights” means any Intellectual Property owned (or purported to be owned) by a third party, but not including any member of the Parent Group.

-12- “Transaction Expenses” means all unpaid fees, costs, payments, and expenses (including commissions and finders fees) incurred prior to or at the Closing or subject to reimbursement (whether accrued for or not) and payable by the Transferred Entities in connection with the negotiation, documentation and consummation of the Transactions (for the avoidance of doubt, including the Pre-Closing Restructuring), including: (i) any fees, costs expenses, payments and expenditures of legal counsel, accountants and financial advisors, including those costs and fees incurred with respect to the services provided by K&E, PricewaterhouseCoopers, Citigroup or any other advisors (including brokers), (ii) any amounts paid to third parties in connection with obtaining consents or approvals in connection with the Sale and the other Transactions, including one-time separation costs, (iii) any such fees, costs, expenses, payments and expenses incurred by the Sellers for which the Transferred Entities are liable, (iv) any change of control payments, severance payments or retention bonuses, in each case, payable as a result of the consummation of the Transactions (including any amounts payable in connection with the transfer of each applicable Business Employee to his or her respective Transferred Entity pursuant to the Pre-Closing Restructuring and any amounts payable in connection with Section 7.9), together with the employer-portion of any employment or payroll Taxes in respect thereof; provided that this clause (iv) shall not include any change of control payments, severance payments or retention bonuses triggered solely as a result of any actions made or directed by Purchaser or its Subsidiaries. “Transaction Tax Deductions” means all deductions for income Tax purposes attributable to the payment of Transaction Expenses, the repayment of Indebtedness or payment of any similar amounts in connection with the Closing. The parties shall apply the 70 percent safe harbor election set forth in IRS Revenue Procedure 2011-29 to determine the deductible portion of any “success based fees” for purposes of this definition. “Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements. “Transfer Claim” means a claim made within the 12-month period immediately following the Closing Date (i) by any current or former employee of the Parent Group, an alleged current or former employee of the Parent Group or a third party contractor or other person performing, directly or indirectly, services for Parent, the Sellers or any of their Affiliates, in each case who is not a Business Employee, that such individual should have transferred to Purchaser or a Transferred Entity by operation of applicable Law in connection with the Pre-Closing Restructuring or the Sale or (ii) by any Transferred Business Employee or other individual employed by a Transferred Entity as of immediately prior to the Closing, in each case who is not a Business Employee, that such individual should not have transferred to Purchaser or a Transferred Entity by operation of applicable Law in connection with the Pre-Closing Restructuring or the Sale. “Transferred Entity Benefit Plan” means each Benefit Plan that is (a) sponsored, maintained or contributed to solely by one or more Transferred Entities, or (b) an individual agreement entered into by a Transferred Entity with a Transferred Entity Employee. “Transferred Entity Employee” means each Business Employee who is an employee of a Transferred Entity as of immediately prior to the Closing (including any such employee who is on

-13- sick leave, military leave, vacation, holiday, short-term or long-term disability or other similar leave of absence). “Transferred Intellectual Property” means any and all Intellectual Property primarily related to the Business that is owned or purported to be owned by Parent or any of its Affiliates as of the date hereof, and which will be assigned to the Purchaser or one or more Designated Purchaser Affiliate(s) on the Closing Date in connection with the Transactions. “Transition Services Agreement” means the Transition Services Agreement to be entered into at the Closing, substantially in the form of Exhibit C hereto, with such changes as may be mutually agreed upon in writing between the parties hereto pursuant Section 6.19. “United States” means the United States of America, including any State thereof and the District of Columbia. “Working Capital” means (a) only the line item categories of current assets of the Transferred Entities on a consolidated basis specifically identified on Exhibit B, as of the Calculation Time less (b) only the line item categories of current liabilities of the Transferred Entities on a consolidated basis specifically identified on Exhibit B, as of the Calculation Time; and in each case, without duplication and without giving effect to the Sale, and calculated in accordance with the Accounting Principles; provided that in no event shall “Working Capital” include any amounts to the extent included in or with respect to (i) Indebtedness, Transaction Expenses or Cash or (ii) amounts outstanding pursuant to intercompany accounts, arrangements, understandings or Contracts, in each case, that are settled or eliminated at or prior to the Closing pursuant to Section 6.8 or Section 6.9 or taken into account in Indebtedness; provided, further, that in no event shall “Working Capital” include any amounts with respect to current or deferred income Tax assets or current or deferred income Tax liabilities. Section 1.2 Other Definitions. The following terms shall have the meanings defined in the Section indicated: Term Section / Article 338(h)(10) Election ............................................................................................................... 8.10(a) Accrued PTO ............................................................................................................................... 7.7 Agreement .......................................................................................................................... Preamble Allocated Balance Sheets ......................................................................................................... 4.6(a) Allocation ................................................................................................................................. 8.1(b) Anticorruption Laws ................................................................................................................ 4.9(b) Available Insurance Policies ............................................................................................. 6.11(a)(ii) Balance Sheet Date .................................................................................................................. 4.6(a) Business Employee List ......................................................................................................... 4.12(f) Business Financial Statements ..................................................................................................... 4.6 Business Leased Real Property .............................................................................................. 4.17(b) Business Material Contract .................................................................................................... 4.10(a) CARES Act ........................................................................................................................... 4.13(m) Closing Date............................................................................................................................. 2.3(a)

-14- Closing Purchase Price ................................................................................................................ 2.2 Closing ......................................................................................................................................... 2.1 Confidential Information ....................................................................................................... 4.18(d) D&O Indemnified Person .................................................................................................. 6.11(b)(i) Designated Purchaser Affiliate ................................................................................................ 2.1(a) Enforceability Exceptions ............................................................................................................ 3.2 Estimated Closing Cash Amount ................................................................................................. 2.4 Estimated Closing Indebtedness Amount .................................................................................... 2.4 Estimated Closing Statement ....................................................................................................... 2.4 Estimated Transaction Expense Amount ..................................................................................... 2.4 Estimated Working Capital Amount ............................................................................................ 2.4 Export Approvals ....................................................................................................................... 4.27 Final Closing Statement ........................................................................................................... 2.6(c) Final Purchase Price ..................................................................................................................... 2.7 Guarantees.............................................................................................................................. 6.10(a) Indemnity Agreement ........................................................................................................ 6.11(b)(i) Independent Accounting Firm ................................................................................................. 2.6(c) Initial Closing Statement.......................................................................................................... 2.5(a) K&E ......................................................................................................................................... 11.14 Lease Recourse Liabilities ....................................................................................................... 4.6(d) Legal Restraints ....................................................................................................................... 9.1(b) Material Customers ................................................................................................................ 4.24(a) Material Suppliers .................................................................................................................. 4.24(a) Non-Party Affiliates ................................................................................................................. 11.15 Notice of Disagreement ........................................................................................................... 2.6(a) Open Source Materials ........................................................................................................... 4.18(g) Outside Date........................................................................................................................... 10.1(b) Parent Disclosure Schedule............................................................................................... Article III Parent Names ............................................................................................................................. 6.14 Parent ................................................................................................................................. Preamble Post-Closing Adjustment ............................................................................................................. 2.7 Pre-Closing Restructuring .......................................................................................................... 6.17 Pre-Closing Tax Audit ................................................................................................................. 8.3 Preliminary Allocation ............................................................................................................. 8.1(a) Privacy Notices ...................................................................................................................... 4.19(f) Purchase Price Allocation Schedule ........................................................................................ 8.1(a) Purchaser Benefit Plans ............................................................................................................... 7.5 Purchaser Disclosure Schedule .......................................................................................... Article V Purchaser Request .................................................................................................................. 8.10(a) Purchaser ............................................................................................................................ Preamble Purchaser’s Allocation Notice ................................................................................................. 8.1(b) R&D Sponsor .......................................................................................................................... 4.18(j) R&W Insurance Policy .............................................................................................................. 6.20 Resolution Period ..................................................................................................................... 2.6(b) Sale ........................................................................................................................................... 2.1(b) Seller Privacy Commitments ................................................................................................. 4.19(a)

-15- Seller .................................................................................................................................... Recitals Sellers ................................................................................................................................... Recitals Sensitive Business Information................................................................................................ 6.2(b) Share Sale................................................................................................................................. 2.1(a) Shares ................................................................................................................................... Recitals Tax Adjustment ...................................................................................................................... 8.10(a) Tax Adjustment Schedule ...................................................................................................... 8.10(c) Top Customer Purchase Order ........................................................................ Section 4.10(a)(xviii) Top Supplier Purchase Order ......................................................................................... 4.10(a)(xix) Transfer Taxes ............................................................................................................................. 8.8 Transferred Business Employee .................................................................................................. 7.2 Transferred Companies ........................................................................................................ Recitals Transferred Entities .............................................................................................................. Recitals Transferred Entities’ IT Systems ............................................................................................ 4.18(i) Transferred Entity ................................................................................................................ Recitals Valid Pre-Closing Claims ................................................................................................. 6.11(a)(ii) Waiving Parties ........................................................................................................................ 11.14 WARN Act............................................................................................................................. 4.12(h) Wrong Pocket Employee ............................................................................................................. 7.3 ARTICLE II THE SALE Section 2.1 Sale and Purchase. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the closing of the Transactions (the “Closing”), Parent shall, and shall cause the other Sellers to, transfer, convey, assign and deliver to Purchaser (and/or a Subsidiary or Subsidiaries of Purchaser, in each case, as identified to Parent by Purchaser prior to the Closing, each a “Designated Purchaser Affiliate”), and Purchaser shall, and shall cause each such applicable Designated Purchaser Affiliate to, purchase and acquire from the Sellers, all of the Sellers’ right, title and interest in and to the Shares free and clear of all Liens (the “Share Sale”). (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Parent shall, and shall cause the other Sellers to, as applicable, transfer, convey, assign and deliver to Purchaser or a Designated Purchaser Affiliate, and Purchaser shall, and shall cause each such applicable Designated Purchaser Affiliate to, purchase and acquire from the Sellers, all of the Sellers’ right, title and interest in and to the Transferred Intellectual Property, including the Transferred Intellectual Property set forth on Section 2.1(b) of the Parent Disclosure Schedule, free and clear of all Liens (the “Intellectual Property Sale”, and together with the Share Sale, the “Sale”). (c) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser and/or each Designated Purchaser Affiliate, as applicable, shall assume and be liable for, effective as of the Closing, any and all Liabilities of the Sellers arising out of or relating to the Transferred Intellectual Property, whether prior to, on or after the Closing.

-16- (d) For the avoidance of doubt, the parties hereto expressly acknowledge and agree that (i) none of Parent, any Seller nor any of their respective Affiliates are transferring, conveying, assigning or delivering to Purchaser or a Designated Purchaser Affiliate any right, title or interest in and to the Retained Intellectual Property and (ii) neither Purchaser nor any of its Affiliates shall assume or be liable for, any and all Liabilities of Parent or the Sellers arising out of or relating to the Retained Intellectual Property, whether prior to, on or after the Closing. Section 2.2 Closing Purchase Price. In consideration for the Shares and the Transferred Intellectual Property, at the Closing, Purchaser (on behalf of itself and one or more Designated Purchaser Affiliates, as applicable) shall deliver to Parent (and/or one or more of Parent’s designees as specified to Purchaser prior to the Closing), in cash, an aggregate amount of (a) $420,000,000, plus (b) the amount, if any, by which the Estimated Working Capital Amount is greater than the Target Working Capital (or minus the amount, if any, by which the Estimated Working Capital Amount is less than the Target Working Capital), plus (c) the Estimated Closing Cash Amount, minus (d) the Estimated Closing Indebtedness Amount, minus (e) the Estimated Transaction Expense Amount (the aggregate amount determined pursuant to this Section 2.2, the “Closing Purchase Price”). Section 2.3 Closing. (a) On the terms and subject to the conditions set forth in this Agreement, the Closing will take place by conference call and electronic (i.e., email of PDF documents) delivery of documents, at a time and on a date to be designated by Seller and Purchaser, which shall be not later than the second (2nd) Business Day following the satisfaction or waiver of each of the conditions set forth in Article IX (other than those conditions that are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions at the Closing), or on such other time, date or location as Seller and Purchaser mutually agree (the date upon which the Closing actually occurs being referred to herein as the “Closing Date”). (b) At the Closing: (i) Parent shall, or shall cause the applicable Sellers to: (A) deliver to Purchaser certificates evidencing the Shares to the extent that such Shares are in certificate form, duly endorsed in blank or with stock powers duly executed in proper form for transfer and with any required stock transfer stamps affixed thereto, and to the extent that such Shares are not in certificate form, evidence of book-entry transfer of such Shares; (B) deliver to Purchaser a duly executed counterpart to each of the Ancillary Agreements to which any member of the Parent Group or any Transferred Entity is a party; (C) (1) for each Seller that is a U.S. person, within the meaning of Section 7701(a)(30) of the Code, deliver to Purchaser a properly completed and duly executed Internal Revenue Service Form W-9 and (2) for each Seller that is not a U.S. person, within the meaning of Section 7701(a)(30) of the Code, deliver

-17- to Purchaser a properly completed and duly executed applicable Internal Revenue Service Form W-8; (D) deliver to Purchaser payoff letters or similar instruments in form and substance reasonably satisfactory to Purchaser with respect to the Closing Indebtedness Amount, which letters or instruments provide for the full payoff and discharge of the Closing Indebtedness Amount set forth on the Estimated Closing Statement; (E) deliver to Purchaser final invoices with respect to the Closing Transaction Expense Amount from the Persons to whom such amounts are owed; and (F) deliver to Purchaser documentation containing reasonable detail as to the actions required to be taken within 120 days following the Closing Date in order to avoid prejudice to, impairment or abandonment of Business Registered IP Rights (including all office actions, provisional conversions, annuity or maintenance fees or re-issuances). (ii) Purchaser shall: (A) deliver or cause to be delivered to Parent (or to any Affiliate designated by Parent prior to the Closing) on behalf of the Sellers by wire transfer, to an account or accounts designated by Parent (or by such Affiliate) prior to the Closing, immediately available funds in an aggregate amount equal to the Closing Purchase Price; and (B) deliver to Parent on behalf of the Sellers a duly executed counterpart to each of the Ancillary Agreements to which Purchaser or any of its Subsidiaries is a party. Section 2.4 Closing Statement. Not less than five (5) Business Days prior to the Closing Date, Parent shall provide Purchaser with a statement that contains Parent’s good faith estimate of each of (i) the Closing Working Capital Amount (the “Estimated Working Capital Amount”), (ii) the Closing Cash Amount (the “Estimated Closing Cash Amount”), (iii) the Closing Indebtedness Amount (the “Estimated Closing Indebtedness Amount”), and (iv) the Closing Transaction Expense Amount (the “Estimated Transaction Expense Amount”), in each case, together with reasonable supporting detail and calculations (such statement, the “Estimated Closing Statement”), which shall be accompanied by a notice that sets forth (i) Parent’s determination of the Closing Purchase Price based on such estimates and (ii) the account or accounts to which Purchaser shall transfer the Closing Purchase Price pursuant to Section 2.3. The Estimated Closing Statement shall be prepared in accordance with the Accounting Principles. Parent shall consider in good faith any reasonable comments on the Estimated Closing Statement proposed by Purchaser prior to the Closing Date and update the Estimated Closing Statement if and to the extent so agreed with Purchaser in response to such comments; provided, that if Parent and Purchaser are unable to resolve any comments provided by Purchaser, then without limiting Purchaser’s or Parent’s rights under Section 2.5, the Estimated Closing Statement originally delivered pursuant to this Section

-18- 2.4, and if applicable, as updated to the extent so agreed by Parent and Purchaser on any comments, shall constitute the Estimated Closing Statement for all purposes of this Agreement. Section 2.5 Post-Closing Statements. (a) Within one hundred twenty (120) days after the Closing Date, Purchaser shall prepare in good faith and deliver to Parent a reasonably detailed statement, that sets forth (i) the Closing Working Capital Amount, (ii) the Closing Cash Amount, (iii) the Closing Indebtedness Amount, and (iv) the Closing Transaction Expense Amount, together with reasonable detail of Purchaser’s calculations of such amounts (such statement, the “Initial Closing Statement”). The Initial Closing Statement shall (A) be prepared based upon the books and records of the Transferred Entities as of the Calculation Time in accordance with the Accounting Principles and the definitions as provided in this Agreement, (B) not include any changes in assets or liabilities as a result of purchase accounting adjustments (including those arising from Accounting Standards Codification section 805 (i.e., Business Combinations)) and (C) be based on the facts and circumstances as they exist as of the Calculation Time and shall consider the effect of information available up until the date on which the Initial Closing Statement is delivered by the Purchaser to the Parent but solely to the extent such information relates to facts and circumstances as they existed as of the Calculation Time. (b) Following Purchaser’s delivery of the Initial Closing Statement through the date that the Initial Closing Statement has become final and binding in accordance with Section 2.6(c), the Sellers and their Representatives shall be permitted to access and review the books, records and work papers (subject to their execution of a customary release agreements) of the Transferred Entities and Purchaser that are necessary to review the calculations of the Closing Working Capital Amount, the Closing Cash Amount and the Closing Indebtedness Amount set forth in the Initial Closing Statement, and Purchaser shall, and shall cause its Subsidiaries (including the Transferred Entities) and its and their respective employees, accountants and other Representatives to, reasonably cooperate with and assist the Sellers and their Representatives in connection with such review, including by providing access to such books, records and work papers and making available personnel to the extent requested, in each case, upon reasonable notice and during normal business hours. Section 2.6 Reconciliation of Initial Closing Statement. (a) Parent shall notify Purchaser in writing no later than forty-five (45) days after Parent’s receipt of the Initial Closing Statement if Parent disagrees with the Initial Closing Statement, which notice shall describe the basis for such disagreement (the “Notice of Disagreement”). If no Notice of Disagreement is delivered to Purchaser within such forty-five (45) day period, then the Initial Closing Statement shall become final and binding upon the parties in accordance with Section 2.6(c). If a Notice of Disagreement is delivered to Purchaser within such forty-five (45) day period, then only such portions of the Initial Closing Statement that Parent does not disagree with in the Notice of Disagreement shall become final and binding upon the parties in accordance with Section 2.6(c). (b) During the thirty (30) days immediately following the delivery of a Notice of Disagreement (the “Resolution Period”), Parent and Purchaser shall seek in good faith to resolve

-19- any differences that they may have with respect to the matters identified in the Notice of Disagreement. (c) If, at the end of the Resolution Period, Parent and Purchaser have been unable to resolve any differences that they may have with respect to the matters identified in the Notice of Disagreement, Parent and Purchaser shall submit all matters that remain in dispute with respect to the Notice of Disagreement to (i) an independent certified public accounting firm in the United States of national reputation mutually acceptable to Parent and Purchaser, or (ii) if Parent and Purchaser are unable to agree upon another such firm within ten (10) Business Days after the end of the Resolution Period, then within an additional ten (10) Business Days, Parent and Purchaser shall each select one such firm and those two firms shall, within ten (10) Business Days after their selection, select a third (3rd) such firm (the firm selected in accordance with clause (i) or the firm selected in accordance with clause (ii), as applicable, the “Independent Accounting Firm”). Within thirty (30) days after the Independent Accounting Firm’s selection, the Independent Accounting Firm shall make a final determination in accordance with the Accounting Principles and based solely on the written submissions of the parties and not an independent review, binding on the parties to this Agreement, of the appropriate amount of each of the matters that remain in dispute solely to the extent indicated in the Notice of Disagreement that Parent and Purchaser have submitted to the Independent Accounting Firm. With respect to each disputed matter, such determination, if not in accordance with the position of either Parent or Purchaser, shall not be in excess of the higher, or less than the lower, of the amounts advocated by Parent in the Notice of Disagreement or by Purchaser in the Initial Closing Statement with respect to such disputed matter. For the avoidance of doubt, the Independent Accounting Firm shall not review or make any determination with respect to any matter other than the matters that remain in dispute to the extent indicated in the Notice of Disagreement. The Initial Closing Statement as finally determined either through agreement of the parties pursuant to Section 2.6(a) or Section 2.6(b) or through the action of the Independent Accounting Firm pursuant to this Section 2.6(c), shall be the “Final Closing Statement.” (d) The fees and expenses of the Independent Accounting Firm shall be allocated to be paid by Purchaser, on the one hand, and Parent, on the other, based upon the percentage that the portion of the contested amount not awarded to each party bears to the amount actually contested by such party, as determined by the Independent Accounting Firm. For example, if Parent claims in a Notice of Disagreement that the Closing Working Capital Amount is $1,000 greater than the amount determined by Purchaser in the Initial Closing Statement, and if the Independent Accounting Firm ultimately resolves the dispute by awarding Parent $600 of the $1,000 contested, then the costs and expenses of the Independent Accounting Firm will be allocated 60% (i.e., 600 ÷ 1,000) to Purchaser and 40% (i.e., 400 ÷ 1,000) to Parent. Absent fraud or manifest error, all determinations made by the Independent Accounting Firm will be final, conclusive and binding on all parties to this Agreement in all respects. During the review by the Independent Accounting Firm, each of Purchaser and Parent shall, and shall cause its respective Subsidiaries (including, in the case of Purchaser, the Transferred Entities) and its and their respective employees, accountants and other Representatives to, each make available to the Independent Accounting Firm such information, books and records and work papers (subject to their execution of customary release agreements), as may be reasonably requested by the Independent Accounting Firm to fulfill its obligations under Section 2.6(c). In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of

-20- an arbitrator, it being understood that in acting under this Agreement, the Independent Accounting Firm shall be functioning as an expert and not as an arbitrator. (e) The process set forth in Section 2.5 and this Section 2.6 shall be the sole and exclusive remedy of any of the parties and their respective Affiliates for any disputes related to the Closing Working Capital Amount, the Closing Cash Amount, the Closing Indebtedness Amount, the Closing Transaction Expense Amount, the Post-Closing Adjustment, and the calculations and amounts on which they are based or set forth in the related statements and notices delivered in connection therewith, whether or not the underlying facts and circumstances constitute a breach of any representations or warranties contained in this Agreement. Section 2.7 Post-Closing Adjustment. The “Post-Closing Adjustment” may be either a positive or negative amount, and shall be equal to (a) (i) the Closing Working Capital Amount set forth in the Final Closing Statement, minus (ii) the Closing Working Capital Amount set forth in the Estimated Closing Statement, plus (b) (i) the Closing Indebtedness Amount set forth in the Estimated Closing Statement, minus (ii) the Closing Indebtedness Amount set forth in the Final Closing Statement, plus (c) (i) the Closing Cash Amount set forth in the Final Closing Statement, minus (ii) the Closing Cash Amount set forth in the Estimated Closing Statement, plus (d) (i) the Closing Transaction Expense Amount set forth in the Estimated Closing Statement, minus (ii) the Closing Transaction Expense Amount set forth in the Final Closing Statement. If the Post-Closing Adjustment is a positive amount, then Purchaser shall pay, or cause to be paid, in cash to Parent (or one or more Affiliates designated by Parent) the amount of the Post-Closing Adjustment. If the Post-Closing Adjustment is a negative amount, then Parent (or an Affiliate designated by Parent) shall pay in cash to Purchaser the absolute value of the amount of the Post-Closing Adjustment. The Closing Purchase Price, as adjusted by the Post-Closing Adjustment, shall be the “Final Purchase Price.” Any such payment pursuant to this Section 2.7 shall be made by wire transfer of immediately available funds within five (5) Business Days after the determination of the Final Closing Statement to an account designated in writing by the party entitled to such payment within three (3) Business Days after the determination of the Final Closing Statement. Section 2.8 Withholding. Purchaser and its designated Subsidiaries, as applicable, shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Law. Purchaser shall timely pay the full amount so deducted or withheld to the relevant Governmental Entity in accordance with applicable Law. As soon as practicable after any such payment, Purchaser shall deliver to Parent (or the applicable Seller) a copy of a receipt issued by the relevant Governmental Entity (if any) evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Parent. Except in the case of compensatory payments, in the event that Purchaser determines that withholding from any payment contemplated hereunder is required under applicable Law and permitted under this Agreement, Purchaser will notify the applicable recipient at least five (5) Business Days prior to the Closing Date or any subsequent date that the applicable payment is to be made. Each party shall, and shall cause its respective Subsidiaries to, cooperate in good faith to minimize any withholding that may be applied to any payments described in this Section 2.8. To the extent such amounts are so deducted or withheld under this Section 2.8, such amounts shall be treated for all purposes of this Agreement as having been paid by Purchaser to Parent (or the applicable Seller) to the extent so paid to the appropriate Governmental Entity.

-21- ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS Except as set forth in the disclosure schedule delivered to Purchaser prior to the execution of this Agreement (the “Parent Disclosure Schedule”), it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face, Parent hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing, as follows: Section 3.1 Organization and Qualification. Parent and each other Seller is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (to the extent good standing is a legal principle applicable in such jurisdiction), and Parent and each other Seller has all requisite corporate or other organizational power and authority to carry on its businesses as now being conducted and is qualified to do business and is in good standing (to the extent good standing is a legal principle applicable in such jurisdiction) as a foreign corporation or other legal entity in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified, licensed or in good standing would not adversely affect Parent’s or such Seller’s performance under this Agreement or the consummation of the Transactions in any material respect. Section 3.2 Authority Relative to this Agreement. (a) Parent and each other Seller has all necessary corporate or similar power and authority, and has taken all corporate or similar action necessary, to execute, deliver and perform this Agreement and the Ancillary Agreements, in each case to the extent such Person is a party to such Contract, and to consummate the Transactions and the Ancillary Agreements, in each case to the extent such Person is a party to such Contract, in accordance with the terms hereof and thereof. This Agreement and each Ancillary Agreement have been (or will be) duly and validly executed and delivered by Parent and any other Sellers party thereto, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Agreement by the Purchaser or its Affiliate party thereto, will constitute, valid, legal and binding agreements of Parent and/or the other applicable Sellers, enforceable against Parent and/or such Sellers in accordance with its terms, subject to the, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (collectively, the “Enforceability Exceptions”). (b) The board of directors (or equivalent governing body) of Parent and each Seller has unanimously (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, Parent and each of Sellers and their respective equityholders and (ii) approved and declared advisable the execution, delivery, and performance of this Agreement and the consummation of the Transactions. All actions relating to the solicitation and obtainment of requisite corporate or other entity approvals with respect to this Agreement and the Transactions have been and will be taken in compliance with applicable Law.

-22- Section 3.3 No Conflicts. No filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity is required on the part of any Seller for the execution, delivery and performance by such Seller of this Agreement or any Ancillary Agreement to which such Seller is a party, or the consummation by such Seller, as applicable, of the Transactions, except (a) compliance with any applicable requirements of any Antitrust Laws or (b) any such filings, notices, permits, authorizations, registrations, consents or approvals, the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Assuming compliance with the items described in clauses (a) and (b) of the preceding sentence, neither the execution, delivery and performance of this Agreement or any Ancillary Agreement to which a Seller is a party, nor the consummation by the Sellers, as applicable, of the Transactions, as applicable, will (i) conflict with or result in any material breach, violation or infringement of any provision of the Organizational Documents of such Seller, (ii) result in a material breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien, except for Permitted Liens, or any right of termination, amendment, cancellation or acceleration), or give rise to any payment under or any increased, additional, accelerated or guaranteed rights or entitlements under, any of the terms, conditions or provisions of any material Contract to which such Seller or any of its respective properties or assets are bound, or (iii) violate any Law applicable to such Seller or any of its properties or assets in any material respect. Section 3.4 Ownership of Shares; Title. Each Seller is the record and beneficial owner of the Shares set forth opposite such Seller’s name on Section 3.4 of the Parent Disclosure Schedule, and each Seller has good and valid title to the Shares it owns, free and clear of all Liens other than Permitted Liens. Each Seller has full right, power and authority to transfer and deliver to Purchaser good and valid title to the Shares held by such Seller, free and clear of all Liens other than Permitted Liens. Immediately following the Closing, Purchaser or its designee, as applicable, will be the record and beneficial owner of the Shares, and have good and valid title to the Shares, free and clear of all Liens, except as are imposed by Purchaser or its Affiliates. Section 3.5 No Additional Representation or Warranties. Except as provided in this Article III and Section 4.28, Parent is not making and none of its directors, officers, managers, employees, equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to Purchaser or its Affiliates regarding the Sellers and no such party shall be liable in respect of the accuracy or completeness of any information provided to Purchaser or its Affiliates. ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATED TO THE TRANSFERRED ENTITIES Except as disclosed in the Parent Disclosure Schedule, it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face, Parent hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing, as follows:

-23- Section 4.1 Organization of the Transferred Entities. Each Transferred Entity is a legal entity (a) duly organized and validly existing and in good standing under the Laws of the jurisdiction of its organization, as set forth on Section 4.1(a) of the Parent Disclosure Schedule and (b) duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or licensed by it or the nature of its business makes such qualification, licensing or good standing necessary, which are the only jurisdictions in which such qualification is necessary for the Transferred Entities, except where the failure to be so qualified, licensed or in good standing is not material to such Transferred Entity, as applicable. Section 4.2 Due Authorization. Each Transferred Entity has all necessary corporate or similar power and authority to execute, deliver and perform each Ancillary Agreement to which it is a party in accordance with the terms thereof. At the Closing, each Ancillary Agreement executed and delivered by the Transferred Entity party thereto shall be duly authorized by all necessary corporate and/or limited liability company action on the part of each of the Transferred Entities and shall be validly executed and delivered by such Transferred Entity, and, assuming the due authorization, execution and delivery of each Ancillary Agreement by Purchaser or its applicable Subsidiaries, will constitute a valid, legal and binding agreement of the applicable Transferred Entity, enforceable against them in accordance with the terms thereof, subject to the Enforceability Exceptions. Section 4.3 No Conflict. Except for applicable Antitrust Laws, subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.4 below, the execution and delivery of this Agreement by Parent and the consummation by Parent and its applicable Affiliates of the Transactions do not and will not (a) violate any provision of, or result in the material breach of, any applicable Law to which any Transferred Entity is subject or by which any property or asset of any Transferred Entity is bound, (b) conflict with the Organizational Documents of any of the Transferred Entities, (c) violate any provision of or result in a material breach of, or require a consent under, any Business Material Contract, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under any such Business Material Contract, or result in the creation of any Lien under any such Business Material Contract or upon any of the properties or assets of the Transferred Entities, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination or creation of a Lien, (d) result in a material violation or revocation of any required license, permit or approval from any Governmental Entity or (e) otherwise require any material consent, authorization, assignment, amendments or Permit of any Person. Section 4.4 Governmental Consents. Assuming the truth and completeness of the representations and warranties of Purchaser contained in this Agreement, and except as may result from any facts or circumstances relating solely to Purchaser and its Affiliates, no consent, approval, qualification, or authorization of, registration, or designation, declaration or filing with, any Governmental Entity is required on the part of Parent, the Transferred Entities or any of their respective Affiliates with respect to the Parent’s execution or delivery of this Agreement or the consummation by Parent, the Transferred Entities or any of their respective Affiliates of the transactions contemplated hereby, except for (a) applicable requirements of any Antitrust Laws, (b) any consents, approvals, authorizations, designations, declarations, Permits or filings or (c) compliance with any applicable requirements of the Securities Act and any other applicable

-24- securities Laws, except to the extent that the foregoing items described in clauses (a) through (c) would not reasonably be expected to be material to the Transferred Entities, taken as a whole. Section 4.5 Capitalization of the Transferred Entities. (a) The Shares are duly authorized, validly issued, fully paid and non-assessable and owned by the Sellers, as applicable and as set forth on Section 4.5 of the Parent Disclosure Schedule, and upon the consummation of the Closing, free and clear of any Liens (other than as may arise under applicable securities Laws). No Transferred Entity has any Liability for the payment of any dividend or distribution. None of the Transferred Entities is under any obligation to register under the Securities Act or any other applicable Law the Shares or any other securities of the Transferred Entities, whether currently outstanding or that may subsequently be issued prior to the Closing. All issued and outstanding Shares were issued in compliance with applicable Law and all requirements set forth in any of the Organizational Documents of the Transferred Entities, and in compliance with any applicable Contracts to which any of the Transferred Entities is a party or by which any of the Transferred Entities or any of its assets are bound. (b) Except for the Shares, (i) there are no Equity Interests of any Transferred Entity issued or outstanding, (ii) there are no preemptive or other outstanding rights, share schemes, subscriptions, options, warrants, stock appreciation rights, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities or other ownership interest in any Transferred Entity or any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any Transferred Entity, (iii) none of the Transferred Entities has any obligation to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Equity Interests of the Transferred Entities or other rights to purchase or otherwise subscribe for or acquire any Equity Interests or other securities of the Transferred Entities, whether vested or unvested, and (iv) none of the Transferred Entities has agreed to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such Contract. No securities evidencing any of the rights described in the preceding sentenced are issued or outstanding, and no Transferred Entity has committed or agreed to issue any such security. Except for the Transferred Entities as set forth in Section 4.5 of the Parent Disclosure Schedule, no Transferred Entity (x) owns, directly or indirectly, any equity interest in any Person or (y) is a party to any joint venture, partnership or similar relationship, or buy-sell agreement, stockholders’ agreement or similar Contract. Section 4.6 Financial Statements. (a) Section 4.6(a) of the Parent Disclosure Schedule sets forth the combined financial statements of the Business consisting of (i) income statements for the year ending December 31, 2019 and the nine (9) month period ending September 30, 2020 (the “Balance Sheet Date”), (ii) balance sheets for the Transferred Entities formed in the United States and Israel, and (iii) allocated global balance sheet accounts for other countries in which the Business operates (the “Allocated Balance Sheets”), in each case of clauses (ii) and (iii), as of December 31, 2019 and the Balance Sheet Date (collectively, the “Business Financial Statements”). The Business Financial Statements have been extracted from the books and records of the Parent Group. The

-25- Business Financial Statements fairly present in all material respects the combined financial position and the combined results of operations of the Business for the periods then ended in accordance with IFRS, and on that basis are true, correct and complete; provided that (A) the Business has not operated on a separate stand-alone basis and has historically been reported within Parent’s combined financial statements, (B) the Business does not have stand-alone balance sheets other than for the Transferred Entities formed in the United States and Israel, (C) the Business Financial Statements may not reflect certain corporate charges that are set forth on Section 4.6(a) of the Parent Disclosure Schedule, (D) the Allocated Balance Sheet represents the financial position of the Transferred Entities noted therein based on reasonable internal allocation methodologies and may not be indicative of the financial position of the Transferred Entities had the Business operated on a stand-alone basis, (E) the Business Financial Statements do not contain footnotes and (F) the Business Financial Statements as of the Balance Sheet Date do not include year-end adjustments, in each case, none of which will be material individually or in the aggregate. (b) All of the accounts and notes receivable of each of the Transferred Entities outstanding as of the date of this Agreement (i) have been validly recorded in accordance with IFRS, (ii) are valid and existing accounts receivable made from bona fide sales in the Ordinary Course of Business, or advances or loans made by each of he Transferred Entities, (iii) are not subject to any setoffs or counterclaims, and (iv) are owned free and clear of any Liens (other than Permitted Liens). (c) All inventory of the Transferred Entities is of a quality and quantity usable and, with respect to finished goods, saleable in the Ordinary Course of Business, except as reserved for in the Business Financial Statements as of the Balance Sheet Date. Except as reflected in such reserves, none of such inventory is obsolete, damaged, defective or below standard quality (in each case, other than ordinary wear and tear). Inventory is recorded at the lower of cost or market in accordance with IFRS; provided, that inventory is recorded at book value for any inventory of the Business located in Europe. (d) All Contracts containing contingent recourse Liabilities of the Transferred Entities in favor of a financing source arising from the leasing of Business Products to end customers (the “Lease Recourse Liabilities”) in excess of $350,000 individually as of the date of the Agreement are set forth on Section 4.6(d) of the Parent Disclosure Schedule. Such Lease Recourse Liabilities have been calculated in accordance with IFRS, and no Transferred Entity is obligated by any such Lease Recourse Liabilities that would be required to be reflected on a balance sheet prepared in accordance with IFRS, other than Lease Recourse Liabilities specifically set forth on and adequately reserved against on the Business Financial Statements as of the Balance Sheet Date. (e) All reserves that are set forth in or reflected in the Business Financial Statements as of the Balance Sheet Date (including the reserves related to Lease Recourse Liabilities) have been established in accordance with IFRS as consistently applied by the Transferred Entities for pre-Closing periods and are adequate. Section 4.7 Undisclosed Liabilities.

-26- (a) There is no liability, debt or obligation of the Transferred Entities of any type (regardless of whether required to be reflected or reserved for on a balance sheet prepared in accordance with IFRS), except for liabilities and obligations (i) related to the Business, and (ii)(A) specifically reflected and adequately reserved for on the Business Financial Statements as of the Balance Sheet Date or disclosed in the notes thereto, (B) that have arisen since the Balance Sheet Date in the Ordinary Course of Business and, individually or in the aggregate, are not material in nature or amount and do not result from any breach of a Business Material Contract, warranty, infringement, tort or violation of applicable Law, (C) incurred in connection with the Transactions, (D) specifically disclosed in this Agreement (including the Schedules hereto), (E) arising under the terms of any Business Material Contract to which a Transferred Entity is a party and that was provided or made available to Purchaser or (F) which would not reasonably be expected to be material (individually or in the aggregate) to the Transferred Entities. (b) Each of the Transferred Entities has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions, receipts and expenditures of each of the Transferred Entities are executed in accordance with appropriate authorizations of management and its board of directors (as applicable), (ii) transactions are recorded as necessary (A) to permit the preparation of the Business Financial Statements in conformity with IFRS and (B) to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s authorization and (iv) the amount recorded accountability for assets is maintained at reasonable intervals and appropriate action is taken with respect to any differences. There has been no incidence of Fraud or allegation of Fraud committed by any current or former employee of each Transferred Entity, consultant or director who has a role in the preparation of the Business Financial Statements. None of the Transferred Entities has received any material complaint, allegation, assertion or claim regarding deficient accounting or auditing practices, procedures, methodologies or methods of each of the Transferred Entities or its internal accounting controls or any material inaccuracy in the financial statements of each of the Transferred Entities. There has been no change in any of the Transferred Entities’ accounting policies in the past five (5) years, except as described in the Business Financial Statements. (c) Except for Liabilities reflected in the Business Financial Statements, no Transferred Entity has any off-balance sheet liability of any nature to, or any financial interest in, any third parties or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of expenses incurred by each of the Transferred Entities. Section 4.8 Litigation and Proceedings. There are no pending or, to the Knowledge of Sellers, threatened, Actions at Law or in equity or, to the Knowledge of Sellers, investigations before or by any Governmental Entity against any Transferred Entity or any of its assets or properties (or against any officer, director, employee, consultant, contractor or agent of such Transferred Entity in their capacity as such or relating to their employment, services or relationship to or with such Transferred Entity) and, to the Knowledge of Sellers there is no reasonable basis for any such Action, in each case, that, if resolved adversely for such Transferred Entity, would be expected to be material to the Transferred Entities, taken as a whole. There is no Order outstanding against any of the Transferred Entities or any of its material assets or material properties (or against any officer, director, employee, consultant, contractor or agent of such Transferred Entity in their capacity as such or relating to their employment, services or relationship to or with such

-27- Transferred Entity) and, to the Knowledge of the Sellers, there is no reasonable basis for any such Order. None of the Transferred Entities has any Action pending against any Governmental Entity or other Person or, to the Knowledge of the Sellers, intends to commence any such Action. Without limiting the foregoing, to the Knowledge of the Sellers, there is no reasonable basis for any Person to assert a claim against any Transferred Entity or any of their respective assets or directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with such Transferred Entity) based upon: (i) such Transferred Entity entering into this Agreement, any of the Transactions or the Ancillary Agreements, including a claim that such director, officer or employee breached a fiduciary duty in connection therewith, (ii) any confidentiality or similar agreement entered into by such Transferred Entity regarding its assets or (iii) any claim that such Transferred Entity has agreed to sell or dispose any of its assets to any Person other than Purchaser, whether by way of merger, consolidation, sale of assets or otherwise. No D&O Indemnified Person has a pending, or has asserted in writing, a claim for indemnification or advancement of expenses under an Indemnity Agreement, and, to the Knowledge of the Sellers, there is no reasonable basis therefor. Section 4.9 Legal Compliance. (a) None of the Transferred Entities or, solely with respect to the Business, Parent or its other Subsidiaries, is, or since the date that is five (5) years prior to the date hereof has been, in violation in any material respect of any Laws or Order issued by a Governmental Entity, and neither Parent nor any of its Subsidiaries has, since the date that is five (5) years prior to the date hereof, received any written notice alleging any such violation in connection with the Business. (b) Neither Parent, any of its Subsidiaries nor any of the Transferred Entities has in the past five (5) years violated any applicable Law relating to anti-bribery or anticorruption, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010, in each case, as in effect at the time of such action, and any other applicable Law that prohibits the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Person, including any Government Official (all such Laws, “Anticorruption Laws”) (ii) no director, officer, agent, employee, Representative, consultant or other Person authorized to act and acting for or on behalf of Parent, any of its Subsidiaries or any Transferred Entity has in the past five (5) years violated any Anticorruption Law, (iii) through the date hereof, neither Parent nor any of its Subsidiaries has, with respect to the Business, received any written notice alleging any such violation of any Anticorruption Law, or (iv) in the past five (5) years, offered, given, promised to give or authorized the giving of money or anything of value, to any Government Official or to any other Person: (A) for the purpose of (I) corruptly or improperly influencing any act or decision of any Government Official in their official capacity, (II) inducing any Government Official to do or omit to do any act in violation of their lawful duties, (III) securing any improper advantage or (IV) inducing any Government Official to use his or her respective influence with a Governmental Entity to affect any act or decision of such Governmental Entity in order to, in each case of clauses (I) through (IV), assist Parent, any of its Subsidiaries or any of the Transferred Entities in obtaining or retaining business for or with, or directing business to, any Person, in each case, in violation of any Anticorruption Law in any material respect or (B) in a manner that would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in, extortion, kickbacks or other unlawful or

-28- improper means of obtaining business or any improper advantage, in each case, in violation of any Anticorruption Law in any material respect. (c) Each of Parent, its Subsidiaries and Transferred Entities has maintained true, correct and complete records of payments to any agents, consultants, Representatives, third parties and Government Officials, in accordance with IFRS. There have been no false or fictitious entries made in the books and records of the Parent or any of its Subsidiaries relating to the Business, or of the Transferred Entities, relating to any unlawful offer, payment, promise to pay or authorization of the payment of any money, or unlawful offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment. Neither the Parent nor any of its Subsidiaries in respect of the Business, nor any of the Transferred Entities, has established or maintained a secret or unrecorded fund or account. (d) None of Parent, any of its Subsidiaries, or any of the Transferred Entities or, to the Knowledge of Sellers, any of their respective Representatives (acting in their capacities as such) has, in connection with the business of the Transferred Entities, in the past five (5) years, been convicted of violating any Anticorruption Laws, Sanctions or AML Laws, or, in connection with the business of the Transferred Entities, in the past five (5) years, been subjected to any investigation or proceeding by a Governmental Entity for potential corruption, Fraud or violation of any Anticorruption Laws, Sanctions or AML Law. (e) None of Parent, any of its Subsidiaries, or any of the Transferred Entities, or, to the Knowledge of Sellers, any of their respective Affiliates, Representatives, directors, officers, employees or any of their respective agents, consultants or other third parties authorized to act on their behalf is (i) a Person that is a Sanctioned Person, (ii) a non U.S. shell bank, or (iii) a bank of primary money laundering concern as defined in Section 311 of the Patriot Act. The Transferred Entities, as well as their respective directors, officers, or employees and Affiliates are, and at all times since the inception of the Transferred Entities have been, in compliance in all material respects with any applicable Sanctions and AML Laws. Section 4.10 Contracts; No Defaults. (a) Except as set forth on Section 4.10(a) of the Parent Disclosure Schedule and except for purchase orders and invoices (other than Top Customer Purchase Orders and Top Supplier Purchase Orders) Benefit Plans and Contracts relating to insurance policies set forth on Section 4.15 of the Parent Disclosure Schedule, no Transferred Entity is a party to or bound by any of the following Contracts as of the date hereof (each such Contract, a “Business Material Contract”): (i) any Contract that Parent reasonably anticipates will involve annual payments or consideration furnished by or to a Transferred Entity of more than $350,000 and which are not cancelable (without penalty, cost or other liability) within ninety (90) days; (ii) any Contract for any note, debenture, other evidence of indebtedness, guarantee, loan, credit or financing agreement or instrument or other contract

-29- for money borrowed by the Transferred Entities (other than intercompany indebtedness owing by one Transferred Entity to another Transferred Entity), in each case, having an outstanding principal amount in excess of $350,000; (iii) any Contract giving rise to a Lease Recourse Liability having an outstanding principal amount in excess of $350,000; (iv) any Contract for the acquisition of any Person or any business unit thereof or the disposition of any assets of the Transferred Entities (other than in the Ordinary Course of Business), in each case, involving payments in excess of $100,000, other than Contracts in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing; (v) any lease, rental or occupancy agreement, real property license, installment and conditional sale agreement or other Contract that, in each case, (x) provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property and (y) involves annual payments in excess of $350,000; (vi) any joint venture Contract, partnership agreement or limited liability company agreement with a third party (in each case, other than with respect to wholly owned Subsidiaries of Parent); (vii) any Contract requiring capital expenditures after the date of this Agreement in an annual amount in excess of $100,000; (viii) any Contract with respect to the settlement of any Action to which any Transferred Entity or, to the extent relating to the Business, any member of the Parent Group, is a party and under which there are continuing Liabilities on the part of any Transferred Entity; (ix) any Contract with any Governmental Entity; (x) any Contract containing covenants expressly limiting in any material respect the freedom of the Transferred Entities to compete with any Person in a product line or line of business or to operate in any geographic area or any Contract granting most favored nation pricing, exclusive sales, distribution, marketing, or other exclusive rights, rights of refusal, rights of first negotiation or similar rights; (xi) any Contract to which a Transferred Entity or any member of the Parent Group has agreed to any restriction on the right of the Transferred Entity or any member of the Parent Group to use or enforce any Owned Intellectual Property or exclusively-licensed Business Intellectual Property in any material respect or pursuant to which a Transferred Entity or any member of the Parent Group agrees to encumber, transfer, or sell rights in or with respect to any Owned Intellectual Property or exclusively- licensed Business Intellectual Property in any material respect; (xii) any Contract authorizing any third party to manufacture or reproduce any Business Products or for the development of any Intellectual Property rights

-30- for the Transferred Entities or, to the extent relating to the Business, any member of the Parent Group; (xiii) any Contract requiring a Transferred Entity or any member of the Parent Group to manufacture, supply, and/or maintain in inventory any minimum number of Business Products in annual amount in excess of $350,000; (xiv) any Contract requiring a Transferred Entity or any member of the Parent Group to accept future purchase orders, work orders, invoices, or other requests for the supply of Business Products; (xv) any Contract involving or incorporating any guaranty, pledge, performance or completion bond, indemnity (other than in Contracts entered into in the Ordinary Course of Business) or surety arrangement for an amount in excess of $350,000; (xvi) any mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien on any material property or assets of a Transferred Entity other than for capital equipment in the Ordinary Course of Business; (xvii) any Contract with a Material Customer or a Material Supplier; (xviii) any purchase order from any customer for Business Products with an open value in excess of $350,000 (the “Top Customer Purchaser Orders”); (xix) any purchase order after January 1, 2020 for any supplier of the Business Products with an open value in excess of $350,000 (the “Top Supplier Purchase Orders”); (xx) any Contract pursuant to which a Transferred Entity or, to the extent relating to the Business, any member of the Parent Group, licenses Intellectual Property (x) from a third party, other than click-wrap, shrink-wrap and off-the-shelf software licenses, and any other software licenses (excluding off-the-shelf software licenses that are incorporated into the Business Products) that are commercially available on reasonable terms to the public generally with license, maintenance, support and other fees less than $350,000 per year or (y) to a third party, except for non-exclusive licenses granted to service providers, customers, manufacturers, distributors, or resellers in connection with their use or resale of the Business Products, as applicable, and in the Ordinary Course of Business; and (xxi) any Contract listed on Section 6.9 of the Parent Disclosure Schedule. (b) All of the Contracts listed on Section 4.10 of the Parent Disclosure Schedule have been made available to Purchaser and are (i) in full force and effect, subject to the Enforceability Exceptions, and (ii) represent the valid and binding obligations of the Transferred Entity or member of the Parent Group party thereto and represent the valid and binding obligations of the other parties thereto. None of the Transferred Entities or any member of the Parent Group, nor any other party thereto, is in breach of or default under any such Contract in any material respect, (y) no member of the Parent Group nor any Transferred Entity has received any written

-31- claim or notice of material breach of or material default under any such Contract, and (z) no event has occurred which individually or together with other events would reasonably be expected to result in a breach of or a default under any such Contract in any material respect (in each case, with or without notice or lapse of time or both). (c) No Transferred Entity has renewed the Contract set forth on Section 4.10(c) of the Parent Disclosure Schedule or entered into any replacement or standalone Contract with the counterparty thereto or any of its Affiliates. Section 4.11 Benefit Plans. (a) Section 4.11(a) of the Parent Disclosure Schedule sets forth a true, correct and complete list of each material Seller Benefit Plan and each Transferred Entity Benefit Plan, and separately identifies with an “*” each such Benefit Plan that is a Transferred Entity Benefit Plan. With respect to each material Seller Benefit Plan, the Sellers have delivered or made available copies of the most recent summary plan description (or, if no such document exists, a written summary of such plan’s material terms). The Sellers have delivered or made available to Purchaser copies of (or, to the extent no such copy exists, a description of) each Transferred Entity Benefit Plan and (if applicable): (i) the most recent plan, adoption agreement document and any related trust agreement and insurance policies, (ii) the most recent summary plan description, (iii) the most recent annual report on Form 5500 and all attachments thereto filed with the IRS or other Governmental Entity with respect to such Benefit Plan, (iv) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Transferred Entity Benefit Plan and (v) any amendment thereto. Notwithstanding the foregoing, any Transferred Entity Benefit Plan that (A) relates to an employee who performs services primarily outside of the United States and whose base salary and target bonus does not exceed $150,000 on an annualized basis as of the date of this Agreement, (B) is in all material respects in a form of agreement or arrangement of the type that is identified on Section 4.11(a) of the Parent Disclosure Schedule and has been made available to Purchaser and (C) does not provide any severance or notice period in excess of ninety (90) days or such longer period as may be required by applicable Laws will not be specifically set forth on Section 4.11(a) of the Parent Disclosure Schedule. (b) (i) each Transferred Entity Benefit Plan has been maintained and administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, and the Transferred Entities and, to the Knowledge of Sellers, each fiduciary have performed all material obligations required to be performed by them under, and are not in default, in any material respect, under or in violation of, any Transferred Entity Benefit Plan; (ii) all contributions required to be made with respect to any Transferred Entity Benefit Plan on or before the date hereof have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Transferred Entity Benefit Plan for the current plan year (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the Ordinary Course of Business after the date of the most recent balance sheet included in the Business Financial Statements); (iii) each Transferred Entity Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to its qualification and nothing has occurred since the issuance of such letter that could reasonably be expected to cause the loss of the tax-qualified status of any such Transferred Entity Benefit Plan; (iv) each

-32- International Transferred Entity Benefit Plan that is intended to qualify for special tax treatment meets all material requirements for such treatment; and (v) each International Transferred Entity Benefit Plan that is intended to be funded and/or book reserved is fully funded and/or book reserved, as applicable, in all material respects, based upon reasonable actuarial assumptions; and (vi) all required contributions to any Governmental Plan have been timely made in all material respects. No Transferred Entity Benefit Plan is maintained through a human resources and benefits outsourcing entity or professional employer organization. (c) No Transferred Entity has any material Controlled Group Liability by reason of at any time being treated as an ERISA Affiliate of Parent or the Sellers or any of their respective ERISA Affiliates. No Transferred Entity sponsors, maintains or has any material liability (including, any contingent liability by reason of being treated as an ERISA Affiliate with any other Person) with respect to any employee benefit plan that is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or “defined benefit plan” (as defined in Section 3(35) of ERISA), in each case, that is subject to Title IV of ERISA. (d) Section 4.11(d) of the Parent Disclosure Schedule sets forth a true, correct and complete list of each International Transferred Entity Benefit Plan that provides for defined benefit or termination indemnity benefits to Business Employees and, with respect to each such plan, indicates the funded status of such plan as of the last day of the fiscal year ended December 31, 2019. (e) With respect to the Transferred Entity Benefit Plans or any trusts related thereto, as of the date hereof, no actions, suits, claims, investigations or audits (other than routine claims for benefits in the Ordinary Course of Business) are pending or, to the Knowledge of Sellers, threatened. (f) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) would reasonably be expected to (i) increase any benefits under any Seller Benefit Plan or Transferred Entity Benefit Plan, (ii) result in the acceleration of the time of payment, funding or vesting, or an increase in the amount, of any compensation or benefits due to any Transferred Entity Employee, (iii) constitute a breach of any Transferred Entity Benefit Plan, limit a Transferred Entity’s ability to amend or terminate a any Transferred Entity Benefit Plan, or result in an increase in the notice period required to terminate the engagement of any Business Employee or (iv) result in any “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) being made by the Sellers or any of the Transferred Entities to any Transferred Entity Employee who is a “disqualified individual” within the meaning of Section 280G of the Code. The consummation of the Transactions will not constitute a change in ownership or control of the Sellers or Parent or any affiliated group of which the Sellers or Parent are a part within the meaning of Section 280G of the Code. (g) No Transferred Entity Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former service providers beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or comparable applicable Law.

-33- (h) No Transferred Entities located outside of the United States sponsors, maintains or contributes to any Benefit Plan. Purchaser shall have no liability in respect of any Seller Benefit Plan following the Closing. (i) Each arrangement subject to Section 409A of the Code maintained by the Transferred Entities complies with Section 409A of the Code by its terms and has been operated in compliance in all respects therewith. None of the Transferred Entities are under an obligation to gross up any Taxes under Section 409A, Section 4999 or Section 280G of the Code. Section 4.12 Employees; Labor Matters. (a) Section 4.12 of the Parent Disclosure Schedule lists each Collective Bargaining Agreement. (b) During the past five (5) years, no material labor dispute, strikes or stoppages have occurred or, to the Knowledge of Sellers, have been threatened with respect to any Business Employees. (c) To the Knowledge of Sellers, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving any Business Employees. (d) The Transferred Entities are, and during the past five (5) years through the date hereof have been, in compliance in all material respects with all applicable Laws relating to employment of labor, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, mass layoffs, worker classification, exempt and non-exempt status, compensation and benefits, wages and hours and Worker Adjustment and Retraining Notification Act of 1988, as amended or any similar state or local Law. None of the Transferred Entities, nor to the knowledge of Sellers, any of their respective Representatives or employees, has in the past five (5) years committed any material unfair labor practice in connection with the operation of the Business, and there is no unfair labor practice charge or complaint against the Transferred Entities by the National Labor Relations Board or any comparable Governmental Entity pending or, to the knowledge of Sellers, threatened. No independent contractor (nor any individual leased from or hired through another employer or third party via an agreement with such employer or third party to provide services to the Transferred Entities) is required by applicable Laws to be classified as an employee of the Transferred Entities. (e) Each Business Employee has been primarily dedicated to the Business since January 1, 2020 (or, for any such Business Employee hired after January 1, 2020, since the date of such Business Employee’s hire). Since January 1, 2020, no individual who was primarily dedicated to the Business has been transferred to any division or business unit of the Parent Group other than the Business. No offer of employment or engagement has been made to any individual who would be a Business Employee which is outstanding for acceptance, or which has been accepted but has not yet commenced, and which provides for an annual base salary of $100,000 or more. (f) The Sellers have provided to Purchaser a true, correct and complete list of each Business Employee as of the date of such list (such list, as updated in accordance with Section

-34- 7.1) (the “Business Employee List”) and, with respect to each such individual, the following information, if applicable, to the extent permitted under applicable Law: (A) name, (B) position, (C) employing entity, (D) work location, (E) date of hire, (F) annual salary or hourly rate (as applicable), (G) status as exempt/non-exempt from the overtime requirements of the Fair Labor Standards Act (for U.S. employees) and full time/part time, (H) whether the individual is on short- term or long-term disability or other leave status, (I) the individual’s bonus target for the current fiscal year and bonus paid or payable for the most recently completed fiscal year, and the annual incentive compensation plan in which the individual is eligible to participate, (J) whether the individual has been placed on furlough or reduced hours or their employment costs are being met (in whole or in part) by a state subsidy scheme, (K) accrued vacation, paid-time off, sick and holiday pay, (L) work authorization/visa information (and expiration dates, if applicable). The information set forth in clauses (H), (I) and (J) may be provided in one or more separate lists, each of which shall be deemed to constitute a part of the Business Employee List for purposes of this Agreement. The Sellers have made available to Purchaser copies, templates or detailed descriptions of all material handbooks applicable to all Business Employees. (g) The Sellers have provided to Purchaser a true, correct and complete list of each natural person independent contractor providing material services to the Business and for each the initial date of the engagement, whether the engagement has been terminated by written notice by either party thereto, annual fees and any notice requirements. (h) The Sellers and the Transferred Entities are each in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended (the “WARN Act”), or any similar state or local Law. In the past two years, (i) neither the Sellers nor any Transferred Entity has effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Sellers or any Transferred Entity and (iii) neither the Sellers nor any Transferred Entity has engaged in layoffs or employment terminations sufficient in number to trigger notice obligations under any similar applicable Law. (i) No individual shall have a reasonable basis to bring any material Transfer Claim in connection with the Pre-Closing Restructuring following the Closing Date. Section 4.13 Taxes. (a) All Tax Returns required to be filed by or with respect to the Transferred Entities have been filed, and the Transferred Entities have fully paid all Taxes due and owing whether or not shown on any Tax Return. All such Tax Returns were true, correct and complete in all material respects and have been prepared in substantial compliance with all applicable Law. Parent has made available to Purchaser true, correct and complete copies of all income and other material Tax Returns and any examination reports, statements of deficiencies, adjustments or proposed deficiencies and adjustments in respect of Precor Incorporated and its Subsidiaries filed or received, as the case may be, after 12/31/16. (b) There are no Liens for Taxes (other than Permitted Liens) upon any assets of the Transferred Entities.

-35- (c) Since the Balance Sheet Date, no Transferred Entity has incurred a liability for Taxes outside the Ordinary Course of Business. (d) There is (i) no deficiency for any income Taxes has been asserted or assessed by any Governmental Entity in writing against the Transferred Entities (or, to the Knowledge of Sellers, has been threatened or proposed), except for deficiencies which have been satisfied, settled or withdrawn and (ii) as of the date hereof, no tax audit or other proceeding by any Governmental Entity is pending or threatened in writing with respect to any income Taxes due from the Transferred Entities. Neither Parent nor any Transferred Entity has received written notice from any taxing authority (including in jurisdictions where the applicable Person has not filed Tax Returns) that it intends to commence such an audit, examination, or proceeding. (e) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Transferred Entities for any taxable period, or any extension of time for any Transferred Entity to file a Tax Return (excluding, for this purpose, automatic extensions of time granted in the ordinary course which did not involve the discretionary exercise of authority by a tax authority). No power of attorney has been executed with respect to any Taxes owed by the Transferred Entities that is currently in force. (f) None of the Transferred Entities (i) has been a member of an “affiliated group” within the meaning of Code 1504(a) filing a consolidated federal income Tax Return, other than an affiliated group of which the common parent was Parent or one of its Subsidiaries, or (ii) has liability for the Taxes of another Person (other than any of the Transferred Entities) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Tax Law), as a transferee or successor, under any other applicable Law or by contract (other than (x) customary agreements with customers, vendors, lessors or lenders entered into in the ordinary course business that do not relate primarily to Taxes and (y) the Transition Services Agreement). (g) None of the Transferred Entities has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement. (h) None of the Transferred Entities has entered into any “reportable transaction” that has given rise to a disclosure obligation under Section 6011 of the Code and the Treasury Regulations promulgated thereunder. (i) None of the Transferred Entities is or has been within five year period prior to the date of this Agreement a “United States real property holding corporation” within the meaning of Section 897 of the Code. (j) Each Transferred Entity has withheld all Taxes required to be withheld with respect to the Transferred Business Employees or any other person and paid over to the appropriate Taxing authority all such Taxes required to be withheld or paid. (k) No Transferred Entity will be required to include any material item of income in, or exclude any material item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing as a result of any (i) change in method of accounting

-36- for a Taxable period ending on or prior to the Closing, (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), (iii) installment sale or open transaction disposition made on or prior to the Closing, (iv) prepaid amount received on or prior to the Closing, (v) election under Section 108(i) of the Code made on or prior to the Closing, or (vi) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) with respect to a transaction occurring on or prior to the Closing Date. None of the Transferred Entities has made an election pursuant to Section 965(h) of the Code. (l) Each Transferred Entity has at all times been classified in accordance with the U.S. federal (and applicable state and local) income tax classification set forth next to its name on Section 4.13(l) of the Parent Disclosure Schedule. (m) None of the Transferred Entities has, except as set forth on Section 4.13(m) of the Parent Disclosure Schedule, deferred any Taxes or has claimed any employee retention or other Tax credits pursuant to the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136), signed into law on March 27, 2020 (“CARES Act”) or any other corresponding or similar provision of state, local or non-U.S. Tax Laws. (n) Each Transferred Entity has properly (i) collected and remitted sales, use, value-added and similar Taxes with respect to sales made to its customers and (ii) for all sales that are exempt from sales, use, value-added and similar Taxes and that were made without charging or remitting sales, use, value-added or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale as exempt. (o) None of the Transferred Entities has received or applied for a Tax ruling that would be binding upon any Transferred Entity after the Closing Date. Section 4.14 Sufficiency of Assets. (a) After giving effect to the Pre-Closing Restructuring, each of the Transferred Entities will be the true and lawful owner and has good and valid title to each asset that such Transferred Entity purports to own, including all the assets reflected on the Business Financial Statements or thereafter acquired for use in the Business (whether real or personal and whether tangible or intangible), except those sold or otherwise disposed of or consumed in the Ordinary Course of Business since the Balance Sheet Date, in each case, free and clear of all Liens, other than Permitted Liens. Such assets include all rights, properties and other assets used by or necessary for such Transferred Entity to conduct the Business. (b) At the Closing, taking into account and giving effect to all of the Ancillary Agreements (including the rights, benefits and services contemplated under the Transition Services Agreement), the Transferred Entities will own or have the right to use (including by means of ownership of rights pursuant to licenses or other Contracts) all of the material assets, properties and rights (excluding the Parent Names and Cash of the Transferred Entities) necessary to conduct the Business in substantially the same manner as conducted and as proposed to be conducted by the Transferred Entities as of the date of this Agreement.

-37- Section 4.15 Insurance. Section 4.15 of the Parent Disclosure Schedule contains a list of all policies of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Business as of the date of this Agreement, but exclusive of those addressed in Section 4.10. Except as set forth in Section 4.15 of the Parent Disclosure Schedule, as of the date of this Agreement (a) none of Parent or any of the Transferred Entities has received any written notice from any insurer under any such insurance policies, canceling or materially adversely amending any such policy or denying renewal of coverage thereunder, and (b) all premiums on such insurance policies due and payable as of the date hereof have been timely paid and Parent and each of the Transferred Entities are otherwise in compliance with the terms of such policies in all material respects. True, correct and complete copies of all such policies have been made available to Purchaser. There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All such policies remain in full force and effect, and to the Knowledge of Sellers, there is no threatened termination of, or material premium increase with respect to, any of such policies. Section 4.16 Licenses, Permits and Authorizations. (a) Section 4.16 of the Parent Disclosure Schedule identifies each material Permit held by each of the Transferred Entities (indicating, in each case, the holder of such Permit). The Permits held by each of the Transferred Entities are valid and in full force and effect, and constitute all Permits necessary to enable each of the Transferred Entities to conduct the Business in the manner in which the Business is currently being conducted and as planned to be conducted as of the date of this Agreement, in each case, as would not reasonably be expected to be material to the Transferred Entities, taken as a whole. None of the Transferred Entities has received any written notice or other written communication (or to the Knowledge of the Sellers, otherwise) from any Governmental Entity regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Permits or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Permits. (b) Except as set forth on Section 4.16 of the Parent Disclosure Schedule, the Transferred Entities have obtained, and are in compliance with, all Permits necessary under applicable Laws to permit the Transferred Entities to own, operate, use and maintain their assets in the manner in which they are now operated and maintained and to conduct the Business as currently conducted, except where the absence of, or the failure to be in compliance with, any such Permit would not reasonably be expected to be material to the Transferred Entities, taken as whole. As of the date hereof, none of the Transferred Entities has received any written notice or other written communication (or to the Knowledge of the Sellers, otherwise) from any Governmental Entity or have any Actions or reasonably apparent investigations by or before any Governmental Entity pending or threatened in writing (or to the Knowledge of the Sellers, otherwise), in each case which would reasonably be expected to result in the revocation, withdrawal, suspension, cancellation, termination or modification of any such Permit, except for any such revocation or termination that would not reasonably be expected to be material to such Transferred Entity. Section 4.17 Real Property. (a) None of the Transferred Entities owns any real property.

-38- (b) Section 4.17(b) of the Parent Disclosure Schedule lists, as of the date of this Agreement, all real property leased by any Transferred Entity, in each case, as the lessee (the “Business Leased Real Property”). Each of the applicable Transferred Entities has good, valid and enforceable leasehold estate in, and enjoy peaceful and undisturbed possession of, the Business Leased Real Property leased by such Transferred Entities, subject to the Enforceability Exceptions and any Permitted Liens, and, as of the date of this Agreement, neither Parent, any Subsidiary nor any Transferred Entity has received any written notice from any lessor of such Business Leased Real Property of, nor does there exist, any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by the party that is the lessee or lessor of such Business Leased Real Property. True, correct and complete copies of all leases and subleases, including all modifications, amendments and supplements thereto have been provided or made available to Purchaser. (c) No Person other than a Transferred Entity, subleases, licenses or otherwise has the right to use or occupy the Business Leased Real Property or any portion thereof. (d) Section 4.17(d) of the Parent Disclosure Schedule lists, as of the date of this Agreement, all leases warehousing agreements under which each of the Transferred Entities currently uses or occupies or has the right to use or occupy any real property or facility. Section 4.18 Intellectual Property. (a) Section 4.18(a) of the Parent Disclosure Schedule sets forth a true, correct and complete list as of the date hereof of all (i) Business Registered IP Rights, including, as applicable, the application and registration number, the jurisdiction, the record owner and, if different, the legal owner, and (ii) material unregistered trademarks and service marks (including logos and other indicia of source) included in the Owned Intellectual Property. Each item of Business Registered IP Rights is valid, subsisting, and to the Knowledge of Sellers, enforceable (or in the case of applications, applied for), and all necessary registration, maintenance and renewal fees currently due in connection with the Business Registered IP Rights have been paid and all documents, recordations and certificates in connection with such Business Registered IP Rights currently required to be filed have been filed with the relevant Governmental Entities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Business Registered IP Rights and recording the Transferred Entities’ and/or any member of the Parent Group’s ownership interests therein. (b) The Transferred Entities and members of the Parent Group, as applicable, own, or have independently developed or acquired and have good, valid and exclusive title to each material item of Owned Intellectual Property free and clear of any Liens, other than Permitted Liens. The Business Intellectual Property, including Intellectual Property licensed to the Transferred Entities pursuant to the Ancillary Agreements, constitutes all Intellectual Property used in, sufficient, and necessary for the Business as presently conducted and as proposed to be conducted as of the date of this Agreement. As of the Closing, the Transferred Entities or a Designated Purchaser Affiliate, as applicable, will independently own and have good, valid and exclusive title to all Owned Intellectual Property.

-39- (c) Except as would not reasonably be expected to be material to the Transferred Entities, taken as a whole: (i) none of the Owned Intellectual Property or, to the Knowledge of the Sellers, any Third Party Intellectual Property is subject to any Order adversely affecting the use thereof or rights thereto by or of the Transferred Entities or any member of the Parent Group; (ii) there is no opposition or cancellation Action pending against the Transferred Entities or any member of the Parent Group concerning the ownership, validity or enforceability of any Owned Intellectual Property; (iii) (A) to the Knowledge of Sellers, there is no infringement or misappropriation, unauthorized use, unauthorized disclosure, or other violation, of any Owned Intellectual Property by any third party (including any current or former employee, consultant or contractor of any Transferred Entity or any member of the Parent Group) or (B) or any written allegation made or action, suit, or proceeding brought by any Transferred Entity or any member of the Parent Group with respect to the foregoing; and (iv) the operation of the Business as previously conducted, as conducted as of the date hereof and as of the Closing, and as proposed to be conducted as of the date hereof by the Transferred Entities, the Business Products, and any Owned Intellectual Property do not, and have not within the six (6) years prior to the date hereof, infringe, misappropriate, violate or otherwise conflict with the Intellectual Property of any other Person and there is no reasonable basis for a claim that any of the foregoing is infringing, violating, or misappropriating, or has in the last (6) years has infringed, violated or misappropriated upon any Intellectual Property of any other Person. In the past six (6) years, none of the Transferred Entities or members of the Parent Group, to the extent related to the Business, have received any communication that involves an offer to license or grant any other rights or immunities under any Third Party Intellectual Property Right (other than sales calls from third parties in the Ordinary Course of Business). (d) Each of the Transferred Entities and members of the Parent Group, as applicable, has taken commercially reasonable steps to protect and maintain the confidentiality of all confidential, proprietary, material trade secrets, or non-public information included in the Owned Intellectual Property and any Third Party Intellectual Property under which the Transferred Entities and members of the Parent Group, as applicable, are subject to written confidentiality obligations or confidentiality obligations arising from an established course of dealing (“Confidential Information”). All use, disclosure or appropriation of Confidential Information of each of the Transferred Entities and members of the Parent Group by or to a third party has been pursuant to the terms of a written Contract between the relevant Transferred Entity or member of the Parent Group and such third party (or such third party otherwise has a professional duty to maintain the confidentiality of such Confidential Information). (e) Neither the execution and delivery or effectiveness of this Agreement or the Ancillary Agreements nor the performance of the Transferred Entities’ or any member of the Parent Group’s obligations hereunder or thereunder will (i) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of any material Business Intellectual Property or (ii) cause any grant of Intellectual Property owned by or licensed to Purchaser and its Affiliates to any third party. The consummation of the Transactions will not result in the modification, cancellation, termination, suspension of, or acceleration of any payments with respect to any Contract governing any material Business Intellectual Property or give any party that is not the applicable Transferred Entity or member of the Parent Group the right to do any of the foregoing. At and after the Closing, the Transferred Entities (as wholly owned subsidiaries of the Purchaser) will be permitted to exercise all of the rights of any Transferred Entity or any member of the Parent

-40- Group immediately prior to the Closing under any Contract governing any material Business Intellectual Property to the same extent in which the Transferred Entities and the members of the Parent Group would have been able to had the Transaction not occurred and without the payment of additional amounts or consideration other than ongoing fees, royalties, or payments that the Transferred Entities or members of the Parent Group would have otherwise been required to pay. (f) Each current and former employee, consultant and contractor who contributed independently or jointly in the creation or development of material Owned Intellectual Property for the Transferred Entities or members of the Parent Group, as applicable, has executed a valid and enforceable written agreement pursuant to which such Person has granted to the Transferred Entities or members of the Parent Group, as applicable, all of such Person’s right, title and interest in and to such Intellectual Property (to the extent such Intellectual Property did not otherwise vest with the Transferred Entities or members of the Parent Group, as applicable, automatically by operation of law). There are no royalties, honoraria, fees, inventor remuneration, or other payments payable by the Transferred Entities or members of the Parent Group to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any material Owned Intellectual Property. (g) The Transferred Entities and the members of the Parent Group do not use Open Source Materials in the Owned Intellectual Property or otherwise in the Business Products in a way that (i) creates or purports to create, obligations for the Transferred Entities and the members of the Parent Group with respect to any Business Source Code or grant, or purport to grant, to any third party, any rights or immunities under any Business Source Code (including using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be disclosed or distributed in source code form), or (ii) breaches the terms and conditions of any licenses for the Open Source Materials. “Open Source Materials” means all software or other material that is distributed as “free software”, or “open source software” or under similar freeware licensing or distribution terms. (h) In the past six (6) years, the Transferred Entities have implemented any and all security patches or upgrades that are generally available for any Business Products or material Transferred Entities IT Systems. The Transferred Entities and members of the Parent Group have in the past six (6) years taken commercially reasonable steps to implement commercially reasonable procedures to ensure that no Owned Intellectual Property or Business Product contains any code that is a “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm” (as such terms are commonly understood in the software industry) or other harmful or malicious code. (i) The Transferred Entities, and as of the Closing, will own or have valid rights to access and use all material information technology systems (including computer systems, networks, hardware, databases, and equipment) used in the Business (the “Transferred Entities’ IT Systems”). The Transferred Entities’ IT Systems operate and perform in all material respects as required in connection with the operation of the Business and are designed to not allow for unauthorized access to the Transferred Entities’ IT Systems by any Person. The members of the

-41- Parent Group and the Transferred Entities have implemented appropriate technical, physical and organizational measures and security systems designed to protect the confidentiality, integrity and security of the owned Transferred Entities’ IT Systems, and all Confidential Information and data stored therein or transmitted thereby (including any Personal Information) from unauthorized use, access, interruption, modification or corruption. (j) At no time during the conception of or reduction to practice of any of the material Owned Intellectual Property, was any Transferred Entity or member of the Parent Group or any Person who contributed independently or jointly in the creation or development of any such Intellectual Property for the foregoing (i) operating under any grants from any Governmental Entity, university, other educational institution, military, multi-national, bi-national, or international organization (“R&D Sponsor”) or (ii) performing (directly or indirectly) research sponsored by any R&D Sponsor. (k) None of the Transferred Entities or, to the extent related to the Business, members of the Parent Group, are or have in the last six (6) years been a member of, a contributor to, or affiliated with, any industry standards organization which required the licensing, assignment, contribution, disclosure, or other requirement or restriction of Owned Intellectual Property to such industry standards organization. Section 4.19 Privacy and Data Security. (a) The data privacy and security practices and processing of Personal Information of the Transferred Entities or, to the extent related to the Business, members of the Parent Group, conform, and at all times in the past five (5) years have conformed in all material respects, to all of the Seller Privacy Commitments, Privacy Laws and Seller Data Agreements. The Transferred Entities and, to the extent related to the Business, members of the Parent Group, have at all times in the past five (5) years: (i) had a valid legal basis (including providing adequate notice and obtaining any necessary consents from individuals) required for the Processing of Personal Information as conducted by or for the Transferred Entities or the Business; (ii) contractually required third parties that collect, access, use Process, store or disclose Seller Data to comply with Privacy Laws and Seller Privacy Commitments; and (iii) abided by any privacy choices, and contractually required third parties, that collect access, use Process, store or disclose Seller Data, (including opt out preferences) of individuals relating to Personal Information (such obligations along with those contained in Seller Privacy Policies, collectively, “Seller Privacy Commitments”), in each case of (i)-(iii) in all material respects. Neither the execution, delivery or performance by Sellers and the Transferred Entities of this Agreement nor the consummation by Sellers and the Transferred Entities of any of the Transactions, nor the transfer or assignment to Purchaser of the Personal Information or any PI Databases included in the assets of each of the Transferred Entities, will result in any material violation of any Seller Privacy Commitments, Seller Data Agreements, standard terms of service entered into by Sellers or the Transferred Entities, or any Privacy Laws. (b) The Transferred Entities or, to the extent related to the Business, members of the Parent Group, have established and maintain appropriate technical, physical and organizational security measures and systems and technologies in compliance with all material data security requirements under applicable Privacy Laws and Seller Privacy Commitments that

-42- are designed to protect Seller Data against accidental or unlawful Processing in a manner appropriate to the risks represented by the Processing of such data by Sellers, the Transferred Entities and their respective data processors. The Transferred Entities and, to the extent related to the Business, members of the Parent Group, and their respective data processors have taken commercially reasonable steps to ensure the reliability of their respective employees and contractors who have access to Seller Data, to train their employees on all applicable aspects of Privacy Laws and Seller Privacy Commitments and to ensure that all such employees with the authority and/or ability to access such data are under written obligations of confidentiality with respect to such data. (c) True, correct and complete copies of all current Seller Privacy Policies have been made available to Purchaser. (d) The Transferred Entities and, to the extent related to the Business, members of the Parent Group, own all right, title and interest in and to each element of Seller-Owned Data. The Transferred Entities and, to the extent related to the Business, members of the Parent Group, have the right to Process all material Seller-Owned Data without obtaining any permission or authorization of any Person. (e) The Transferred Entities and, to the extent related to the Business, members of the Parent Group, have valid and subsisting contractual rights to Process or to have Processed all material Seller-Licensed Data howsoever obtained or collected by or for the Transferred Entities in the manner that it is Processed by or for the Transferred Entities. The Transferred Entities and, to the extent related to the Business, members of the Parent Group, have all rights, and all permissions, licenses or authorizations required under applicable Privacy Laws and relevant Contracts, to retain, produce copies, prepare derivative works, disclose, combine with other data, and grant third parties rights, as applicable, to each of the Seller-Licensed Data as necessary for the operation of the Business. The Transferred Entities and, to the extent related to the Business, members of the Parent Group, have been and are in compliance with all Contracts pursuant to which any Transferred Entity Processes or has Processed Seller-Licensed Data, and the consummation of the Transactions will not conflict with, or result in any violation or breach of, or default under, any such Contract. (f) Section 4.19(f) of the Parent Disclosure Schedule contains a true, correct and complete list of notifications and registrations made by the Transferred Entities and, to the extent related to the Business, members of the Parent Group, under Privacy Laws with relevant Governmental Entities in connection with the Sellers’ Processing of Personal Information (the “Privacy Notices”) in the past five (5) years. All such Privacy Notices are valid, accurate, complete and fully paid up to the extent required by applicable Privacy Laws, and, to the Knowledge of the Sellers, the consummation of the Transactions will not invalidate such notification or registration or require such notification or registration to be amended. Other than the notifications and registrations set forth on Section 4.19(f) of the Parent Disclosure Schedule, no other registrations or notifications are required in connection with the Processing of Personal Information by Sellers. The Transferred Entities and, to the extent related to the Business, members of the Parent Group, do not and have not knowingly in the past five (5) years Processed the Personal Information of any natural Person considered a child under the age of 13.

-43- (g) Where the Transferred Entities and members of the Parent Group in the operation of the Business use a data processor or other third party to Process Personal Information on their behalf, the processor or third party has provided guarantees, warranties or covenants in relation to Processing of Personal Data, confidentiality, security measures and agreed to compliance with those obligations that are sufficient for the Transferred Entities’ compliance with Privacy Laws and Seller Privacy Commitments, and there is in existence a written Contract between the applicable Person and each such data processor that materially complies with the requirements of Privacy Laws and Seller Privacy Commitments. The Sellers have made available to Purchaser accurate copies of all such Contracts. To the Knowledge of Sellers, such data processors have not breached any such Contracts pertaining to Personal Information Processed by such Persons on behalf of the Sellers. (h) The Transferred Entities and, members of the Parent Group in the operation of the Business, currently and in the last five (5) years have contractually required all third parties with access to Personal Information (to the extent related to the Business) to: (i) establish and maintain appropriate technical, physical and organizational measures and security systems and technologies and (ii) implement and maintain a security plan designed to protect, Personal Information against loss, damage, and unauthorized access, use, modification, or other misuse. (i) The Transferred Entities and members of the Parent Group in the operation of the Business, (i) have not in the past five (5) years received or experienced and, to the Knowledge of the Sellers, there is no circumstance (including any circumstance arising as a result of the acts or omissions of a distributor or an audit or inspection carried out by any Governmental Entity) that would reasonably be expected to give rise to, any legal proceeding, Order, notice, communication, warrant, regulatory opinion, audit result or allegation from a Governmental Entity or any data subject: (A) alleging or confirming non-compliance with a relevant requirement of Privacy Laws or Seller Privacy Commitments, (ii) requiring or requesting any such Person to amend, rectify, cease Processing, de-combine, permanently anonymize, block or delete any Seller Data, (iii) permitting or mandating a relevant Governmental Entity to investigate, requisition information from, or enter the premises of Seller, or (iv) claiming compensation from the Sellers. Sellers are not currently, and have not in the past five (5) years been involved in any legal proceedings regarding non-compliance or alleged non-compliance with applicable Privacy Laws or Seller Privacy Commitments. (j) No security incident, violation of any data security policy, breach, or unauthorized access in relation to Seller Data, Seller databases, or Confidential Information (including Personal Information in any Seller’s or Transferred Entity’s possession, custody or control) has occurred in the last five (5) years or is threatened, and there has been no unauthorized or illegal Processing of any of the foregoing, in each case other than as would not reasonably be expected to result in material liability. No circumstance has arisen in which applicable Laws (including Privacy Laws) would require or recommend any Seller or Transferred Entity to notify a Governmental Body of a data security breach or security incident. (k) The Transferred Entities and members of the Parent Group in the operation of the Business have implemented and maintain reasonable security, disaster recovery and business continuity plans consistent with industry practices of companies offering similar services, and act

-44- in compliance therewith in all material respects and have tested such plans on a periodic basis, and such plans have proven effective upon testing in all material respects. Section 4.20 Environmental Matters. (a) Each of the Transferred Entities is, and since the date that is five (5) years prior to the date hereof has been, in material compliance with all applicable Environmental, Health and Safety Laws. (b) Each of the Transferred Entities holds, and is in material compliance with, all Permits required under applicable Environmental, Health and Safety Laws to permit each of the Transferred Entities to operate its assets in a manner in which it is now operated and maintained and to conduct the Business as currently conducted. (c) There has been no Release of Hazardous Materials at the Business Leased Real Property in a quantity or manner that has resulted in contamination of the soil, groundwater or surface water that requires any material investigation, removal, remediation or other response action by the Transferred Entities under applicable Environmental, Health and Safety Laws or would reasonably be expected to result in the assertion of material liability under Environmental, Health and Safety Laws against the Transferred Entities. (d) The Transferred Entities have not treated, stored, arranged for or knowingly permitted the disposal of, Released, transported, handled, manufactured, distributed, disposed of, or exposed any Person to any Hazardous Material at, to or from any location except in material compliance with Environmental, Health and Safety Laws and as would not reasonably be expected to result in the assertion of material Liability under Environmental, Health and Safety Laws against Transferred Entities. (e) There are no Actions or written notices of violation pending or threatened in writing against the Transferred Entities alleging material violations of or material liability under any Environmental, Health and Safety Law. (f) There are no, nor in the past five (5) years have there been any, facts, circumstances or conditions that would reasonably be expected to give rise to any material Liability of any Transferred Entity with respect to Environmental, Health and Safety Laws. (g) Notwithstanding any other provisions in this Agreement, Purchaser acknowledges and agrees that the representations and warranties contained in this Section 4.20 are the only representations and warranties given by Parent with respect to environmental, health or safety matters, including any arising under Environmental, Health and Safety Laws or relating to Hazardous Materials, and no other provisions of this Agreement or any Ancillary Agreement shall be interpreted as containing any representation or warranty with respect thereto. Section 4.21 Absence of Changes. (a) Since the Balance Sheet Date (i) there has not been any Business Material Adverse Effect and (ii) there has not been any action taken by Parent or its Affiliates that, if taken

-45- during the period from the date of this Agreement through the Closing Date without Purchaser’s consent would constitute a breach of Section 6.4(a), excluding Section 6.4(a)(x). (b) Except as otherwise contemplated by this Agreement (including the Pre- Closing Restructuring), from the Balance Sheet Date through the date of this Agreement, the Business has been operated in the Ordinary Course of Business. Section 4.22 Interested-Party Matters. (a) Except (a) the Transferred Entity Benefit Plans and (b) Contracts between or among the Transferred Entities, none of the Transferred Entities is party to any material Contract with any (i) present or former officer, manager, partner or director of Parent or any of its Subsidiaries or (ii) Affiliate of Parent. (b) None of the officers, managers, partners or directors of each Transferred Entity (i) has any direct or indirect ownership, participation, royalty or other interest in, or is an officer, director, employee of or consultant or contractor for any firm, partnership, entity or corporation that competes with, or does business with, or has any contractual arrangement with, any of the Transferred Entities (except with respect to any interest in less than 5% of the stock of any corporation whose stock is publicly traded), (ii) is a party to or otherwise directly or indirectly has a material economic interest in, any Contract to which such Transferred Entity is a party or by which such Transferred Entity or any of its assets is bound, except for normal compensation for services as an officer, director or employee thereof, or (iii) has any material economic interest in any material property, real or personal, tangible or intangible (including any Intellectual Property) that is used in, or that relates to, the Business, except for the rights of its equityholders. Section 4.23 Intercompany Arrangements. Except for any Contracts to be terminated pursuant to Section 6.9, and other than Contracts to provide the services that are to be provided in accordance with any Ancillary Agreement, Section 4.23 of the Parent Disclosure Schedule sets forth a list, which is true, correct and complete in all material respects as of the date hereof, of all Contracts between or among any Transferred Entity, on the one hand, and any member of the Parent Group, on the other hand. Section 4.24 Significant Customers and Suppliers. (a) Section 4.24 of the Parent Disclosure Schedule lists: (a) the twenty (20) largest customers of the Business (measured by aggregate billings) during the fiscal year ended December 31, 2019 (the “Material Customers”) and (b) the thirty (30) largest suppliers of materials, products or services to the Business (measured by aggregate dollars spent) during the fiscal year ended December 31, 2019 (the “Material Suppliers”). Except as disclosed in Section 4.24 of the Parent Disclosure Schedule no Material Customer or Material Supplier has cancelled, terminated or materially adversely changed the pricing or other terms of its business relationship with the Transferred Entities since December 31, 2019, or notified the Transferred Entities in writing since December 31, 2019 of any intent to do so. (b) During the twelve-month period immediately preceding the date hereof, none of the Transferred Entities or members of the Parent Group has rejected a purchase order, work order, invoice, or other written request for the purchase of Business Products due to the

-46- Transferred Entities’ or Parent Group members’, as applicable, inability or expected inability to manufacture or supply the quantity of Business Products set forth in such purchase order, work order, invoice or other written request. (c) As of the date hereof, the Transferred Entities have sufficient manufacturing and supply capacity to meet normal historic demands and forecasts from customers for Business Products. (d) As of the date hereof, none of the Transferred Entities or members of the Parent Group are experiencing any material supply chain- or manufacturing-related issues, disruptions or interruptions that adversely impact the Transferred Entities’ or the Parent Group members’ ability to meet normal historic demands and forecasts from customers of Business Products. Section 4.25 Business Products. No Business Product is subject to any warranty, right of return, right of credit, or other indemnity other than the applicable stated terms and conditions of sale, warranties, service obligations, license, or lease of the Transferred Entities or any member of the Parent Group. In the last five (5) years, there have been no product liability claims relating to the Transferred Entities or any member of the Parent Group (relating to the operation of the Business in any way) or any Business Products that settled for an amount in excess of $350,000 individually. Section 4.26 Brokers’ Fees. Except as set forth on Section 4.26 of the Parent Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar commission, for which any Transferred Entity would be liable in connection with the Transactions based upon arrangements made by Parent or any of its Affiliates. Section 4.27 Export Control Laws. Each Transferred Entity has in the past five (5) years conducted its export transactions in accordance in all material respects with applicable provisions of United States export and re-export controls, including the Export Administration Act and Regulations, the Foreign Assets Control Regulations, the International Traffic in Arms Regulations and other controls administered by the United States Department of Commerce, the United States Department of State and/or the United States Department of the Treasury and all other applicable import/export controls in other countries in which such Transferred Entity conducts business. Without limiting the foregoing: (i) each of the Transferred Entity has obtained all export and import licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, screenings and filings with any Governmental Entity required for (A) the export, import and re-export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad (collectively, “Export Approvals”), (ii) each Transferred Entity is in compliance in all material respects with the terms of all applicable Export Approvals, (iii) there are no pending or, to the knowledge of each Transferred Entity, threatened claims against such Transferred Entity with respect to such Export Approvals, (iv) there are no actions, conditions or circumstances pertaining to each of the Transferred Entity’s export transactions that would reasonably be expected to give rise to any future material claims and (v) no Export Approvals for the transfer of export licenses to Purchaser or any Transferred Entity are required, except for such Export Approvals that can be obtained expeditiously and without material cost.

-47- Section 4.28 No Additional Representation or Warranties. Except as provided in this Article IV, neither Parent nor any of its Affiliates, nor any of their respective directors, officers, managers, employees, equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to Purchaser or its Affiliates regarding the Transferred Entities and no such party shall be liable in respect of the accuracy or completeness of any information provided to Purchaser or its Affiliates. ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING PURCHASER Except as set forth in the disclosure schedule delivered to Parent prior to the execution of this Agreement (the “Purchaser Disclosure Schedule”), it being agreed that disclosure of any item in any section or subsection of the Purchaser Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face, Purchaser hereby represents and warrants to Parent, as of the date hereof and as of the Closing, as follows: Section 5.1 Organization and Qualification. Purchaser and each Subsidiary of Purchaser that is a party to any Ancillary Agreement is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and Purchaser and each Subsidiary of Purchaser that is a party to any Ancillary Agreement has all requisite corporate or other organizational power and authority to carry on its businesses as now being conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the conduct of its business requires such qualification, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Section 5.2 Authority Relative to this Agreement. Purchaser and each Subsidiary of Purchaser that is a party to any Ancillary Agreement has all necessary corporate or similar power and authority, and has taken all corporate or similar action necessary, to execute, deliver and perform this Agreement and the Ancillary Agreements and to consummate the Transactions. No vote or other approval of the stockholders of Purchaser is required in connection with the execution, delivery or performance of this Agreement and the Ancillary Agreements or to consummate the Transactions, whether by reason of applicable Law, the Organizational Documents of Purchaser, the rules or requirements of any securities exchange, or otherwise. This Agreement has been duly and validly executed and delivered by Purchaser, and, assuming the due authorization, execution and delivery of this Agreement by Parent, will constitute, and each Ancillary Agreement when executed and delivered by Purchaser or its applicable Subsidiaries, and, assuming the due authorization, execution and delivery of such Ancillary Agreement by the applicable Subsidiary of Parent, will constitute, a valid, legal and binding agreement of Purchaser and/or its applicable Subsidiaries, enforceable against Purchaser and/or such Subsidiaries in accordance with its terms, subject to the Enforceability Exceptions. Section 5.3 Consents and Approvals; No Violations. No filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity is required on the part of Purchaser or any of its Subsidiaries for the execution, delivery and performance by

-48- Purchaser and/or its Subsidiaries, as applicable, of this Agreement or any Ancillary Agreement or the consummation by Purchaser and/or its Subsidiaries, as applicable, of the Transactions, except (a) compliance with any applicable requirements of any Antitrust Laws, (b) compliance with any Permits relating to the Business, or (c) any such filings, notices, permits, authorizations, registrations, consents or approvals, the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Assuming compliance with the items described in clauses (a) through (c) of the preceding sentence, neither the execution, delivery and performance of this Agreement or any Ancillary Agreement by Purchaser and/or its Subsidiaries, as applicable, nor the consummation by Purchaser and/or its Subsidiaries, as applicable, of the Transactions will (i) conflict with or result in any breach, violation or infringement of any provision of the respective Organizational Documents of Purchaser or its Subsidiaries, (ii) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien, except for Permitted Liens, or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Purchaser or any of its Subsidiaries or any of their respective properties or assets are bound, or (iii) violate any Law applicable to Purchaser or any of its Subsidiaries or any of their respective properties or assets, except, in the case of clause (ii) or clause (iii), as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Section 5.4 Litigation. As of the date of this Agreement, there is no Action pending or, to the Knowledge of Purchaser, threatened, against Purchaser or any of its Subsidiaries except as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Section 5.5 Brokers. Except as set forth in Section 5.5 of the Purchaser Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser or any of its Subsidiaries in connection with the Transactions. Section 5.6 Financing. Purchaser has and shall have at the Closing sufficient cash, available lines of credit or other sources of immediately available funds to make payment of all amounts to be paid by it hereunder on and after the Closing Date. Section 5.7 Solvency. Immediately after giving effect to the Transactions, Purchaser and each of its Subsidiaries shall be able to pay their respective debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent Liabilities). Immediately after giving effect to the Transactions, Purchaser and each of its Subsidiaries shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Purchaser or its Subsidiaries. Section 5.8 Investment Decision. Purchaser is acquiring the Shares for investment and not with a view toward or for the sale in connection with any distribution thereof, or with any present intention of distributing or selling such Shares. Purchaser acknowledges that the Shares have not been registered under the Securities Act or any other federal, state, foreign or local securities Law, and agrees that such Shares may not be sold, transferred, offered for sale, pledged,

-49- distributed, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and in compliance with any other federal, state, foreign or local securities Law, in each case, to the extent applicable. Section 5.9 Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology, management and prospects of the Transferred Entities and the Business, which investigation, review and analysis was done by Purchaser and its Representatives. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of any of Parent, the Sellers, the Transferred Entities, their respective Affiliates or any of their respective Representatives (except the representations and warranties of Parent expressly set forth in Article IV). Purchaser hereby acknowledges and agrees that none of Parent, the Sellers, the Transferred Entities, their respective Affiliates or any of their respective Representatives or any other Person will have or be subject to any Liability to Purchaser, its Affiliates or any of their respective Representatives or shareholders or any other Person resulting from the distribution to Purchaser, its Affiliates or their respective Representatives of, or Purchaser’s, its Affiliates’ or their respective Representatives’ use of, any information relating to Parent, the Sellers, the Transferred Entities or the Business, including any information, documents or material made available to Purchaser, its Affiliates or their respective Representatives, whether orally or in writing, in any data room, any management presentations (formal or informal), functional “break- out” discussions, responses to questions submitted on behalf of Purchaser or its Affiliates or in any other form in connection with the Transactions. Purchaser further acknowledges that no representative of Parent, the Sellers, the Transferred Entities or their respective Affiliates has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement and subject to the limited remedies herein provided. Purchaser acknowledges that, should the Closing occur, Purchaser shall acquire the Transferred Entities and the Business without any representation or warranty as to merchantability or fitness thereof for any particular purpose, in an “as is” condition and on a “where is” basis, except as otherwise expressly set forth in this Agreement. Section 5.10 No Other Representations or Warranties; No Reliance. Purchaser acknowledges and agrees that, except for the representations and warranties of Parent contained in Article IV, none of Parent or any Affiliate thereof, or any other Person or entity on behalf of Parent or any Affiliate thereof, has made or makes, and Purchaser and its Affiliates have not relied upon, any representation or warranty, whether express or implied, with respect to the Business, Parent, the Transferred Entities or any Affiliate thereof, or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to Purchaser or its Affiliates any of their respective Representatives by or on behalf of Parent or any Affiliate or representative thereof. Purchaser acknowledges and agrees that none of Parent or any Affiliate thereof, or any other Person or entity on behalf of Parent or any Affiliate thereof, has made or makes, and Purchaser has not relied upon, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to

-50- Purchaser or any of its Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of any of Parent, the Transferred Entities or any Affiliates thereof or the Business. ARTICLE VI COVENANTS OF THE PARTIES Section 6.1 Access to Books and Records. (a) From the date of this Agreement through the earlier of the Closing or the termination of this Agreement, and subject to the requirements of applicable Laws, Parent shall, and shall cause the Sellers and Transferred Entities to, afford to Representatives of Purchaser reasonable access to the books and records of the Business, under the supervision of the personnel of Parent or its Subsidiaries, during normal business hours consistent with applicable Law and in accordance with the procedures established by Parent, in each case, as is reasonably requested by Purchaser or its Representatives for purposes of integration planning following the consummation of the Transactions; provided that (i) such access shall not unreasonably interfere with the conduct of the business of the Parent or its Subsidiaries; (ii) such access shall occur in such a manner as Parent reasonably determines to be appropriate to protect the confidentiality of the Transactions; (iii) such access may be modified in light of applicable COVID-19 Measures; (iv) Purchaser shall not be permitted to conduct any environmental sampling, investigation or testing (including any commonly known as a Phase II assessment) at any of Parent’s or its Subsidiaries’ properties or facilities without Parent’s consent (which shall not be unreasonably withheld, conditioned or delayed); and (v) nothing herein shall require Parent and its Subsidiaries to provide access to, or to disclose any information to, Purchaser if such access or disclosure would be reasonably likely to (x) waive any legal privilege or (y) be in violation of applicable Law or the provisions of any agreement entered into prior to the date of this Agreement and to which Parent of any of its Subsidiaries is a party. All information and documents provided pursuant to this Section 6.1(a) will be subject to the Confidentiality Agreement, and Purchaser acknowledges and agrees that it has and will continue to abide by, and will cause its Representatives to continue to abide by, the terms of such Confidentiality Agreement. (b) Purchaser agrees that any access granted under Section 6.1(a) shall not interfere unreasonably with the operation of the Business or any other business of Parent or its Subsidiaries. Purchaser and its Affiliates and its and their respective Representatives shall not communicate with any of the employees customers, suppliers, financing sources, lenders and other business relations of Parent or its Subsidiaries without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned. (c) Except as otherwise provided in Section 8.2(a), from and after the Closing, Purchaser shall, and shall cause its Subsidiaries to, afford Parent and its Representatives, during normal business hours, upon reasonable notice, access to the books, records, properties and employees of each Transferred Entity and the Business to the extent that such access may be reasonably requested in connection with financial statements, Taxes, any Action or investigation by or before a Governmental Entity related to the Business and Governmental Entity reporting

-51- obligations; provided that nothing in this Agreement shall limit any rights of discovery of Parent or its Affiliates. (d) Except for Tax Returns and other documents governed by Section 8.2(b), Purchaser agrees to hold, and to cause the applicable Transferred Entities to hold, all the books and records of each Transferred Entity or the Business existing on the Closing Date and not to destroy or dispose of any thereof for a period of seven (7) years from the Closing Date or such longer time as may be required by Law, and thereafter, if any of them desires to destroy or dispose of such books and records, to offer first in writing at least sixty (60) days prior to such destruction or disposition to surrender them to Parent. Section 6.2 Confidentiality. (a) The parties hereto expressly agree that, notwithstanding any provision of the Confidentiality Agreement to the contrary, the terms of the Confidentiality Agreement are incorporated into this Agreement by reference and shall continue in full force and effect until the Closing. The parties hereto expressly agree that, notwithstanding any provision of the Confidentiality Agreement to the contrary, including with respect to termination thereof, if, for any reason, the Sale is not consummated, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. (b) For a period of twenty-four (24) months from the Closing Date, Parent shall, and shall cause its Affiliates to, hold in confidence any nonpublic information that is proprietary or competitively sensitive (“Sensitive Business Information”) to the extent exclusively relating to the Business; provided that the foregoing restriction shall not apply to information (i) that becomes available on a non-confidential basis to Parent or any of its Affiliates from and after the Closing from a third-party source that is not known by Parent or its applicable Affiliates to be under any obligations of confidentiality with respect to such information, (ii) that is in the public domain or enters into the public domain through no fault of Parent or any of its Affiliates, (iii) to the extent used by Parent or any of its Affiliates to comply with the terms of this Agreement or any of the Ancillary Agreements or any other Contract between Parent or any of its Affiliates, on the one hand, and Purchaser or any of its Affiliates, on the other hand, (iv) that is, following the Closing, independently derived by Parent or any of its Affiliates without use of such Sensitive Business Information or (v) subject to the immediately following sentence, that Parent or any of its Affiliates is required by Law or the rules of any stock exchange or required or requested pursuant to legal or regulatory process to disclose. In the event that Parent or any of its Affiliates is required by Law or the rules of any stock exchange or required or requested pursuant to legal or regulatory process to disclose such information, Parent shall reasonably promptly notify Purchaser in writing unless not permitted by Law or such legal or regulatory process to so notify, which notification shall include the nature of such legal or regulatory requirement or request, as applicable, and the extent of the required or requested disclosure, and will use commercially reasonable efforts to cooperate with Purchaser, at Parent’s expense, to preserve to the extent reasonably practicable the confidentiality of such information. For the avoidance of doubt, nothing contained in this Agreement shall limit, restrict, require prior notice with respect to, or in any other way affect any party’s or its Representatives’ communications with any Governmental Entity, or communications with any official or staff person of a Governmental Entity, concerning matters relevant to such Governmental Entity. For the avoidance of doubt, nothing in this Section 6.2(b) shall prohibit

-52- Parent or any of its Affiliates from making disclosures regarding the Transactions to its equityholders, investors or prospective investors. (c) From and after the Closing, Purchaser shall, and shall cause its Subsidiaries (including the Transferred Entities) to, hold in confidence and not use for any purpose any Sensitive Business Information to the extent exclusively relating to the Retained Businesses; provided that the foregoing restriction shall not apply to information (i) that becomes available on a non-confidential basis to Purchaser or any of its Affiliates from and after the Closing from a third-party source that is not known by Purchaser or its applicable Affiliates to be under any obligations of confidentiality with respect to such information, (ii) that is in the public domain or enters into the public domain through no fault of Purchaser or any of its Affiliates, (iii) to the extent used by Purchaser or any of its Affiliates to comply with the terms of this Agreement or any of the Ancillary Agreements or any other Contract between Purchaser or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, (iv) that is, following the Closing, independently derived by Purchaser or any of its Affiliates without use of such Sensitive Business Information or (v) subject to the immediately following sentence, that Purchaser or any of its Affiliates is required by Law or required or requested pursuant to legal or regulatory process to disclose. In the event that Purchaser or any of its Affiliates is required by Law or required or requested pursuant to legal or regulatory process to disclose such information, Purchaser shall reasonably promptly notify Parent in writing unless not permitted by Law or such legal or regulatory process to so notify, which notification shall include the nature of such legal or regulatory requirement or request, as applicable, and the extent of the required or requested disclosure, and will use commercially reasonable efforts to cooperate with Parent, at Parent’s expense, to preserve to the extent reasonably practicable the confidentiality of such information. For the avoidance of doubt, nothing contained in this Agreement shall limit, restrict, require prior notice with respect to, or in any other way affect a party’s or its Representatives’ communications with any Governmental Entity, or communications with any official or staff person of a Governmental Entity, concerning matters relevant to such Governmental Entity. Section 6.3 Required Actions. (a) Purchaser and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective in an expeditious manner the Transactions, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions, (ii) taking all actions necessary to obtain (and cooperating with each other in obtaining) any consent, clearance, expiration or termination of a waiting period, authorization, Order or approval of, or any exemption by, any Governmental Entity (which actions shall include furnishing all information required under any Antitrust Laws) required to be obtained or made by Purchaser or Parent or any of their respective Subsidiaries in connection with the Transactions, and (iii) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Additionally, each of Parent and Purchaser shall take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to fulfill all conditions precedent to this Agreement.

-53- (b) Prior to the Closing, to the extent not prohibited by applicable Law, Purchaser and Parent shall each keep the other apprised of the status of matters relating to the completion of the Transactions and work cooperatively in connection with obtaining all required consents, clearances, expirations or terminations of waiting periods, authorizations, Orders or approvals of, or any exemptions by, any Governmental Entity. In that regard, prior to the Closing, subject to the Confidentiality Agreement and Section 6.2, to the extent not prohibited by applicable Law, each of Parent and Purchaser shall promptly consult with the other party to provide any necessary information with respect to (and, in the case of correspondence, provide the other party (or their counsel) copies of) all filings made by such party with any Governmental Entity or any other information supplied by such party to, or correspondence with, a Governmental Entity in connection with this Agreement, the Transactions. Subject to the Confidentiality Agreement and Section 6.2, to the extent not prohibited by applicable Law, each party to this Agreement shall promptly inform the other party to this Agreement, and if in writing, furnish the other party with copies of (or, in the case of oral communications, advise the other party of) any communication from any Governmental Entity or other such Person regarding the Transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed written or oral communication or submission with or to any such Governmental Entity or other such Person. If any party to this Agreement or any representative of such party receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then such party will make, or cause to be made, promptly and after consultation with the other party to this Agreement, an appropriate response in compliance with such request. Purchaser, on one hand, and Parent, on the other hand, shall not participate in any meeting with any Governmental Entity in connection with this Agreement or the Sale, or with any other Person in connection with any Action by a private party relating to any Antitrust Laws in connection with this Agreement or the Sale, or make oral submissions at meetings or in telephone or other conversations, unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate thereat. Purchaser and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other party under this Agreement as “outside counsel/in-house counsel only.” Such designated materials and any materials provided by Purchaser to Parent or by Parent to Purchaser pursuant to this Section 6.3, and the information contained therein, shall be given only to the outside legal counsel and in-house counsel of the recipient and shall not be disclosed by such outside counsel and in-house counsel to employees (other than in-house counsel), officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Purchaser or Parent, as the case may be) or its legal counsel; it being understood that materials provided pursuant to this Agreement may be redacted (i) to remove references concerning the valuation of the Business, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege concerns. (c) Purchaser and Parent shall file or cause to be filed, as promptly as practicable, but in any event no later than ten (10) Business Days after the date of this Agreement, notifications under the HSR Act. During the term of this Agreement, Purchaser shall not withdraw its filing under the HSR Act or take any other action which is reasonably expected to materially delay the consummation of the Transactions, without prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed).

-54- (d) Purchaser shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under any Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade. (e) For the avoidance of doubt, Purchaser shall use its reasonable best efforts to avoid or eliminate each and every impediment under any Antitrust Laws so as to enable the Closing to occur as promptly as practicable (and in any event no later than the Outside Date), including (i) proposing, negotiating, agreeing to, committing to and effecting, by consent decree, hold separate Order, or otherwise, the sale, divestiture or disposition of any businesses, product lines or assets of the Transferred Entities, Purchaser, and their respective Subsidiaries, and (ii) otherwise taking or committing to take actions that after the Closing would limit Purchaser’s, the Transferred Entities’ or their respective Subsidiaries’ freedom of action with respect to, or its or their ability to retain, any businesses, product lines or assets of the Transferred Entities, Purchaser, and their respective Subsidiaries. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Purchaser be obligated to take any actions pursuant to this Section 6.3 that would or would reasonably be expected to materially adversely impact the business or operations of the Purchaser and its Subsidiaries, taken as a whole, or materially reduce Purchaser’s contemplated benefits from the Transactions. (f) Whether or not the Sale is consummated, Purchaser shall be responsible for all fees and payments (including filing fees and legal, economist and other professional fees) to any third party or any Governmental Entity to obtain any consent, clearance, expiration or termination of a waiting period, authorization, Order or approval pursuant to this Section 6.3, other than the fees of and payments to Parent’s legal and professional advisors; provided that Parent shall pay one-half of the filing fees required in connection with notification under the HSR Act. (g) Purchaser covenants and agrees that, from the date of this Agreement through the earlier of the Closing or the termination of this Agreement, Purchaser shall not, and shall cause its Subsidiaries not to, directly or indirectly, acquire or agree to acquire, by merger, consolidation, stock or asset purchase or otherwise, any business or Person or other business organization or division thereof, or dissolve, merge or consolidate with any other Person, if such transaction would reasonably be expected to prevent, delay or impede the consummation of the Transactions. Section 6.4 Conduct of Business. (a) From the date of this Agreement through the earlier of the Closing or the termination of this Agreement, except (i) as otherwise expressly required or contemplated by this Agreement (including any actions, elections or transactions undertaken pursuant to Section 6.8 or Section 6.9), (ii) as required by or to comply with Law or a Business Material Contract, (iii) to the extent solely relating to any Retained Businesses, (iv) as disclosed in Section 6.4(a) of the Parent Disclosure Schedule or (v) as otherwise consented to by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall cause the Transferred Entities (and the Sellers to the extent related to the Business) to:

-55- (i) conduct the Business in the Ordinary Course of Business in all material respects, including how the Business has been operated since the beginning of the COVID-19 Pandemic; provided that, except for actions required to comply with Law or any COVID-19 Measure (for which no consent is required), if Parent or the Transferred Entities determine that the Transferred Entities are reasonably required to take any action in response to the COVID-19 Pandemic that is not consistent with the Ordinary Course of Business (including how the Business has been operated since the beginning of the COVID-19 Pandemic), Parent shall notify Purchaser thereof in writing seeking Purchaser’s consent thereto, and Purchaser shall promptly review such proposal and respond in writing (email being sufficient) to Parent’s request for consent within forty-eight (48) hours of receipt of such notice (which consent will not be unreasonably withheld, conditioned or delayed); (ii) not (1) amend their Organizational Documents, (2) split, combine or reclassify their outstanding Equity Interests, or (3) declare, set aside or pay any dividend or distribution to any Person other than a Transferred Entity (except as may be required to facilitate the elimination of intercompany accounts contemplated by Section 6.8 or Section 6.9); (iii) other than to a Transferred Entity or in connection with the Pre- Closing Restructuring, not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any Equity Interests (other than pledges existing on the date hereof to be released at Closing); (iv) not (1) incur in excess of $250,000 aggregate principal amount of Indebtedness outstanding at any time (other than intercompany indebtedness owing by one Transferred Entity to another Transferred Entity, or any borrowings under revolving credit facilities or Indebtedness in the Ordinary Course of Business that may be prepaid at or prior to Closing or pursuant to agreements existing as of the date hereof), (2) make any material acquisition of any assets or businesses in excess of $100,000 other than acquisitions of inventory or other materials in the Ordinary Course of Business or as set forth in the capital budget of the Transferred Entities made available to Purchaser prior to the date hereof, (3) sell or dispose of any material assets other than in the Ordinary Course of Business or (4) incur, create or assume any Lien, other than Permitted Liens or Liens that will be discharged at or prior to the Closing; (v) except (1) solely in the case of clause (i) and (ii) of this Section 6.4(a)(v) as may be required pursuant to any (x) Seller Benefit Plan or (y) Transferred Entity Benefit Plan, (2) in the case of any Seller Benefit Plan, in connection with any action that applies uniformly to Transferred Entity Employees and other similarly situated employees of the Parent Group and the effect of which does not materially increase Purchaser’s obligations under Article VII with respect to any Transferred Business Employees, (3) for changes in connection with ordinary course annual renewals or immaterial annual increases of a Transferred Entity Benefit Plan, or (4) for any grant for which the Parent Group shall be solely obligated to pay, not (i) grant to any Business Employee any material increase in compensation or benefits, including severance or termination pay, (ii) pay or award, or commit to pay or award, any bonuses, retention or

-56- incentive compensation to any Business Employee, (iii) take any action to amend or waive any performance or vesting criteria or accelerate vesting or funding under any Transferred Entity Benefit Plan, or (iv) adopt, enter into or materially amend any Transferred Entity Benefit Plan; (vi) not make any material change to its methods of financial accounting in effect at December 31, 2019, except as required by a change in, or to comply with, IFRS (or any interpretation thereof); (vii) except as set forth in the capital budget of the Transferred Entities made available to Purchaser prior to the date hereof, not commit or authorize any commitment to make any capital expenditures in excess of $500,000 in the aggregate; (viii) not dissolve, merge or consolidate with any other Person (except with respect to entities that are dormant as of the date hereof); (ix) (A) not (1) change any annual accounting period, (2) adopt or change any material method of accounting for Tax purposes (3) settle any claim or assessment in respect of Taxes or surrender any right to a Tax refund, (4) make or change any material Tax election or (5) enter into any written agreement with a Taxing authority relating to Taxes, in each case with respect to a Transferred Entity, and (B) continue to pay or cause to be paid the Transferred Entities’ Taxes as they become due and payable in the Ordinary Course of Business in a manner consistent with Parent’s past practice; (x) not (1) materially amend, terminate (other than expiration in accordance with its terms) or cancel any Business Material Contract, (2) enter into any Contract providing for any Lease Recourse Liabilities or any Contract that would have been required to be listed on Section 6.10(a) of the Parent Disclosure Schedule (Guarantees) if entered into prior to the date of this Agreement with a value in excess of $350,000 individually or $6,000,000 in the aggregate or (3) enter into any other Contract that if in effect on the date hereof would be a Business Material Contract, other than, in the case of clause (3), in the Ordinary Course of Business or (4) renew the Business Material Contract as set forth in Section 4.10(c) of the Parent Disclosure Schedule; (xi) not settle or compromise any Action, or enter into any consent decree or settlement agreement with any Governmental Entity, against or affecting the Business, in each case, other than settlements or compromises of any Action where the amount paid in settlement or compromise does not exceed $100,000 individually or $250,000 in the aggregate (excluding any proceeds paid solely under any insurance policy) (it being agreed and understood that this clause (xi) shall not apply with respect to Tax matters, which shall be governed by Section 6.4(a)(ix)); (xii) not accept non-cancelable purchase orders from customers containing any minimum volume or purchase or sale commitments that would result in manufacturing commitments as of the Closing that materially exceed the manufacturing commitments of the Business incurred in the Ordinary Course of Business;

-57- (xiii) not establish, adopt, enter into, amend or terminate any Collective Bargaining Agreement that covers any Business Employee; (xiv) not cancel, amend (other than in connection with the addition of customers and suppliers to such insurance policies from time to time in the Ordinary Course of Business) or fail to renew (on substantially similar terms) any material insurance policy held by or for the benefit of the Business; (xv) not change in any material respects its practices and procedures in respect of Working Capital, other than in the Ordinary Course of Business; (xvi) not (1) hire any Business Employee (other than to fill or replace any vacant position so long as the annual base salary of such newly hired Business Employee does not exceed an amount equal to 115% of the base salary of the Person so replaced), (2) terminate the employment of any Business Employee (except for cause) or (3) transfer the employment of any employee or Business Employee into or out of a Transferred Entity, in each case, other than as contemplated by the Pre-Closing Restructuring; or (xvii) not agree or commit to do any of the foregoing. (b) Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct Parent’s or any of its Affiliates’ (including the Transferred Entities’) businesses or operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct Purchaser’s or any of its Affiliates’ businesses or operations. Section 6.5 Consents. Parent and Purchaser shall, and shall cause their respective Subsidiaries to use reasonable best efforts (i) to obtain any consents required from third parties in connection with the consummation of the Transactions under Business Material Contracts and (ii) transfer any Permits required to be transferred to or from a Transferred Entity in connection with the consummation of the Transactions, in each case as set forth in Section 6.5 of the Parent Disclosure Schedule; provided, that neither Parent nor any of its Affiliates shall have any obligation to make any payments or incur any Liability to obtain any consents of third parties or effect the transfers or arrangements contemplated by this Section 6.5, and, without limiting the obligations of Parent and its Subsidiaries under this Section 6.5, the failure to receive any such consents or to effect any such transfers or arrangements shall not, in and of itself, result in the failure of any condition to the Closing set forth in Article IX to have been satisfied. Section 6.6 Intellectual Property Assignment. At or prior to the Closing, Parent shall, and shall cause the Sellers to, use reasonable best efforts to deliver to Purchaser executed confirmatory assignments of Intellectual Property from the individuals set forth on Section 6.6 of the Parent Disclosure Schedule involved in the development of the Owned Intellectual Property, in each case, in a form that is reasonably acceptable to Purchaser; provided, that the failure to receive or effect any such assignment shall not, in and of itself, result in the failure of any condition to the Closing set forth in Article IX to have been satisfied. For the avoidance of doubt, the individuals set forth on Section 6.6 of the Parent Disclosure Schedule are all currently employed

-58- by, or providing services to, the Parent Group or the Transferred Entities, as applicable, and who have materially contributed to Owned Intellectual Property. Section 6.7 Public Announcements. No party to this Agreement nor any Representative of such party shall issue or cause the publication of any press release or public announcement in respect of this Agreement or the Transactions without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by Law or stock exchange rules, or (b) to the extent the contents of such release or announcement have previously been released publicly by a party hereto or are consistent in all material respects with materials or disclosures that have previously been released publicly without violation of this Section 6.7. The parties hereto agree that the initial press release to be issued with respect to the execution of this Agreement shall be in the form heretofore agreed to by Parent and Purchaser. Section 6.8 Intercompany Accounts; Cash. At or prior to the Closing, (a) all intercompany accounts (a true, correct and complete list of which as of the date of this Agreement are set forth on Section 6.8 of the Parent Disclosure Schedule), between any member of the Parent Group, on the one hand, and any Transferred Entity, on the other hand, shall be settled or otherwise eliminated, it being understood that, from and after the Closing, Purchaser and the Transferred Entities shall have no obligation or liability with respect to the intercompany accounts set forth on Section 6.8 of the Parent Disclosure Schedule (or that arise after the date of this Agreement, but are of the type that would be required to be set forth thereon if outstanding as of the date of this Agreement), and (b) any and all Cash of the Transferred Entities may be extracted from the Transferred Entities by the Sellers or other Affiliates of Parent (including, for the avoidance of doubt, through cash sweeps, dividend payments, distributions, share redemptions, recapitalizations, and the settling of intercompany loans accounts), in the case of each of clause (a) and (b), in such a manner as Parent shall reasonably determine in its sole discretion. For the avoidance of doubt, (i) intercompany accounts between and among any of the Transferred Entities shall not be required to have been eliminated at the Closing and (ii) trade accounts payable and receivable between any Transferred Entity, on the one hand, and any member of the Parent Group (other than the Transferred Entities), on the other hand, created in the Ordinary Course of Business, shall not be required to have been eliminated, at the Closing. Section 6.9 Termination of Intercompany Arrangements. Effective at the Closing, all arrangements, understandings or Contracts, including all obligations to provide goods, services or other benefits, by any member of the Parent Group (other than the Transferred Entities), on the one hand, and any Transferred Entity on the other hand, that are not otherwise covered under Section 6.8, shall be terminated without any party having any continuing obligations or Liability to the other, except for (a) this Agreement and the Ancillary Agreements and (b) the other arrangements, understandings or Contracts listed in Section 6.9 of the Parent Disclosure Schedule. Section 6.10 Guarantees; Commitments. (a) From and after the Closing, the Transferred Entities, jointly and severally, shall indemnify and hold harmless Parent and any of its Affiliates against any Liabilities that Parent or any of its Affiliates suffer, incur or are liable for by reason of or arising out of or in consequence of (i) Parent or any of its Affiliates issuing, making payment under, being required to pay or

-59- reimburse the issuer of, or being a party to, any guarantee, indemnity, co-signature, surety bond, letter of credit, letter of comfort, commitment or other similar obligation relating to the Business or the Transferred Entities listed on Section 6.10(a) of the Parent Disclosure Schedule (collectively, the “Guarantees”), (ii) any claim or demand for payment made on Parent or any of its Affiliates with respect to any of the Guarantees or (iii) any Action by any Person who is or claims to be entitled to the benefit of or claims to be entitled to payment, reimbursement or indemnity with respect to any Guarantees. For the avoidance of doubt, and not in limitation of the foregoing, upon and after the Closing, Parent and its Affiliates may terminate all Guarantees. (b) Without limiting Section 6.10(a) in any respect, Purchaser shall use reasonable best efforts, at its sole expense, to cause itself or its Affiliates to be substituted in all respects for Parent and any of its Affiliates, and for Parent and its Affiliates to be released, effective as of the Closing, in respect of, or otherwise terminate (and cause Parent and its Affiliates to be released in respect of), all obligations of Parent and its Affiliates under each Guarantee (including, in each case, by delivering at Closing (i) executed agreements to assume reimbursement obligations for such Guarantees, (ii) executed instruments of guaranty, letters of credit or other documents requested by any banks, customers or other counterparties with respect to any Guarantees, and (iii) any other documents requested by Parent in connection with its obligations under this Section 6.10), and Parent shall and shall cause its Affiliates to reasonably cooperate in relation thereto and use its and their reasonable best efforts to effectuate the foregoing. In furtherance and not in limitation of the foregoing, at the request of Parent or its Affiliates, Purchaser shall and shall cause its Affiliates to assign or cause to be assigned any Contract or lease underlying such Guarantee to a Subsidiary of Purchaser meeting the applicable net worth and other requirements in such Contract or lease to give effect to the provisions of the preceding sentence. For any Guarantees for which Purchaser or any Transferred Entity is not substituted in all respects for Parent and any of its Affiliates (or for which Parent and any of its Affiliates is not released) effective as of the Closing and that cannot otherwise be terminated effective as of the Closing (with Parent and any of its Affiliates to be released in respect thereof), each of Parent and Purchaser shall continue to use its reasonable best efforts and shall cause its Affiliates to use their reasonable best efforts to effect such substitution or termination and release as soon as practicable after the Closing. Without limiting the foregoing, neither Purchaser nor any of its Subsidiaries shall, or shall permit any of its Affiliates to, extend or renew any Contract containing or underlying a Guarantee unless, prior to or concurrently with such extension or renewal, Purchaser or the Transferred Entities are substituted in all respects for Parent and any of its Affiliates, and Parent and any of its Affiliates are released, in respect of all obligations of Parent and any of its Affiliates under such Guarantee. Section 6.11 Insurance; Director and Officers Indemnification and Insurance. (a) Insurance. (i) From and after the Closing, the Transferred Entities shall cease to be insured by the Parent Group’s current and historical insurance policies or programs or by any of its current and historical self-insured or retention programs with respect to pre- Closing claims or occurrences under “claims made” or “occurrence based” insurance policies, and none of the Transferred Entities, Purchaser or its other Affiliates shall have any access, right, title or interest to or in any such insurance policies, programs or self-

-60- insured programs (including to all claims and rights to make claims and all rights to proceeds) to cover any assets of the Transferred Entities or any Liability of the Transferred Entities or of or arising from the operation of the Business, in each case including with respect to all known and incurred but not reported claims or occurrences. The members of the Parent Group may, to be effective at the Closing, amend any insurance policies and ancillary arrangements in the manner they deem appropriate to give effect to this Section 6.11(a). (ii) Notwithstanding the foregoing, during the term of the Transition Services Agreement, with respect to claims for events or Losses related to the Business Products with respect to pre-Closing occurrences that are covered by the Parent Group’s occurrence-based third-party liability insurance policies (the “Available Insurance Policies”) subject in all cases to the terms and limitations of such policies (such claims, the “Valid Pre-Closing Claims”), (x) Purchaser may promptly notify Parent in writing of any matter that is reasonably expected to give rise to a Valid Pre-Closing Claim under any such Available Insurance Policy (provided that the failure to promptly notify Parent shall not relieve Parent from its obligations under clause (y)), and (y) Parent shall, and shall cause its Affiliates to, (A) make Valid Pre-Closing Claims and pursue and seek to recover on such claims under the terms of the Transition Services Agreement, and (B) promptly deliver to Purchaser any insurance proceeds received with respect thereto (calculated net of reasonable expenses incurred in procuring such recovery and any increase in premiums or retroactive premium adjustments or chargebacks paid by or on behalf of the Parent Group to the extent as a result of such claims, and taking into account the available coverage under each Available Insurance Policy, it being understood that such coverage shall first be available to satisfy other claims of the Parent Group that are pending under such policy at the time the claim for the benefit of Purchaser is made); provided that, unless otherwise deducted from the proceeds received by the Purchaser, the Purchaser shall pay (or reimburse the Parent Group for), without duplication, any deductibles, retentions, loss- sensitive, self-insurance amounts or other costs, in each case, to the extent resulting from any Valid Pre-Closing Claim made by Parent or its Affiliates on behalf of any of Purchaser or the Transferred Entities under such policies for Valid Pre-Closing Claims. For the avoidance of doubt, Purchaser shall be liable for all uninsured, uncovered, unavailable or uncollectible Losses associated with any such Valid Pre-Closing Claim. Following the Closing, if permitted under the applicable Available Insurance Policy, Parent hereby authorizes Purchaser and its Subsidiaries to notify, make and pursue Valid Pre-Closing Claims as contemplated by this Section 6.11(a)(ii) under the Available Insurance Policies, subject to the payment and reimbursement provisions set forth in the prior sentence. Notwithstanding anything to the contrary herein, no member of the Parent Group shall have any Liability to bring any Actions to obtain any insurance coverage for any Valid Pre- Closing Claim. (iii) In connection with the pursuit of any Valid Pre-Closing Claim, Purchaser shall, and shall cause the Transferred Entities to, fully cooperate with the Parent Group in pursuing coverage for any Valid Pre-Closing Claim. If Purchaser or any of its Affiliates breach, or cause any member of the Parent Group to breach, any terms or conditions of any Available Insurance Policies with respect to any Valid Pre-Closing Claim, Purchaser shall be solely responsible for, and shall bear the risk of any Loss of

-61- coverage cause by such breach (and, in all events, the Purchaser shall bear the risk of any lack of coverage under the Available Insurance Policies). Purchaser shall, and shall cause the Transferred Entities to, use commercially reasonable efforts to pursue rights of recovery against third parties with respect to claims, Liabilities, occurrences, accidents, events, matters, Actions or Losses for which the Transferred Entities have the ability to mitigate via contract or tort and shall cooperate with Parent with respect to the pursuit of such rights. (b) Director and Officers Indemnification and Insurance. (i) Purchaser and Parent agree that all rights to indemnification, advancement of expenses and exculpation from liability for or in connection with acts or omissions occurring at any time prior to or on the Closing Date (including in connection with this Agreement and the Transactions), that now exist in favor of any Person who prior to or on the Closing Date is or was a current or former director, manager, officer or employee of a Transferred Entity, or who at the request of Parent or any of its Affiliates served prior to or on the Closing Date as a director, officer, member, manager, employee, trustee or fiduciary of any other entity of any type (each a “D&O Indemnified Person”), including as provided in the Organizational Documents of a Transferred Entity, or in the Contracts between a D&O Indemnified Person and a Transferred Entity set forth in on Section 6.11(b) of the Parent Disclosure Schedule (an “Indemnity Agreement”), will survive the Closing and will continue in full force and effect for the six (6) year period following the Closing Date. In furtherance (and not in limitation of) the foregoing, for the six (6) year period following the Closing Date, Purchaser will cause the Transferred Entities to, and the Transferred Entities will (i) maintain in the Organizational Documents of each of the Transferred Entities provisions with respect to indemnification, advancement of expenses and exculpation from liability that in each such respect are at least as favorable to each D&O Indemnified Person as those contained in each Transferred Entity’s respective Organizational Documents, as applicable, as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any D&O Indemnified Person and (ii) continue in existence each Indemnity Agreement without termination, revocation, amendment or other modification that would adversely affect the rights thereunder of any D&O Indemnified Person. (ii) On or before the Closing Date, Parent, at its sole expense, will obtain for the Transferred Entities for a six (6) year period following the Closing Date, and Purchaser will cause the Transferred Entities to maintain in effect, with no lapse in coverage, one or more “tail” or “runoff” directors’ and officers’ liability and employment practices liability insurance policies covering actual or claimed acts or omissions of any D&O Indemnified Person occurring on or before the Closing Date (including in connection with this Agreement and the Transactions), in each case on terms with respect to coverage, retentions, amounts and other material terms at least as favorable to such D&O Indemnified Persons as those of such policies in effect on the date hereof. (iii) If Purchaser or any Transferred Entity (or any of its successors or assigns) (a) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (b) transfers all or

-62- substantially all of its properties and assets to any other Person (including by dissolution, liquidation, assignment for the benefit of creditors or similar action), then, and in each such case, proper provision will be made so that such other Person fully assumes the obligations set forth in this Section 6.11(b). (iv) The provisions of this Section 6.11(b) will survive the Closing. This Section 6.11(b) will be for the irrevocable benefit of, and will be enforceable by, each D&O Indemnified Person and his or her respective heirs, executors, administrators, estates, successors and assigns, and each such Person will be an express intended third party beneficiary of this Agreement for such purposes. Purchaser will pay, or will cause the Transferred Entities to pay, as and when incurred by any Person referred to in the immediately preceding sentence, all fees, costs, charges and expenses (including attorneys’ fees and expenses) incurred by such Person in enforcing such Person’s rights under this Section 6.11(b) upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by Purchaser or such Transferred Entity. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 6.11(b) will not be terminated, revoked, modified or amended in any way so as to adversely affect any Person referred to in the second sentence of this Section 6.11(b)(iv) without the written consent of such Person. With respect to any right to indemnification or advancement for actual or claimed acts or omissions occurring prior to or on the Closing Date (including in connection with this Agreement and the Transactions), each Transferred Entity, as applicable, will be the indemnitor of first resort, responsible for all such indemnification and advancement that any D&O Indemnified Person may otherwise have from any direct or indirect stockholder or equity holder of any of the Transferred Entities (or any Affiliate of such stockholder or equity holder) and without right to seek or obtain subrogation, indemnity or contribution. Each of the Transferred Entities and Purchaser further agrees that no advance or prepayment by any Person other than the applicable Transferred Entity or Transferred Entities as the primary indemnitor on behalf of any D&O Indemnified Person with respect to any claim for which such D&O Indemnified Person has sought indemnification or advancement from any of the Transferred Entities will affect the foregoing and that any such secondary indemnitor will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all the rights of recovery of the D&O Indemnified Person against the Transferred Entities and Purchaser, and the Parent shall cause the Transferred Entities to hereby irrevocably release any such secondary indemnitor from, and irrevocably waive and relinquish any right to assert against any such secondary indemnitor, any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof, effective as of the Closing. Each of the Transferred Entities, Purchaser and the D&O Indemnified Persons agree that the secondary indemnitors are express third party beneficiaries of this Section 6.11(b)(iv). Section 6.12 Litigation Support. Until the fifth (5th) anniversary of the Closing Date, Parent and its Affiliates on the one hand, and Purchaser and its Subsidiaries, on the other, shall reasonably cooperate with each other (at the requesting party’s cost and expense with respect to reasonable out-of-pocket costs and expenses of the other party and its Subsidiaries or Affiliates) in respect of any Action, investigation, charge, claim, or demand by or against a third party (other than an Action brought against or by the other party hereto or any Affiliate of such party) with (a)

-63- the Transactions or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction relating to, in connection with or arising from the Business or the Transferred Entities (including, for the avoidance of doubt, any Retained Businesses that were historically part of a Transferred Entity), including making available its personnel, participating in meetings, providing such testimony and access to their books and records and taking such other actions as shall be reasonably necessary in connection with such prosecution, contest or defense (provided that such party and its Subsidiaries or Affiliates, as applicable, shall enter into such customary joint defense agreements or other arrangements, as appropriate, so as to allow for such disclosure in a manner that does not result in the loss of such privilege or protection). Section 6.13 Misallocated Assets and Misdirected Payments. (a) If, following the Closing, any right, property or asset that is part of the Retained Businesses is found to have been transferred to Purchaser, the Transferred Entities or their Affiliates in error, Purchaser shall use reasonable best efforts to transfer, or cause its applicable Affiliate to transfer such right, property or asset to the applicable member of the Parent Group as soon as practicable. If, following the Closing, any right, property or asset that was primarily related to the Business immediately prior to the Closing is found to have been transferred to or retained by a member of the Parent Group in error, either directly or indirectly, Parent shall use reasonable best efforts to transfer, or cause the applicable member of the Parent Group to transfer, such right, property or asset to Purchaser or its applicable Affiliate as soon as practicable. Until such time that Parent or its applicable Affiliate transfers any such right or asset that constitutes Owned Intellectual Property in accordance with this Section 6.13(a), Parent, on behalf of itself and its Affiliates, hereby grants to Purchaser, the Transferred Entities and their Affiliates a non-exclusive, royalty-free, fully paid-up, worldwide, irrevocable, sub-licensable and transferable right and license (or sub-license, as the case may be) to fully use, practice and otherwise exploit such Intellectual Property, as applicable, effective as of the Closing Date. If, following the Closing, any right, property or asset that otherwise constituted Retained Intellectual Property is found to have been transferred to or retained by Purchaser or the Transferred Entities in error, either directly or indirectly, Purchaser shall use reasonable best efforts to transfer, or cause the applicable Transferred Entities to transfer, such right, property or asset to the applicable member of the Parent Group as soon as practicable. (b) Except as otherwise provided in this Agreement or any Ancillary Agreement, following the Closing, (i) if any payments due with respect to the Business are paid in error to any member of the Parent Group, Parent shall, or shall cause the applicable member of the Parent Group to, promptly remit by wire or draft such payment to an account designated in writing by Purchaser and (ii) if any payments due with respect to the Retained Business are paid in error to Purchaser, the Transferred Entities or their Affiliates, Purchaser shall, or cause its Affiliates to, promptly remit by wire or draft such payment to an account designated in writing by Parent. Until such time that Parent transfers any such right or asset that constitutes Intellectual Property in accordance with this Section 6.13, Parent, on behalf of itself and other members of the Parent Group, hereby grants to Purchaser and its Affiliates a non-exclusive, royalty-free, fully paid-up, worldwide, irrevocable, sub-licensable and transferrable right and license (or sub-license, as the case may be) to fully use, practice and otherwise exploit such Intellectual Property, as applicable, effective as of the Closing Date.

-64- Section 6.14 Parent Names. Notwithstanding anything contained herein, neither Purchaser nor any of its Affiliates shall use, or have or acquire the right to use or any other rights in, any Marks of Parent or any of its Affiliates, including Parent’s logo, the word “Amer” or any variations or derivatives thereof or any Marks of Parent or any of its Affiliates, or any name, trademark, service Mark or logo that, in the reasonable judgment of Parent, is similar to any of the foregoing (the “Parent Names”). Within ten (10) Business Days after the Closing Date, Purchaser shall, and shall cause the Transferred Entities to, (i) cause its board of directors to adopt any necessary resolutions to change its name to a name not containing a Parent Name, (ii) file with the applicable Governmental Entity and take all other necessary action to complete such name changes to a name not containing any Parent Name, and (iii) cease and discontinue all use of all Parent Names. Section 6.15 Non-Solicitation. (a) Each of member of the Parent Group shall not, and shall not permit, cause or encourage any of its respective Affiliates to, at any time prior to twenty-four (24) months from the Closing Date, directly or indirectly, (i) solicit the employment or services (whether as an employee, consultant, independent contractor or otherwise) of any Transferred Business Employee or independent contractor of the Transferred Entities as of Closing or any Person who has been an employee or an independent contractor of the Transferred Entities within the twelve (12) month period immediately preceding the Closing Date, without Purchaser’s prior written consent, or (ii) hire in any capacity (whether as an employee, consultant, independent contractor or otherwise) any Transferred Business Employee with the title of Vice President or any more senior title as of the Closing, unless such Person has been terminated by Purchaser or any of its Affiliates subsequent to the Closing and who has not been employed or engaged by any Transferred Entity for a period of at least twelve (12) months prior to the date of such hire, without Purchaser’s prior written consent. For purposes of this Section 6.15(a), the terms “solicit the employment or services” shall not be deemed to include generalized searches for employees through media advertisements of general circulation, employment search firms, open job fairs or otherwise. (b) Purchaser and its Subsidiaries shall not, and shall not permit, cause or encourage any of their respective Affiliates to, at any time prior to twenty-four (24) months from the Closing Date, directly or indirectly, (i) solicit the employment or services (whether as an employee, consultant, independent contractor or otherwise) of any Parent Group employee or independent contractor of any member of the Parent Group as of Closing or any Person who has been an employee or an independent contractor of any member of the Parent Group within the twelve (12) month period immediately preceding the Closing Date, without Parent’s prior written consent, or (ii) hire in any capacity (whether as an employee, consultant, independent contractor or otherwise) any Person listed on Section 6.15(b) of the Parent Disclosure Schedule, unless such Person has been terminated by Parent or any of its Affiliates subsequent to the Closing and who has not been employed or engaged by any member of the Parent Group for a period of at least twelve (12) months prior to the date of such hire, without Parent’s prior written consent. For purposes of this Section 6.15(b), the terms “solicit the employment or services” shall not be deemed to include generalized searches for employees through media advertisements of general circulation, employment search firms, open job fairs or otherwise.

-65- (c) Notwithstanding the foregoing, (1) this Section 6.15 shall not restrain or prohibit any activities, actions or conduct of any Person that is not directly or indirectly controlled by a party, including any joint ventures, partnerships or co-investment vehicles that neither such party nor any of its direct or indirect Subsidiaries controls, (2) Section 6.15(b) shall not apply to any Wrong Pocket Employee and (3) Section 6.15(b) shall not apply to any Business Employee described in the last sentence of Section 7.3. Section 6.16 Resignations. Parent shall deliver any resignations (effective as of the Closing) of the directors, managers, and officers of the Transferred Entities that are requested by Purchaser in writing no less than ten (10) Business Days prior to the Closing Date. Section 6.17 Pre-Closing Restructuring. (a) The parties hereto acknowledge and agree that (a) nothing in this Agreement shall prohibit or restrict the transfer (by distribution or otherwise) of any cash or cash equivalents prior to the Closing, and (b) prior to the Closing, Parent and its Subsidiaries will take all actions and steps necessary (subject to the limitations set forth in Section 6.7) to effectuate the transactions in Section 6.17 of the Parent Disclosure Schedule (all such actions as set forth on Section 6.17 of the Parent Disclosure Schedule, the “Pre-Closing Restructuring”). (b) From the date of this Agreement through the earlier of the Closing or the valid termination of this Agreement, the parties hereto shall cooperate with each other and negotiate, acting reasonably and in good faith, to amend, modify, supplement, or take any other actions reasonably required to finalize each Business Transfer Agreement and Transfer Instrument (each, as defined in Section 6.17 of the Parent Disclosure Schedule), as applicable, including any of the exhibits, annexes or schedules attached thereto. (c) Without Purchaser’s prior written consent (not to be unreasonably withheld, conditioned or delayed), Parent shall not, and shall procure that no Seller shall, effect any element of the Pre-Closing Restructuring other than pursuant to a Business Transfer Agreement or Transfer Instrument, in each case, in a form reasonably satisfactory to Purchaser. Section 6.18 Release of Liens; Other Actions. Parent shall take such actions as may be reasonably necessary to (a) secure the release of all Liens listed on Section 6.18(a) of the Parent Disclosure Schedule and (b) upon Purchaser’s written request, take the actions described in Section 6.18(b) of the Parent Disclosure Schedule prior to the Closing. Section 6.19 Transition Services Agreement. From the date of this Agreement through the earlier of the Closing or the valid termination of this Agreement, the parties hereto shall cooperate with each other and negotiate, acting reasonably and in good faith, to amend, modify, supplement, or take any other actions reasonably required to finalize the Transition Services Agreement, including any of the exhibits, annexes or schedules attached thereto. Section 6.20 R&W Insurance Policy. In the event Purchaser or any of its Affiliates elects to obtain a representations and warranties insurance policy in respect of the representations and warranties contained in this Agreement or in any certificate or other instrument contemplated by or delivered in connection with this Agreement (such policy, a “R&W Insurance Policy”) (a) all premiums, underwriting fees, brokers’ commissions and other costs and expenses related to such

-66- R&W Insurance Policy shall be borne solely by Purchaser or such Affiliate and (b) Purchaser shall provide Parent a reasonable opportunity to review the R&W Insurance Policy and provide reasonable comments in advance of binding coverage; provided, that (i) the bound R&W Insurance Policy shall be in the form reviewed by Parent and (ii) none of Purchaser or any of its Affiliates shall amend, waive, modify or otherwise revise the R&W Insurance Policy in any manner adverse to any member of the Parent Group without the prior written consent of Parent (not be unreasonably withheld, conditioned or delayed). ARTICLE VII EMPLOYEE MATTERS COVENANTS Section 7.1 Business Employee List. From and after the date hereof until the Closing Date, Sellers shall deliver to Purchaser on a periodic basis as reasonably requested by Purchaser, but not more frequently than once per calendar month, an updated Business Employee List including the information described in Section 4.12(f), with the final Business Employee List to be delivered to Purchaser no later than ten (10) Business Days prior to the Closing Date, in each case reflecting any resignations from employment and employees who are hired or terminated or transferred into the Business solely to the extent permitted by Section 6.4. Section 7.2 Continuation of Employment. On the Closing Date, the Sellers shall cause each of the Transferred Entities to employ on the Closing Date its respective Business Employees. The parties hereto will cooperate in good faith to provide that, on the Closing Date, each Business Employee will be, and the Sellers will have obtained all necessary visas, permits, passes and other approvals in order for each Business Employee to be, authorized and permitted under applicable Law to be employed by his or her respective Transferred Entity; provided, that, subject to Section 6.17, the failure to obtain any such visa, permit, pass or other approval shall not, in and of itself, result in the failure of any condition to the Closing set forth in Article IX to have been satisfied. Each such Transferred Entity Employee whose employment continues with a Transferred Entity shall be referred to herein as a “Transferred Business Employee”. Section 7.3 Wrong Pocket Employees. In the event of any Transfer Claim, (i) the party to this Agreement that discovers such claim shall promptly notify the other party in writing of such claim and (ii) upon Purchaser’s written request, the Sellers shall make (or procure that another member of the Parent Group makes) a written offer off employment to the individual making such Transfer Claim (each, a “Wrong Pocket Employee”) on terms and conditions of employment that are no less favorable than those provided to such Wrong Pocket Employee as of immediately prior to the Closing (including, where required by applicable Law, granting such Wrong Pocket Employee full recognition of his or her service with the Parent Group), within ten (10) Business Days following the Sellers’ receipt of such written request. In the event that any Business Employee is not an employee of a Transferred Entity as of immediately prior to the Closing or does not otherwise become a Transferred Business Employee, the Sellers shall promptly notify Purchaser in writing and the Purchaser or its designated Affiliate shall be permitted (but not required) to make a written offer of employment to such individual on terms and conditions determined in Purchaser’s sole discretion.

-67- Section 7.4 Terms and Conditions of Employment. With respect to each Transferred Business Employee in the United States, Purchaser and its Affiliates shall take all action necessary to provide or cause to be provided, for the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, (a) the same wage rate or cash salary level in effect for such Transferred Business Employee immediately prior to the Closing Date and (b) incentive compensation opportunities and employee benefits that are substantially comparable, in the aggregate, as those in effect for such Transferred Business Employee immediately prior to the Closing Date (other than equity-based incentives, long-term cash incentive plan incentives and nonqualified deferred compensation plan arrangements). Notwithstanding the foregoing, Purchaser shall not be prohibited by this Section 7.4 from terminating the employment of any Transferred Business Employee following the Closing Date. Purchaser and its Affiliates shall, in addition to meeting the applicable requirements of Article VII, comply with any additional obligations or standards arising under applicable Laws or contracts governing the terms and conditions of employment or termination of employment of the Transferred Business Employees, as such Contracts maybe amended from time to time. Section 7.5 Service Credit. As of and after the Closing, Purchaser shall, and shall cause its Affiliates (including, following the Closing, the Transferred Entities) to, give each Transferred Business Employee full credit for all purposes under (a) any Transferred Entity Benefit Plans, (b) each other benefit or compensation plan, program, policy or arrangement, and (c) any other service-based or seniority-based entitlement, in each case maintained or made available for the benefit of Transferred Business Employees as of or after the Closing by Purchaser or any of its Affiliates (including, following the Closing, the Transferred Entities) (such plans referenced in (b) and (c), the “Purchaser Benefit Plans”), for such Transferred Business Employee’s service prior to the Closing with Parent and its applicable Affiliates (including the Transferred Entities) and their respective predecessors; provided that such credit shall not be given (i) to the extent that it would result in a duplication of benefits for the same period of service, or (ii) in respect of any Purchaser Benefit Plan that is grandfathered or frozen with respect to level or benefits or participation. Section 7.6 Health Coverages. As of and after the Closing, Purchaser and its Affiliates (including, following the Closing, the Transferred Entities) shall cause each Transferred Business Employee (and his or her eligible dependents) to be covered by a group health plan or plans, effective as of the Closing Date, that (a) comply with the provisions of Section 7.4, (b) do not limit or exclude coverage on the basis of any pre-existing condition of such Transferred Business Employee or dependent (other than any limitation already in effect under the corresponding group health Seller Benefit Plan or Transferred Entity Benefit Plan) or on the basis of any other exclusion or waiting period not in effect under the applicable group health Seller Benefit Plan or Transferred Entity Benefit Plan, and (c) to the extent that such Purchaser Benefit Plans in which such Transferred Business Employee becomes eligible to participate for the first time following the Closing, provide such Transferred Business Employee full credit, for the first year of eligibility, for any deductible, co-payment or out-of-pocket expenses already incurred by the Transferred Business Employee under the applicable group health Seller Benefit Plan or Transferred Entity Benefit Plan during such year for purposes of any deductible, co-payment or maximum out-of- pocket expense provisions, as applicable, of such Purchaser Benefit Plan. Section 7.7 Accrued Vacation, Sick Leave and Personal Time. Purchaser and its Affiliates will recognize and assume all Liabilities with respect to accrued but unused vacation,

-68- sick pay, personal time and other paid time off for all Transferred Business Employees accrued as of the Closing Date, other than to the extent any such Liabilities are paid to Transferred Business Employees in connection with any transfer of employment to a Transferred Entity (the “Accrued PTO”). Purchaser and its Affiliates shall allow Transferred Business Employees to use the vacation, sick pay, personal time and other paid time off recognized or assumed in accordance with the first sentence of this Section 7.7 in accordance with the terms of Purchaser’s programs as in effect from time to time, other than to the extent such Accrued PTO is paid to the applicable Transferred Business Employee by Purchaser or its affiliates following the Closing Date. At or as soon as practicable following the Closing, the Sellers shall deliver to Purchaser a schedule setting forth the Accrued PTO for each Transferred Business Employee. Section 7.8 Collective Bargaining Agreements. Purchaser agrees that as of and following the Closing Date, Purchaser and its Affiliates shall recognize the unions and works councils set forth on Section 7.8 of the Purchaser Disclosure Schedule that are signatories to the collective bargaining or other labor Contracts covering Transferred Business Employees as the Representatives of the Transferred Business Employees of the bargaining units described therein. The Sellers and Purchaser shall, and shall cause their respective Affiliates to, cooperate to take all steps, on a timely basis, as are required under applicable Law or any Collective Bargaining Agreement to notify, consult with or negotiate the effect, impact, terms or timing of the Sale with each works council, union, labor board, employee group or Governmental Entity where so required under applicable Law. Section 7.9 Precor Cash Plan. Prior to the Closing, the Sellers shall take all actions necessary to terminate the Business Employees’ participation in the Precor Cash Plan as of the Closing. Section 7.10 Seller Benefit Plans; Transferred Entity Benefit Plans. As of the Closing, except as otherwise expressly provided in the Transition Services Agreement, the Transferred Entities shall cease to be participating employers in the Seller Benefit Plans and the Transferred Business Employees shall cease to be active participants in the Seller Benefit Plans. Except as otherwise expressly provided in this Article VII, Purchaser shall not assume any obligations under, or Liabilities with respect to, or receive any right or interest in any trusts relating to, any assets of or any insurance, administration or other contracts, or related obligations pertaining to, any Seller Benefit Plan. For the avoidance of doubt, as of the Closing, Purchaser and its Affiliates shall assume, or shall cause the Transferred Entities to assume or retain, as the case may be, sponsorship of, and all Liabilities and other obligations with respect to, the Transferred Entity Benefit Plans. Purchaser and its Affiliates shall assume and retain all obligations under Section 4980B of the Code for all Transferred Business Employees and their beneficiaries who are “M&A qualified beneficiaries” (as such term is defined in Treasury Regulation Section 54.4980B-9). Section 7.11 No Third-Party Beneficiaries. Without limiting the generality of Section 11.5, nothing in this Agreement is intended to or shall (a) be treated as an amendment to, or be construed as amending, any Seller Benefit Plan, Transferred Entity Benefit Plan or other benefit plan, program or agreement sponsored, maintained or contributed to by any Seller, any Transferred Entity, Purchaser or any of their respective Affiliates, (b) prevent Purchaser or its Affiliates, on or after the Closing Date, from terminating the employment of any Transferred Entity Employee, or (c) confer any rights or remedies (including third-party beneficiary rights) on any current or

-69- former director, employee, consultant or independent contractor of any Seller, any Transferred Entity, Purchaser or any of their respective Affiliates or any beneficiary or dependent thereof or any other Person other than the parties to this Agreement. ARTICLE VIII TAX MATTERS Section 8.1 Purchase Price Allocation. (a) No later than twenty (20) Business Days prior to the Closing, Parent shall deliver to Purchaser a proposed preliminary allocation of the relevant portion of the purchase price and any other items that are treated as additional consideration for Tax purposes (including, for the avoidance of doubt, any liabilities that, for Tax purposes, are treated as assumed by the Purchaser (or its relevant Subsidiaries)) among, on the one hand, each applicable member of the Parent Group that sells, transfers or assigns and, on the other hand, each of Purchaser and its Subsidiaries that purchases, the Transferred Entities or the Transferred Intellectual Property, determined in a manner consistent with the fair market value of the Transferred Entities and Transferred Intellectual Property (the “Preliminary Allocation”). The Preliminary Allocation shall be subject to Purchaser’s review and comment. If Purchaser disagrees with any Preliminary Allocation, Purchaser may, within ten (10) days after delivery of such Preliminary Allocation, deliver a notice to Parent to such effect, specifying those items as to which Purchaser disagrees and setting forth Purchaser’s proposed allocation. In the event of any disagreement as to the Preliminary Allocation, Parent and Purchaser shall cooperate in good faith to resolve such dispute prior to the Closing. (b) As soon as practicable after the Closing, but in no event later than thirty (30) days after the finalization of the Final Closing Statement pursuant to Section 2.6, Parent shall deliver to Purchaser a proposed allocation of the Final Purchase Price and any other items that are treated as additional consideration for Tax purposes among the Shares and the Transferred Intellectual Property and, to the extent applicable, further allocate the portion of the Final Purchase Price and any other amounts treated as consideration for such tax purposes that is allocated to the Shares among (i) the assets of the Transferred Entities that are treated for U.S. federal income Tax purposes as entities disregarded from the applicable Seller or as selling their assets pursuant to an election made under Section 338(g) of the Code, and (ii) the assets of Precor Incorporated treated for U.S. federal income Tax purposes as being sold pursuant to the 338(h)(10) Election (if applicable), in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Parent’s Allocation”). If Purchaser disagrees with the Parent’s Allocation, Purchaser may, within thirty (30) days after delivery of the Parent’s Allocation, deliver a notice (“Purchaser’s Allocation Notice”) to Parent to such effect, specifying those items as to which Purchaser disagrees and setting forth Purchaser’s proposed allocation. If Purchaser’s Allocation Notice is duly and timely delivered, Parent and Purchaser shall, during the twenty (20) days following such delivery, use commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine the allocation of the Final Purchase Price (and other relevant amounts). If Parent and Purchaser are unable to reach such agreement, they shall promptly thereafter cause the Independent Accounting Firm to resolve any remaining disputes. Any allocation of the Final Purchase Price (and other relevant amounts) determined pursuant to

-70- the decision of the Independent Accounting Firm shall incorporate, reflect and be consistent with the Purchase Price Allocation Schedule and the terms of this Agreement. Any costs and expenses of the Independent Accounting Firm incurred pursuant to this Section 8.1(b) shall be borne equally by Parent, on the one hand, and the Purchaser, on the other hand. The allocation, as prepared by Parent if no Purchaser’s Allocation Notice has been timely given, as adjusted pursuant to any agreement between Purchaser and Parent or as determined by the Independent Accounting Firm pursuant to this Section 8.1(b) (the “Allocation”), shall be conclusive and binding on the Parties. The Allocation shall be adjusted, as necessary, to reflect any subsequent payments treated as adjustments to the Final Purchase Price pursuant to Section 8.6. Any such adjustment shall be allocated, consistent with this Section 8.1(b), to the Equity Interests and/or asset or assets of the Transferred Entities to which such adjustment is attributable. In the event that the Allocation to the shares of any Transferred Entity or to any Transferred Intellectual Property differs from the amount set forth in the Preliminary Allocation, both Parent and Purchaser and their respective Affiliates agree to treat such difference as a purchase adjustment for Tax purposes, to the maximum extent permitted by applicable Tax Law. (c) Parent and the Purchaser shall (and shall cause their respective Affiliates to not take any position inconsistent therewith on any Tax Return, in connection with any Tax Proceeding or otherwise, in each case, except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code or any similar provision of state, local or foreign Law). In the event that the Allocation is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify the other party in writing of such notice and resolution of the dispute. The provisions of Section 8.3 governing Pre-Closing Tax Audits will apply, mutatis mutandis, to any audit, investigation, or other action by a Governmental Entity with respect to the Allocation. Section 8.2 Cooperation and Exchange of Information. (a) Not more than thirty (30) days after the receipt of a request from Parent, Purchaser shall, and shall cause its Affiliates to, provide to Parent a package of Tax information materials, including schedules and work papers, requested by Parent to enable Parent to prepare and file all Tax Returns required to be prepared and filed by it with respect to the Transferred Entities. Purchaser shall prepare such package completely and accurately, in good faith and in a manner consistent with Parent’s past practice. (b) Each party to this Agreement shall, and shall cause its Affiliates to, provide to the other party to this Agreement such cooperation, documentation and information as either of them reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for refund, (ii) determining a Liability for Taxes or a right to refund of Taxes or (iii) conducting any Tax Proceeding. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with all relevant portions of relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property and other information, which any such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Notwithstanding anything to the contrary in this Agreement, neither Parent nor any of the Sellers shall be required to provide any Person with any

-71- Tax Return or copy of any Tax Return of (i) Parent or a member of the Parent Group or (ii) a consolidated, combined, affiliated or unitary group that includes any member of the Parent Group. (c) Each party shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating to Tax matters, of the relevant entities for their respective Tax periods ending on or prior to the Closing Date until the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate. Thereafter, the party holding such Tax Returns or other documents may dispose of them after offering the other party reasonable notice and opportunity to take possession of such Tax Returns and other documents at such other party’s own expense (provided that any such notice must in any event be made in writing at least sixty (60) days prior to such disposition; provided, further, for the avoidance of doubt, that Parent shall have no obligation to offer Purchaser any Tax Returns or other documents not required to be provided under Section 8.2(b)). Section 8.3 Preparation and Filing of Returns. Purchaser shall prepare and file all Tax Returns of the Transferred Entities that are required to be filed after the Closing Date for any Pre- Closing Tax Period or Straddle Period (excluding, for clarity, any Tax Return of a Transferred Entity filed as part of a consolidated, combined or other similar Group that includes Parent or any of its Affiliates (other than any such group comprised solely of Transferred Entities)). Not later than thirty (30) days prior to the due date for filing any such Tax Return, Purchaser shall provide Parent with a copy of each such income or other material Tax Return for its review and consent (not to be unreasonably withheld, conditioned or delayed), to the extent that such Tax Return would reasonably be expected to increase the Taxes of Parent or any of its Affiliates (excluding, for clarity, the Transferred Entities). If Purchaser, any of its Affiliates or any of the Transferred Entities receives notice of any audit, investigation, or other action by a Governmental Entity in respect of any Tax Return of the Transferred Entities for a Pre-Closing Tax Period (a “Pre-Closing Tax Audit”), then such party will promptly (and in any event within fifteen (15) days) give written notice to Parent. Purchaser will have the right, at its own expense, to control the defense of the Pre-Closing Tax Audit and shall keep the Parent reasonably informed of all material matters that come to its attention in respect of the Pre-Closing Tax Audit. The Parent will be entitled to participate in the defense of any Pre-Closing Tax Audit, at its own expense, and Purchaser shall not settle or compromise such Pre-Closing Tax Audit without the consent of Parent (not to be unreasonably withheld, conditioned or delayed) to the extent that such settlement or compromise could reasonably be expected to increase the Taxes or decrease the Tax attributes of Parent or any of its Affiliates (excluding, for clarity, the Transferred Entities). Section 8.4 Straddle Period. To the extent necessary to determine the allocation of Taxes in respect of a Straddle Period, Taxes of the Transferred Entities based on or measured by income, gross or net sales, payroll, payments or receipts shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period based on an interim closing of the books as of the close of business on the Closing Date and any other Taxes shall be allocated between the Pre- Closing Tax Period and the Post-Closing Tax Period on a per diem basis. Section 8.5 Closing of Tax Period. With respect to the preparation of any income Tax return for any Straddle Period, the Parties agree that: (i) all Transaction Tax Deductions shall be taken into account in the Pre-Closing Tax Period (and allocated solely to Sellers with respect to the Pre-Closing Tax Period) to the maximum extent allowable by applicable Law, determined as

-72- if the Tax year ended on and included the Closing Date; (ii) any financing or refinancing arrangements entered into at any time by or at the direction of Purchaser or its Affiliates or any other transactions entered into by or at the direction of Purchaser or its Affiliates in connection with the Transactions shall not be taken into account in the Pre-Closing Tax Period; and (iii) any items of income, gain, loss and deduction attributable to transactions undertaken by or at the direction of Purchaser or its Affiliates (including the Transferred Entities following the Closing) outside the Ordinary Course of Business on the Closing Date after the time of the Closing shall not be taken into account in the Pre-Closing Tax Period. Section 8.6 Tax Treatment of Payments. Except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code or any similar provision of state, local or foreign Law), Parent, Purchaser, the Transferred Entities and their respective Affiliates shall treat any and all payments under Section 2.7, Section 7.7 and Section 8.9 as an adjustment to the purchase price for Tax purposes. Section 8.7 Post-Closing Tax Covenant. Purchaser shall not, and shall not cause its Affiliates (including the Transferred Entities) to (i) make any Tax election with respect to any Transferred Entity, which election would be effective on or prior to the Closing Date, (ii) take any action on the Closing Date after the Closing that is outside the Ordinary Course of Business with respect to the Transferred Entities or the Business, (iii) amend any Tax Return or election made in connection with such Tax Return with respect to any of the Transferred Entities for any Tax period ending on or before the Closing Date, (iv) initiate or enter into any voluntary disclosure agreement or program with any taxing authority with respect to any Tax period ending on or before the Closing Date prior to the finalization of the Final Closing Statement, or (v) change any method of accounting for Tax purposes or Tax accounting period with respect to any Tax period or portion thereof ending on or before the Closing Date, in each case, that would reasonably be expected to increase the liability of any of the Sellers or their respective Affiliates (other than the Transferred Entities) for Taxes (including pursuant to this Agreement); provided, that nothing in this Section 8.7 or otherwise in this Agreement shall be construed to limit Purchaser’s ability to make an election under Section 338(g) of the Code (or any corresponding or similar provision of state or local Tax Law) with respect to the Sale of Shares of any non-U.S. Transferred Entity. Section 8.8 Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, Purchaser and Parent shall each pay 50% of, when due, and be responsible for, any sales, use, transfer, real property transfer, registration, documentary, conveyance, franchise, goods and services, stamp, value added or similar Taxes and related fees and costs imposed on or payable in connection with the Transactions, (“Transfer Taxes”). The party required to do so by applicable Tax Law shall prepare and file any Tax Return required to be filed with respect to any such Transfer Taxes and promptly provide a copy of such Tax Return to the other party. For the avoidance of doubt, the Closing Purchase Price set forth in this Agreement is exclusive of Transfer Taxes. Parent shall be solely responsible for any Transfer Taxes arising as a result of the Pre- Closing Restructuring. Section 8.9 Refunds. Except as otherwise provided by Section 8.5, Parent shall be entitled to retain, or receive immediate payment from Purchaser of, any Tax refund or credit to which any Transferred Entity becomes entitled with respect to any Pre-Closing Tax Period, except

-73- to the extent that such Tax refund is attributable to a net operating loss or other Tax attribute of a Transferred Entity arising after the Closing Date. Section 8.10 338(h)(10) Election and Tax Adjustment. (a) Upon the timely written request of Purchaser (the “Purchaser Request”), the parties shall join in making an election under Section 338(h)(10) of the Code with respect to the purchase of the Shares representing the stock of Precor Incorporated (the “338(h)(10) Election”), provided that, if the parties make the 338(h)(10) Election, then as an addition to the Final Purchase Price, Purchaser shall pay or cause to be paid to such Seller, in cash, the amounts (such amounts, collectively the “Tax Adjustment”) necessary to cause such Seller’s and its Affiliates’ after-Tax net proceeds from the sale of the stock of Precor Incorporated pursuant to this Agreement, to be equal to the after-Tax net proceeds that such Seller and its Affiliates would have received had the transaction instead been structured as a sale of the stock of Precor Incorporated without the 338(h)(10) Election being made, taking into account all appropriate federal, state, or local Tax implications arising from the transactions contemplated by this Agreement, including any Taxes imposed on the Tax Adjustment; provided, however, that the Tax Adjustment shall in no event be a negative number (that is, in no event shall such Seller be required to make a Tax Adjustment payment to Purchaser or the Transferred Entities). (b) In calculating the Tax Adjustment: (i) only the items of income, gain, deduction, loss, expense and credit or recapture of any of the foregoing items arising out of the transactions contemplated by this Agreement shall be considered (including without limitation any recognition of income, gain, deduction or loss or change in character thereof as a result of the transactions contemplated by this Agreement), (ii) in making such calculations, the actual federal, state and local Tax income rates applicable to such Seller (as determined by Seller in its reasonable discretion) shall be used, and (iii) notwithstanding any actual receipt thereof after the taxable year when Closing occurs, such Seller shall be deemed to have received during the taxable year when Closing occurs both the Tax Adjustment and the Final Purchase Price. (c) Within thirty (30) days after the later of (i) the final determination of Final Closing Statement pursuant to Section 2.6 or (ii) the receipt of the Purchaser Request, Parent shall provide to Purchaser a schedule, with supporting work papers, setting forth a calculation of the Tax Adjustment (the “Tax Adjustment Schedule”). During the twenty (20) days following the receipt by Purchaser of the Tax Adjustment Schedule, Purchaser and Parent shall meet and confer and attempt in good faith to agree upon and finalize the Tax Adjustment Schedule. Within thirty (30) days after receipt of such Tax Adjustment Schedule, Purchaser shall notify Parent whether Purchaser concurs or disagrees with such Tax Adjustment Schedule and, if applicable, the disagreements. If such disagreements cannot be resolved between Purchaser and Parent within ten (10) days after delivery of notice by Purchaser to Parent, the disagreements shall then be referred to the Independent Accounting Firm, which shall be selected in accordance with the procedures set forth in Section 2.6; provided, however, that the Independent Accounting Firm’s determination shall be limited to choosing the position either of Purchaser or Parent. The determination of the Independent Accounting Firm shall be final and binding. The fees of the Independent Accounting Firm shall be borne by Parent, on the one hand, and Purchaser, on the other hand, in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar

-74- values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. For clarity, Purchaser shall not be obligated to make a 338(h)(10) Election by virtue of having requested Parent to provide the Tax Adjustment Schedule or having participated in the review and negotiation of the Tax Adjustment Schedule under this Section 8.10(c); provided, that, if Purchaser does not elect to make a 338(h)(10) election after having requested that Parent provide the Tax Adjustment Schedule, Purchaser shall, upon Parent’s request, promptly reimburse Parent for its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, review and negotiation of the Tax Adjustment Schedule. (d) If Purchaser has determined that the 338(h)(10) Election should be made on or before the date that is thirty (30) days after Purchaser’s receipt of the Tax Adjustment Schedule (as provided for in Section 8.10(c) above), Purchaser shall pay the Tax Adjustment as calculated as of such time; provided that no payments of the Tax Adjustment shall be due prior to Parent having delivered to Purchaser properly executed copies of IRS Form 8023 (together with any comparable state or local Tax forms) to effect the 338(h)(10) Election. If a disagreement regarding the amount of the Tax Adjustment is pending at that time, Purchaser shall pay the undisputed portion thereof on or before such date and shall pay any remaining portion of the Tax Adjustment within five (5) days of the final determination of the Independent Accounting Firm. (e) The obligations of Purchaser to pay the Tax Adjustment shall survive until the expiration of all statutes of limitation with respect to Tax Returns of Parent, the Sellers, the Transferred Entities, and their Affiliates for the taxable years ending on or including the Closing Date and the Tax Adjustment shall be increased if required due to any final determination within the meaning of Section 1313(a) of the Code or corresponding provision of state, local or foreign income Tax law, relating to a Tax Return filed by Parent, the Sellers, the Transferred Entities, or any of their Affiliates. The amount of any such increase shall be determined by the preparation of a revised Tax Adjustment Schedule that takes into account such final determination, pursuant to the procedures set forth in this Section 8.10 (commencing with the date of notice of such final determination in lieu of the date described in Section 8.10(c)), and Purchaser shall pay any such increase in the Tax Adjustment within five (5) days after the amount of any such increase is determined in accordance with such procedures. Purchaser, Parent and the Sellers shall promptly provide written notice to each other of any audit or other investigation or that may affect the amount of the Tax Adjustment. The provisions of Section 8.3 governing Pre-Closing Tax Audits shall apply, mutatis mutandis, to any audit, investigation, or other action by a Governmental Entity of a Tax Return of Seller (or its Affiliates) to the extent such audit, investigation, or other audit would give rise to an increase in the Tax Adjustment Amount under this Section 8.10(e). ARTICLE IX CONDITIONS TO OBLIGATIONS TO CLOSE Section 9.1 Conditions to Obligation of Each Party to Close. The respective obligations of each party to effect the Sale shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

-75- (a) HSR Clearance. The expiration or early termination of the applicable waiting period under the HSR Act. (b) No Injunctions. No Governmental Entity of competent authority shall have issued an Order or enacted a Law that remains in effect and makes illegal or prohibits the consummation of the Sale (collectively, the “Legal Restraints”). Section 9.2 Conditions to Purchaser’s Obligation to Close. Purchaser’s obligation to effect the Sale shall be subject to the satisfaction or waiver at or prior to the Closing of all of the following conditions: (a) Representations and Warranties. (i) The representations and warranties of Parent set forth in Article III, Section 4.1 (Organization), Section 4.2 (Due Authorization), Section 4.3(b) (No Conflict – Organizational Documents), Section 4.5 (Capitalization) and Section 4.26 (Brokers’ Fees) shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date, except any such representations and warranties that are made as of a specific date shall be true and correct only on and as of such date; and (ii) each of the other representations and warranties of Parent set forth in Article III and Article IV shall be true and correct as of the Closing Date as if made on and as of the Closing Date (except to the extent that any representation and warranty is expressly made as of a specific date, in which case such representation and warranty need only be true and correct only on and as of such date), except in each case under this clause (ii) where the failure of any such representations and warranties to be so true and correct does not result in a Business Material Adverse Effect, provided that, solely for purposes of clause (ii), qualifications as to “materiality” and “Business Material Adverse Effect” contained in such representations and warranties shall be disregarded (except with respect to Section 4.6 (Financial Statements) and any such qualification to the extent it qualifies an affirmative requirement to list specified items on a section of the Disclosure Schedules). (b) Covenants and Agreements. The covenants and agreements of Parent to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects. The Pre-Closing Restructuring shall have been completed in accordance with Section 6.17. (c) Officer’s Certificate. Purchaser shall have received a certificate, dated as of the Closing Date and signed on behalf of Parent by an executive officer of Parent, stating that the conditions specified in Section 9.2(a), Section 9.2(b), and Section 9.2(d) have been satisfied. (d) No Material Adverse Effect. Since the date hereof, there shall not have occurred a Business Material Adverse Effect. Section 9.3 Conditions to Parent’s Obligation to Close. The obligations of Parent to effect the Sale shall be subject to the satisfaction or waiver at or prior to the Closing of all of the following conditions: (a) Representations and Warranties. (i) The representations and warranties of Purchaser set forth in the first sentence Section 5.1 and Section 5.2 shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date, except any such representations and warranties that are made as of a specific date shall be true and correct only on

-76- and as of such date; and (ii) each of the other representations and warranties of Purchaser contained in Article V shall be true and correct as of the Closing Date as if made on and as of the Closing Date; except, in the case of this clause (ii), (A) representations and warranties that are made as of a specific date shall be true and correct only on and as of such date and (B) where the failure of such representations and warranties to be true and correct (without giving effect to any qualifications as to “materiality,” “Purchaser Material Adverse Effect” or other similar qualifications as to materiality) would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. (b) Covenants and Agreements. The covenants and agreements of Purchaser to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects. (c) Officer’s Certificate. Parent shall have received a certificate, dated as of the Closing Date and signed on behalf of Purchaser by an executive officer of Purchaser, stating that the conditions specified in Section 9.3(a) and Section 9.3(b) have been satisfied. ARTICLE X TERMINATION Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of Parent and Purchaser; (b) by either Parent or by Purchaser, if the Closing shall not have been consummated on or before August 20, 2021, subject to Section 11.11 (the “Outside Date”); provided that, the right to terminate this Agreement under this clause shall not be available to any party to this Agreement whose breach or failure to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement has been the primary cause of, or has resulted in, the failure of the Closing to occur on or before such date; (c) by either Parent or Purchaser, if any Legal Restraint permanently preventing or prohibiting consummation of the Sale shall be in effect and shall have become final and non- appealable; provided that, the right to terminate this Agreement under this clause shall not be available to any party to this Agreement whose breach or failure to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement has been the primary cause of, or has resulted in, the failure of the Closing to occur on or before such date; (d) by Purchaser by notice to Parent, if Parent shall have breached or failed to perform in any respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, or any such representations or warranties have become inaccurate, and such breach, failure to perform or inaccuracy (i) would give rise to the failure of a condition set forth in Section 9.2(a), Section 9.2(b), and Section 9.2(d), and (ii) (A) is incapable of being cured prior to the Outside Date or (B) if capable of being cured prior to the Outside Date,

-77- has not been cured prior to the date that is thirty (30) days from the date that Parent is notified in writing by Purchaser of such breach or failure to perform; or (e) by Parent by notice to Purchaser, if Purchaser shall have breached or failed to perform in any respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, or any such representations or warranties have become inaccurate, and such breach, failure to perform or inaccuracy (i) would give rise to the failure of a condition set forth in Section 9.3(a) or Section 9.3(b), and (ii) (A) is incapable of being cured prior to the Outside Date or (B) if capable of being cured prior to the Outside Date, has not been cured prior to the date that is thirty (30) days from the date that Purchaser is notified in writing by Parent of such breach or failure to perform. Section 10.2 Notice of Termination. In the event of termination of this Agreement by either or both of Parent and Purchaser pursuant to Section 10.1, written notice of such termination shall be given by the terminating party to the other. Section 10.3 Effect of Termination. In the event of termination of this Agreement by either or both of Parent and Purchaser pursuant to Section 10.1, this Agreement shall terminate and become void and have no effect, and there shall be no Liability on the part of any party to this Agreement; provided that termination of this Agreement shall not relieve any party hereto from Liability for damages for willful and intentional breach of this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of Section 6.2 (Confidentiality), Section 6.3(e) (Required Actions), Article XI (General Provisions) and this Section 10.3 shall survive any termination of this Agreement. Section 10.4 Extension; Waiver. At any time prior to the Closing, either Parent, on the one hand, or Purchaser, on the other hand, may (a) extend the time for performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions of the other contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver. ARTICLE XI GENERAL PROVISIONS Section 11.1 Interpretation; Absence of Presumption. (a) The parties acknowledge that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Parent Disclosure Schedule or the Purchaser Disclosure Schedule is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material or would reasonably be expected to have a Seller Material Adverse Effect, Business Material Adverse Effect or Purchaser Material Adverse Effect, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Parent Disclosure Schedule or Purchaser Disclosure Schedule in any dispute or controversy between the parties as

-78- to whether any obligation, item or matter not described in this Agreement or included in the Parent Disclosure Schedule or Purchaser Disclosure Schedule is or is not material or would reasonably be expected to have a Seller Material Adverse Effect, Business Material Adverse Effect or Purchaser Material Adverse Effect for purposes of this Agreement. (b) For the purposes of this Agreement: (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (iv) references to “$” shall mean U.S. dollars, and any amounts that are denominated in a foreign currency shall be deemed to be converted into U.S. dollars at the applicable exchange rate in effect at 9:00 a.m., New York City time (as reported by Bloomberg L.P.) on the date for which such U.S. dollar amount is to be calculated; (v) the word “including” and words of similar import when used in this Agreement and the Ancillary Agreements shall mean “including without limitation,” unless otherwise specified; (vi) the word “or” need not be exclusive; (vii) references to “written” or “in writing” include in electronic form; (viii) provisions shall apply, when appropriate, to successive events and transactions; (ix) Parent and Purchaser have each participated in the negotiation and drafting of this Agreement and the Ancillary Agreements and if an ambiguity or question of interpretation should arise, this Agreement and the Ancillary Agreements shall be construed as if drafted jointly by the parties thereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or the Ancillary Agreements; (x) references to any Law shall be deemed to refer to such Law as amended through the date hereof and to any rules or regulations promulgated thereunder as amended through the date hereof (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any Law shall be deemed to refer to such Law and any rules or regulations promulgated thereunder as amended through such specific date); (xi) a reference to any Person includes such Person’s successors and permitted assigns; (xii) any reference to “days” shall mean calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (xiv) amounts used in any calculations for purposes of this Agreement may be either positive or negative, it being understood that the addition of a negative number shall mean the subtraction of the absolute value of such negative number and the subtraction of a negative number shall mean the addition of the absolute value of such negative number; (xv) any document or item will be deemed “delivered”, “provided” or “made available” to Purchaser within the meaning of this Agreement if, prior to the execution of this Agreement, such document or item is (A) included in the electronic data room, (B) actually delivered or provided to Purchaser or any of Purchaser’s Representatives (including by email) or (C) made available upon request, including at Parent or the Transferred Entities’ offices/ and (xvi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. If the Closing shall occur, notwithstanding anything in this Agreement to the contrary, any payment obligation of Purchaser hereunder shall be a joint and several obligation of Purchaser and the Transferred Entities. Any reference in this Agreement to a specified date shall mean 9:00 a.m.

-79- New York City time on such date (unless another time is specified). In the event of any conflict or inconsistency between the terms of this Agreement and any Ancillary Agreement, this Agreement will control. Section 11.2 Headings; Definitions. The Section and Article headings contained in this Agreement and the Ancillary Agreements are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement or the Ancillary Agreements. Section 11.3 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial. (a) This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably (i) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) waives any objection to the laying of venue of any Action relating to this Agreement or the Transactions in such court, (iv) waives and agrees not to plead or claim in any such court that any Action relating to this Agreement or the Transactions brought in any such court has been brought in an inconvenient forum, and (v) agrees that it will not bring any Action relating to this Agreement or the Transactions in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such Action, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such Action, any Delaware State court sitting in New Castle County. Each party agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 11.7. (b) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE ANCILLARY AGREEMENTS, THE CONFIDENTIALITY AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR THE ADMINISTRATION HEREOF OR THEREOF OR THE SALE OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY ANCILLARY AGREEMENTS, THE CONFIDENTIALITY AGREEMENT OR RELATED INSTRUMENTS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A

-80- JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 11.3. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 11.3 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. Section 11.4 Entire Agreement. This Agreement, together with the Ancillary Agreements and the Exhibits and Schedules hereto and thereto, and the Confidentiality Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede any prior discussion, correspondence, negotiation, proposed term sheet, letter of intent, agreement, understanding or arrangement, whether oral or in writing. Section 11.5 No Third-Party Beneficiaries. Except for Section 6.10 and Section 6.11(b) which are intended to benefit, and to be enforceable by, the Persons specified therein, this Agreement, together with the Ancillary Agreements and the Exhibits and Schedules hereto, are not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof. Section 11.6 Expenses. Except as otherwise expressly set forth in this Agreement, whether the Transactions are consummated or not, all legal and other costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses unless expressly otherwise contemplated in this Agreement. Section 11.7 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally by hand (with written confirmation of receipt and accompanied by email in accordance with clause (ii) of this Section 11.7), (ii) when sent by email (with email confirmation of receipt) or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt and accompanied by email in accordance with clause (ii) of this Section 11.7), in each case at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this Section 11.7): (a) If to Parent: Amer Sports Corporation Konepajankuja 6, P.O. Box 1000 00511 Helsinki Finland Attention: Kaisa Rotkirch E-mail: Kaisa.Rotkirch@amersports.com with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP 601 Lexington Avenue

-81- New York, New York 10022 Attention: Jonathan Davis, P.C. and Maggie Flores E-mail: jonathan.davis@kirkland.com and maggie.flores@kirkland.com (b) If to Purchaser: Peloton Interactive, Inc. 125 W. 25th Street, 11th Floor New York, NY 10001 Attention: Hisao Kushi, General Counsel E-mail: hisao@onepeloton.com with a copy (which shall not constitute notice) to: Fenwick & West LLP 902 Broadway, Suite 14 New York, New York 10010 Attention: Ethan Skerry E-mail: eskerry@fenwick.com Section 11.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns; provided that no party to this Agreement may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each other party to this Agreement, except that (a) Parent may transfer or assign, in whole or from time to time in part, its rights under this Agreement to any Affiliate of Parent, but any such transfer or assignment will not relieve Parent of any of its obligations hereunder and (b) Purchaser may transfer or assign, its rights, interests or obligations under this Agreement, in whole or from time to time in part, to one or more of its direct or indirect wholly owned Subsidiaries, but any such transfer or assignment will not relieve Purchaser of any of its obligations hereunder. Section 11.9 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party to this Agreement may, only by an instrument in writing, waive compliance by the other party to this Agreement with any term or provision of this Agreement on the part of such other party to this Agreement to be performed or complied with. The waiver by any party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Section 11.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially

-82- adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible. Section 11.11 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled in Law or in equity. Each of the parties hereto agrees that it will not oppose, and irrevocably waives its right to object to, the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any party hereto seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction. If, prior to the Outside Date, any party hereto brings any Action in accordance with Section 11.3 to enforce specifically the performance of the terms and provisions hereof by any other party, the Outside Date shall automatically be extended by (i) the amount of time during which such Action is pending, plus twenty (20) Business Days or (ii) such other time period established by the court presiding over such action. Section 11.12 No Admission. Nothing herein shall be deemed an admission by Purchaser, Parent or any of their respective Affiliates, in any Action or Action by or on behalf of a third party, that Purchaser, Parent or any of their respective Affiliates, or that such third party or any of its Affiliates, is or is not in breach or violation of, or in default in, the performance or observance of any term or provisions of any Contract. Section 11.13 No Survival of Representations and Warranties. (a) The representations, warranties, covenants and agreements in this Agreement shall terminate at the Closing or upon the termination of this Agreement pursuant to Article X, except the covenants and agreements that explicitly contemplate performance after the Closing shall survive the Closing until fully performed in accordance with their respective terms. The Parties acknowledge and agree that, other than in connection with any Fraud, from and after the Closing they shall not be permitted to make, and no party shall have any liability or obligation with respect to, any claims for any breach of any representation or warranty set forth herein or any covenant or agreement herein that is to have been performed by another party on or prior to the Closing. In furtherance of the foregoing, other than in connection with any Fraud or claims under the terms of this Agreement or any Ancillary Agreement, from and after the Closing, each party hereby waives (on behalf of itself, each of its Affiliates and each of its Representatives), to the fullest extent permitted under Law, any and all rights, claims and causes of action (including any statutory rights to contribution or indemnification) for any breach of any representation or warranty or covenant or obligation to have been performed prior to the Closing set forth herein or the subject

-83- matter of this Agreement that such party may have against the other Parties or any of their Affiliates or any of their respective Representatives arising under or based upon any theory whatsoever, under any Law, contract, tort or otherwise (including any claims arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any other Environmental, Health and Safety Laws). (b) The Purchaser hereby acknowledges and agrees that, except as expressly provided in Section 2.7, the foregoing Section 11.13(a), otherwise pursuant to this Agreement or any Ancillary Agreement or in connection with any Fraud, from and after Closing none of Parent, its Representatives or any of their respective Affiliates, officers, managers, employees or agents, shall have any liability, responsibility or obligation arising under this Agreement or any exhibit or Schedule hereto, or any certificate or other document entered into, made, delivered, or made available in connection herewith, or as a result of any of the Transactions, such provisions and other documents being the sole and exclusive remedy (as between the Purchaser and its Affiliates, on the one hand, and the Parent and its Affiliates, on the other hand) for all claims, disputes and losses arising hereunder or thereunder or in connection herewith or therewith, whether purporting to sound in contract or tort, or at Law or in equity, or otherwise (including any claims arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any other Environmental, Health and Safety Laws). Section 11.14 Legal Representation. Purchaser (on behalf of itself and on behalf of the Transferred Entities following the Closing) hereby agree, on their own behalf and on behalf of their directors, members, officers, employees and Affiliates, and each of their successors and assigns (all such parties, the “Waiving Parties”), that Kirkland & Ellis LLP (“K&E”) (or any successor) may represent Parent or any Affiliate of the Parent Group, in each case, in connection with any Action arising out of or relating to this Agreement, the Ancillary Agreements or the Transactions notwithstanding its representation of Parent and/or any of its Subsidiaries, and Purchaser on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any actual or potential conflict of interest or any objection arising from K&E’s representation of Parent and/or any of its Subsidiaries on or before the Closing. Purchaser acknowledges that the foregoing provision applies whether or not K&E provides legal services to the Transferred Entities after the Closing Date. Purchaser, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications between the Transferred Entities and their counsel, including K&E, made prior to the Closing to the extent related to the negotiation, preparation, execution, delivery and performance under, or any dispute or proceeding arising out of or relating to, this Agreement, any Ancillary Agreements or the consummation of the Transactions, or any matter relating to any of the foregoing, are privileged communications that are the property of the Transferred Entities (after the Closing) and are controlled by Purchaser. Section 11.15 No Recourse Against Non-Parties. (a) All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or any Ancillary Agreement, or the negotiation, execution or performance of this Agreement or any Ancillary Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement or any Ancillary Agreement), may be made only against (and subject to the terms and conditions thereof) the entities that are expressly identified as parties hereto and thereto and (b) no Person who is not a named party to this Agreement or any Ancillary Agreement, including, without limitation, any past,

-84- present or future director, officer, employee, incorporator, member, manager, partner, equityholder, Affiliate, agent, attorney or Representative of any named party to this Agreement or any Ancillary Agreement (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or any Ancillary Agreement or for any claim based on, in respect of, or by reason of this Agreement or any Ancillary Agreement or its negotiation or execution, and each party hereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. Non-Party Affiliates are expressly intended as third party beneficiaries of this provision of this Agreement. Section 11.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic method shall be as effective as delivery of a manually executed counterpart of this Agreement. [Remainder of page intentionally left blank]

[Signature Page to Stock and Asset Purchase Agreement] IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written. AMER SPORTS CORPORATION By: ______________________________ Name: Jussi Siitonen Title: Director By: ______________________________ Name: Huang Andrew Chih-Chun Title: Director By: ______________________________ Name: Tao Tak Yan Dennis Title: Director /s/ Jussi Siitonen /s/ Huang Andrew Chih-Chun /s/ Tao Tak Yan Dennis

[Signature Page to Stock and Asset Purchase Agreement] IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written. PELOTON INTERACTIVE, INC. By:________________________ Name:_____________________ Title:______________________ /s/ William Lynch William Lynch President